EXHIBIT 10.16.2


                       AMENDED AND RESTATED LOAN AGREEMENT

                                  By and Among:

                                 AHM SPV I, LLC,
                                As the Borrower,

                      LA FAYETTE ASSET SECURITIZATION LLC,
                                  As an Issuer,

                         AMSTERDAM FUNDING CORPORATION,
                                  As an Issuer,

                               BARTON CAPITAL LLC,
                                  As an Issuer,

                        PARK AVENUE RECEIVABLES COMPANY,
                                  As an Issuer,

                             CALYON NEW YORK BRANCH,
          As a Bank, a Managing Agent and as the Administrative Agent,

                              LLOYDS TSB BANK PLC,
                                   As a Bank,

                               ABN AMRO BANK N.V.,
                       As a Bank and as a Managing Agent,

                                SOCIETE GENERALE,
                       As a Bank and as a Managing Agent,

                            JPMORGAN CHASE BANK, N.A.
                       As a Bank and as a Managing Agent,

                                       and

                     AMERICAN HOME MORTGAGE SERVICING, INC.,
                                 As the Servicer

                          Dated as of November 22, 2005

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I GENERAL TERMS......................................................2
      1.1.  Certain Definitions..............................................2
      1.2.  Other Definitional Provisions...................................32

ARTICLE II AMOUNT AND TERMS OF COMMITMENT...................................33
      2.1.  Maximum Facility Amount.........................................33
      2.2.  Promissory Notes................................................35
      2.3.  Notice and Manner of Obtaining Borrowings.......................35
      2.4.  Fees............................................................37
      2.5.  Prepayments.....................................................38
      2.6.  Business Days...................................................38
      2.7.  Payment Procedures..............................................38
      2.8.  The Reserve Account.............................................42
      2.9.  Interest Allocations............................................44
      2.10. Interest Rates..................................................44
      2.11. Quotation of Rates..............................................44
      2.12. Default Rate....................................................44
      2.13. Interest Recapture..............................................44
      2.14. Interest Calculations...........................................45
      2.15. Interest Period.................................................45
      2.16. Additional Costs................................................46
      2.17. Additional Interest on Advances Bearing a Eurodollar Rate.......48
      2.18. Consequential Loss..............................................48
      2.19. Taxes...........................................................48
      2.20. Replacement Banks...............................................50
      2.21. LIBOR Determination Date........................................51

ARTICLE III COLLATERAL......................................................51
      3.1.  Collateral......................................................51
      3.2.  Delivery of Collateral to Collateral Agent......................52
      3.3.  Redemption of Mortgage Collateral...............................53
      3.4.  Releases of Mortgage Notes for Servicing........................56
      3.5.  Collateral Reporting............................................56
      3.6.  Hedge Reporting.................................................56
      3.7.  Servicer Monthly Reporting......................................56
      3.8.  Approved Take-Out Investor Reporting............................57

ARTICLE IV CONDITIONS PRECEDENT.............................................57
      4.1.  Initial Borrowing under this Agreement..........................57
      4.2.  All Borrowings..................................................58

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................60
      5.1.  Representations of the Borrower and the Servicer................60
      5.2.  Additional Representations of the Borrower......................63


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      5.3.  Additional Representations and Warranties of the
            Servicer........................................................65
      5.4.  Survival of Representations.....................................66

ARTICLE VI AFFIRMATIVE COVENANTS............................................66
      6.1.  Financial Statements and Reports................................66
      6.2.  Taxes and Other Liens...........................................68
      6.3.  Maintenance.....................................................68
      6.4.  Further Assurances..............................................68
      6.5.  Compliance with Laws............................................69
      6.6.  Insurance.......................................................69
      6.7.  Accounts and Records............................................70
      6.8.  Periodic Visits.................................................70
      6.9.  Notice of Certain Events........................................70
      6.10. Performance of Certain Obligations..............................71
      6.11. Use of Proceeds; Margin Stock...................................71
      6.12. Notice of Default...............................................72
      6.13. [Reserved]......................................................72
      6.14. Compliance with Material Agreements.............................72
      6.15. Operations and Properties.......................................72
      6.16. Hedges..........................................................72
      6.17. Full Disclosure.................................................72
      6.18. Environmental Compliance........................................72
      6.19. Closing Instructions............................................73
      6.20. Special Affirmative Covenants Concerning Collateral.............73
      6.21. Corporate Separateness..........................................73

ARTICLE VII NEGATIVE COVENANTS..............................................75
      7.1.  Limitations on Mergers and Acquisitions.........................75
      7.2.  Fiscal Year.....................................................75
      7.3.  Business........................................................75
      7.4.  Use of Proceeds.................................................75
      7.5.  Actions with Respect to Collateral..............................76
      7.6.  Liens...........................................................76
      7.7.  Employee Benefit Plans..........................................76
      7.8.  Change of Principal Office......................................76
      7.9.  No Commercial, A&D, Etc. Loans..................................77
      7.10. [Reserved]......................................................77
      7.11. Indebtedness....................................................77
      7.12. Deposits to Collection Account..................................77
      7.13. Transaction Documents...........................................77
      7.14. Distributions, Etc..............................................77
      7.15. Limited Liability Company Agreement.............................77
      7.16. Minimum Tangible Net Worth......................................78
      7.17. Positive Net Income of Performance Guarantor....................78
      7.18. Collateral Value to Adjusted Consolidated Funded Debt Ratio.....78

ARTICLE VIII EVENTS OF DEFAULT..............................................78


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      8.1.  Nature of Event.................................................78
      8.2.  Default Remedies................................................83
      8.3.  Paydowns........................................................84
      8.4.  Waivers of Notice, Etc..........................................84

ARTICLE IX THE ADMINISTRATIVE AGENT.........................................85
      9.1.  Authorization...................................................85
      9.2.  Reliance by Agent...............................................85
      9.3.  Agent and Affiliates............................................86
      9.4.  Lender Decision.................................................86
      9.5.  Rights of the Administrative Agent..............................86
      9.6.  Indemnification of Administrative Agent.........................86
      9.7.  UCC Filings.....................................................86
      9.8.  Notices and Payments to Managing Agents.........................87

ARTICLE X INDEMNIFICATION...................................................87
      10.1. Indemnities by the Borrower.....................................87

ARTICLE XI ADMINISTRATION AND COLLECTION OF MORTGAGE LOANS..................88
      11.1. Designation of Servicer.........................................88
      11.2. Duties of Servicer..............................................88
      11.3. Certain Rights of the Administrative Agent......................89
      11.4. Rights and Remedies.............................................89
      11.5. Indemnities by the Servicer.....................................90

ARTICLE XII THE MANAGING AGENTS.............................................91
      12.1. Authorization...................................................91
      12.2. Reliance by Agent...............................................91
      12.3. Agent and Affiliates............................................92
      12.4. Notices.........................................................92
      12.5. Lender Decision.................................................92
      12.6. Indemnification of Managing Agents..............................92

ARTICLE XIII MISCELLANEOUS..................................................93
      13.1. Notices.........................................................93
      13.2. Amendments, Etc.................................................96
      13.3. Invalidity......................................................97
      13.4. Restrictions on Informal Amendments.............................97
      13.5. Cumulative Rights...............................................98
      13.6. Construction; Governing Law.....................................98
      13.7. Interest........................................................98
      13.8. Right of Offset.................................................99
      13.9. Successors and Assigns..........................................99
      13.10. Survival of Termination.......................................101
      13.11. Exhibits......................................................101
      13.12. Titles of Articles, Sections and Subsections..................101
      13.13. Counterparts..................................................101
      13.14. No Proceedings................................................101


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      13.15. Confidentiality...............................................102
      13.16. Recourse Against Directors, Officers, Etc.....................102
      13.17. Waiver of Jury Trial..........................................103
      13.18. Consent to Jurisdiction; Waiver of Immunities.................103
      13.19. Costs, Expenses and Taxes.....................................103
      13.20. Entire Agreement..............................................104
      13.21. Excess Funds..................................................104


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SCHEDULES AND EXHIBITS

Schedule I        Bank Commitments and Percentages - ss.3.2(b)

Schedule II       Approved Take-Out Investors - ss.3.2(b)

Schedule III      Litigation - ss.5.1(g)(i)

Exhibit A         Form of Assignment and Acceptance - ss.1.1

Exhibit B         Form of Subordination Agreement - ss.4.1(f)

Exhibit C         Form of Borrowing Report - ss.2.3(a)(i)

Exhibit D         Collateral Agency Agreement - ss.1.1

Exhibit D-1       Definitions - ss.1

Exhibit D-2       Form of Security Agreement - ss.3.1(a)

Exhibit D-3       Form of Collection Account Control Agreement - ss.3.1(b)

Exhibit D-4       Form of Assignment - ss.3.1(c) and ss.3.2(a)

Exhibit D-5       Form of Transfer Request - ss. 3.3(a)

Exhibit D-5A      Form of Shipping Request - ss.3.3(b)

Exhibit D-6(a)    Form of Bailee and Security Agreement Letter - ss.
                  3.4(b)(i)

Exhibit D-6(b)    Form of Bailee and Security Agreement Letter for Pool
                  Custodian ss. 3.4(b)(i)

Exhibit D-7       Form of Trust Receipt and Security Agreement for
                  Approved Take-Out Investors - ss.3.5

Exhibit D-8       Collateral Agent Daily Report - ss.3.5

Exhibit D-9       Borrowing Report

Exhibit D-10      UCC Financing Statements - ss.3.1(d)

Exhibit D-11      Collection Account Release Notice

Exhibit D-12      Assignment of Trade

Exhibit E         Form of Promissory Note - ss. 2.2

Exhibit F         Form of Servicer Monthly Report - ss. 3.7

Exhibit G-1       Form of Servicer Performance Guaranty


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Exhibit G-2       Form of Originator Performance Guaranty

Exhibit H-1       Servicer's Quarterly Officer's Certificate - ss. 6.1(e)

Exhibit H-2       Borrower's Quarterly Officer's Certificate - ss. 6.1(e)

Exhibit I         [Reserved].

Exhibit J         [Reserved].

Exhibit K         Form of Hedge Report - ss. 3.6

Exhibit L         Form of Reserve Account Control Agreement

Exhibit M         Each Originator's Underwriting Guidelines

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

                       AMENDED AND RESTATED LOAN AGREEMENT
                          Dated as of November 22, 2005

      THIS AMENDED AND RESTATED LOAN AGREEMENT, among AHM SPV I, LLC, a Delaware limited liability company (hereinafter, together with its successors and assigns, the "Borrower"), LA FAYETTE ASSET SECURITIZATION LLC, a Delaware limited liability company (hereinafter, together with its successors and assigns, "La Fayette"), AMSTERDAM FUNDING CORPORATION, a Delaware corporation (hereinafter, together with its successors and assigns, "Amsterdam"), BARTON CAPITAL LLC, a Delaware limited liability company (hereinafter, together with its successors and assigns, "Barton"), PARK AVENUE RECEIVABLES COMPANY, a Delaware corporation (hereinafter, together with its successors and assigns, "Park Avenue"), CALYON NEW YORK BRANCH ("Calyon"), as a Bank, as a Managing Agent and the Administrative Agent, LLOYDS TSB BANK PLC ("Lloyds"), as a Bank, ABN AMRO BANK N.V. ("ABN AMRO"), as a Bank and as a Managing Agent, SOCIETE GENERALE ("SG"), as a Bank and as a Managing Agent, JPMORGAN CHASE BANK, N.A. ("JPMorgan"), as a Bank and as a Managing Agent, and AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation, as the Servicer (hereinafter, together with its successors and assigns, the "Servicer").

                                    RECITALS

      1. Capitalized terms used in these Recitals and not defined in the preamble above have the meanings set forth in Article I.

      2. The Borrower, La Fayette as an Issuer, Calyon as a Bank and as the Administrative Agent, and American Home Mortgage Corp. have entered into that certain Loan Agreement dated as of August 8, 2003, as amended from time to time (the "Original Loan Agreement").

      3. Pursuant to an Assignment and Assumption Agreement dated April 6, 2005, Lloyds became a party to the Original Loan Agreement.

      4. The Borrower, La Fayette as an Issuer, and Calyon as a Bank and as the Administrative Agent, and Lloyds, as a Bank, now wish to amend and restate the Original Loan Agreement in order to replace American Home Mortgage Corp. with American Home Mortgage Servicing, Inc. as the Servicer, to add Amsterdam, Barton, Park Avenue, ABN AMRO, SG and JPMorgan as parties thereto and to amend certain other provisions thereof.

      5. The Originators are engaged in the business of originating, acquiring, investing in, marketing and selling, for their own account, mortgage loans that are made either to finance the purchase of one- to four-family owner-occupied homes or to refinance loans secured by such properties.

      6. The Borrower has purchased, and may continue to purchase, Eligible Mortgage Loans from the Originators, as determined from time to time by the Borrower and the Originators.

      7. In order to finance such purchases, the Borrower has requested that the Lenders provide the Borrower with credit in the form of revolving loans on the terms and conditions set forth herein.

      8. The Issuers may, in their sole discretion (except that Barton shall), and the Banks (other than the Banks in the SG Group) shall, in each case subject to the terms and conditions contained in this Agreement, make Advances to the Borrower secured by a lien on, and security interest in, the Mortgage Loans and certain other Collateral.

      9. The Lenders have appointed the Administrative Agent as their agent to perform certain administrative duties for the Lenders including, among other things, the administration of the funding of the transactions hereunder and the making of certain determinations hereunder and in connection herewith.

                                   AGREEMENTS

      In consideration of the recitals and the representations, warranties, conditions, covenants and agreements made in this Agreement, the sufficiency of which are acknowledged by all parties hereto, the Borrower, the Lenders, the Servicer, the Managing Agents and the Administrative Agent, intending to be legally bound, hereby establish a warehouse line of credit in the amount of the Maximum Facility Amount. Accordingly, the Borrower, the Lenders, the Administrative Agent, the Managing Agents and the Servicer covenant and agree as follows:

                                    ARTICLE I

                                  GENERAL TERMS

      1.1. Certain Definitions.

      As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "ABN AMRO" has the meaning specified in the preamble of this Agreement.

      "ABN AMRO Group" means Amsterdam and ABN AMRO.

      "ABR Allocation" means all or any portion of Principal Debt if interest thereon is calculated by reference to the Eurodollar Rate or the Alternate Base Rate.

      "Accepted Servicing Standards" means the same manner in which the Servicer services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to any relationship that the Servicer or any Affiliate of the Servicer may have with the related Obligor, or the Servicer's right to receive compensation for its services hereunder.


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      "Adjusted Consolidated Funded Debt" means, on any date of determination, the sum of (a) the Consolidated Funded Debt of AHMIC and any other Person which would be reflected on the consolidated balance sheet of AHMIC prepared in accordance with GAAP if such balance sheet were prepared as of such date of determination, less (b) 50% of any Subordinated Debt, less (c) the mortgage debt associated with the building and the land located at 538 Broadhollow Road, Melville, New York.

      "Administrative Agent" means Calyon, in its capacity as administrative agent for the Lenders, or any successor administrative agent.

      "Administrative Agent's Account" means, the special account (account number 01-50576-0001-00-001, ABA No. 026008073) of Calyon maintained at the office of Calyon New York Branch at 1301 Avenue of the Americas, New York, New York.

      "Advance" means any amount disbursed by the Lenders to the Borrower pursuant to Section 2.1, whether such amount constitutes an original disbursement of funds to the Borrower under this Agreement or a continuation of an amount outstanding.

      "Advance Rate" means (i) with respect to a Conforming Loan, ninety-eight percent (98%) or, if a Conforming FICO Score Trigger Event or Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero, (ii) with respect to a Jumbo Loan (other than a Super Jumbo Loan), ninety-eight percent (98%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero, (iii) with respect to a Super Jumbo Loan, ninety-five percent (95%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero and (iv) with respect to an Alt-A Loan, ninety seven percent (97%) or, if a Non-Conforming FICO Score Trigger Event or Non-Conforming Loan-to-Value Ratio Trigger Event has occurred and is continuing, as reported to the Collateral Agent by the Administrative Agent, then zero.

      "Advanced Funds" means funds advanced to an escrow agent for purposes of funding a Mortgage Loan to be pledged hereunder.

      "Affected Party" means each Lender, the Administrative Agent, each Managing Agent, any bank party to a Liquidity Agreement, any party providing credit enhancement or liquidity to any issuer, and any permitted assignee or participant of any such bank, and any holding company of an Affected Party.

      "Affiliate" of any Person means (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or (b) any other Person who is a director, officer or employee (i) of such Person, or (ii) of any Person described in the preceding clause (a). For purposes of this definition, the term "control" (and the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession or ownership, directly or indirectly, of the power either (x) to direct or cause the direction of the management and policies of such Person, whether by contract or


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otherwise, or (y) vote 10% or more of the securities having ordinary power in the election of directors of such Person.

      "Aggregate Collateral Value" means an amount equal to the sum of the products of the book values (as determined in accordance with GAAP) of the consolidated assets of AHMIC and its Subsidiaries, such assets being categorized in the classes set forth on the calculation schedule that is part of Exhibit E attached to the Credit Agreement, times the percentage multiplier for each such class set forth on such calculation schedule.

      "Agreement" or the "Loan Agreement" means this Amended and Restated Loan Agreement, as amended, restated, modified or supplemented from time to time.

      "AHMIC" means American Home Mortgage Investment Corp., a Maryland corporation.

      "Alt-A Loan" means a Mortgage Loan (other than a Conforming Loan or a Jumbo Loan) that (1) does not conform to the conventional underwriting standards of Fannie Mae, Freddie Mac or Ginnie Mae but that is underwritten in a manner designed to be purchased by an Approved Take-Out Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), within guidelines generally acceptable to industry norms for "Alt-A" loans, (2) has a demonstrated secondary market and is readily securitizable, and (3) matches all applicable requirements for purchase under the requirements of a Take Out Commitment or Hedge specifically issued for the purchase of such Mortgage Loan.

      "Alternate Base Rate" means, with respect to any Group Bank, on any date, a fluctuating rate of interest per annum equal to the higher of:

      (a) the rate of interest most recently announced by such Group Bank as its base rate, changing when and as said base rate changes; or
      (b) the Federal Funds Rate (as defined below) most recently determined by the Administrative Agent plus 1.0% per annum.

For purposes of this definition, "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to
(i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or
(ii) if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by any Group Bank in connection with extensions of credit.

      "Amended and Restated Administrative Agent Fee Letter" means that certain letter, dated as of the date hereof, among the Administrative Agent, the Borrower and the Servicer, regarding fees for the Administrative Agent.


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      "Amsterdam" has the meaning specified in the preamble of this Agreement.

      "Annual Extension Date" shall mean (i) November 21, 2006, and (ii) thereafter, if consented to by the Lenders, the Managing Agents and the Administrative Agent pursuant to Section 2.1(a), the date that is specified by the Lenders, the Managing Agents and the Administrative Agent in the applicable consent, which date shall not be more than 364 days following the then effective Annual Extension Date.

      "Approved Hedge Counterparty" means:

      (a) Fannie Mae, Freddie Mac or Ginnie Mae, or

      (b) any Person with short-term ratings of at least P-1 from Moody's and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least Aa2 by Moody's, and either at least AA from S&P or at least AA from Fitch, or

      (c) any Person with short-term ratings of at least P-1 from Moody's, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least A2 from Moody's, and either at least A from S&P or at least A from Fitch, limited to a concentration limit of 50% of the concentration percentage for such Person as shown on Schedule II, or such other concentration percentage approved by the Majority Banks, or

      (d) all other Persons as may be approved by the Majority Banks, which approvals may be subject to certain concentration limits;

provided that (i) except for an Approved Hedge Counterparty defined above in section (d), if an Approved Hedge Counterparty has a short-term rating or a long-term unsecured debt rating at the time such Person becomes an "Approved Hedge Counterparty" and such Person's short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an "Approved Hedge Counterparty"; provided, further, that with respect to any Hedges issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an "Approved Hedge Counterparty" sixty
(60) days following such downgrade or withdrawal; and (ii) if an Approved Hedge Counterparty does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an "Approved Hedge Counterparty" upon prior written notice from the Administrative Agent, which shall provide such notice if the Administrative Agent has (or if the Majority Banks notify the Administrative Agent that they have) good faith concerns about the future performance of such Person; provided, further, that with respect to any Hedges issued by such Person prior to such notice, such Person shall cease to be an "Approved Hedge Counterparty" sixty (60) days following such notice.

      "Approved Take-Out Investor" means:

      (a) Fannie Mae, Freddie Mac or Ginnie Mae, or


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

      (b) any Person with short-term ratings of at least P-1 from Moody's, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least Aa2 by Moody's, and either at least AA from S&P or at least AA from Fitch, or

      (c) any Person with short-term ratings of at least P-1 from Moody's, and either at least A-1 from S&P or at least F1 from Fitch, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least A2 from Moody's, and either at least A from S&P or at least A from Fitch, limited to a concentration limit of 50% of the concentration percentage for such Person as shown on Schedule II, or such other concentration percentage approved by the Majority Banks, or

      (d) all other Persons as may be approved by the Majority Banks, which approvals may be subject to certain concentration limits;

provided that (i) except for an Approved Take-Out Investor defined above in section (d), if an Approved Take-Out Investor has a short-term rating or a long-term unsecured debt rating at the time such Person becomes an "Approved Take-Out Investor" and such Person's short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an "Approved Take-Out Investor"; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an "Approved Take-Out Investor" sixty (60) days following such downgrade or withdrawal; and (ii) if an Approved Take-Out Investor does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an "Approved Take-Out Investor" upon prior written notice from the Administrative Agent, which shall provide such notice if the Administrative Agent has (or if the Majority Banks notify the Administrative Agent that they have) good faith concerns about the future performance of such Person; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to such notice, such Person shall cease to be an "Approved Take-Out Investor" sixty (60) days following such notice.

As of the date of this Agreement, Schedule II hereto sets forth the Approved Take-Out Investors pursuant to the preceding clauses (b) and (c) (and any applicable concentration limits). Schedule II shall be updated from time to time as Approved Take-Out Investors are added or deleted or concentration limits are changed pursuant to the preceding clauses (b) and (c).

      "Assignment" is defined in the Collateral Agency Agreement.

      "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee and the Administrative Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit A hereto.


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

      "Availability" means, at the time determined, the Maximum Facility Amount minus the Principal Debt.

      "Available Collateral Value" means, at the time determined, the excess of the Collateral Value of all Eligible Mortgage Collateral over the Principal Debt.

      "Bailee and Security Agreement Letter" is defined in Section 3.4(b)(i) of the Collateral Agency Agreement.

      "Bank" means each of Calyon, Lloyds, ABN AMRO, SG, JPMorgan and each respective Eligible Assignee that shall become a party to this Agreement pursuant to an Assignment and Acceptance and in accordance with Section 13.9 hereof.

      "Bank Commitment" means, (a) with respect to Calyon, Lloyds, ABN AMRO, JPMorgan and SG, the amounts set forth on Schedule I hereto, and (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced by each Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Maximum Facility Amount pursuant to the terms of this Agreement shall (unless otherwise agreed by all the Banks) reduce ratably (or terminate) each Bank's Bank Commitment. At no time shall the aggregate Bank Commitments of all Banks exceed the Maximum Facility Amount. Notwithstanding anything to the contrary herein, the Group Banks related to Barton shall have no commitment hereunder to make Advances, but Barton shall have a commitment equal to the Bank Commitment of its related Group Banks.

      "Bank Commitment Percentage" means, for any Bank as of any date, the amount obtained by dividing such Bank's Bank Commitment on such date by the aggregate Bank Commitments of all related Group Banks on such date. As of the date of this Agreement, the Bank Commitment Percentage for each Bank is as set forth on Schedule I hereto.

      "Bank Margin" means the margin set forth in the Managing Agents Fee
Letter.

      "Barton" has the meaning specified in the preamble of this Agreement.

      "Base Rate Advance" means an Advance that bears interest at a rate per annum determined on the basis of the Alternate Base Rate.

      "Borrower" has the meaning specified in the preamble of this Agreement.

      "Borrowing" means Advances by the Lenders under this Agreement.

      "Borrowing Date" means the date, identified by the Borrower in the relevant Borrowing Report, as the date on which a Borrowing is to be made.

      "Borrowing Report" means a request, in the form of Exhibit C to this Agreement, for a Borrowing pursuant to Article II.

      "Business Day" means (a) a day on which (i) commercial banks in New York City, New York and Chicago, Illinois, are not authorized or required to be closed and (ii) commercial banks in the State in which the Collateral Agent has its principal office are not authorized or required to be closed, and (b) if this definition of "Business Day" is utilized in connection with a Eurodollar Advance, a day on which dealings in United States dollars are carried out in the London interbank market.

      "Calyon" has the meaning set forth in the preamble of this Agreement and its successors and assigns.

      "Calyon Group" means La Fayette, and each Group Bank of La Fayette.

      "Closing Protection Rights" means any rights of the Originators or the Borrower to or under (i) a letter issued by a title insurance company to any of the Originators assuming liability for certain acts or failure to act on behalf of a named closing escrow agent, approved attorney or similar Person in connection with the closing of a Mortgage Loan transaction, (ii) a bond, insurance or trust fund established to protect a mortgage lender against a loss or damage resulting from certain acts or failure to act of a closing escrow agent, approved attorney, title insurance company or similar Person, or (iii) any other right or claim that any of the Originators or the Borrower may have against any Person for any loss or damage resulting from such Person's acts or failure to act in connection with the closing of a Mortgage Loan and the delivery of the related Mortgage Loan Collateral to the Collateral Agent, any of the Originators or to the Borrower.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means Property that is subject to a Lien for the benefit of the holders of the Obligations.

      "Collateral Agency Agreement" means the Amended and Restated Collateral Agency Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and the Administrative Agent, substantially in the form of Exhibit D hereto, as amended, supplemented, restated or otherwise modified from time to time.

      "Collateral Agent" means Deutsche Bank National Trust Company, and its successors and assigns.

      "Collateral Agent Daily Report" is defined in Section 3.8(a) of the Collateral Agency Agreement.

      "Collateral Deficiency" means, at any time, the amount by which the Principal Debt exceeds the lesser of (a) the Collateral Value of all Eligible Mortgage Collateral and (b) if the Collateral Agent holds no Eligible Mortgage Collateral, zero.

      "Collateral Proceeds" means all amounts received by the Borrower, the Servicer, the Administrative Agent, the Lenders, the Collateral Agent or any other Person, in respect of the Collateral, whether in respect of principal, interest, fees or other amounts, including, without limitation, (i) all amounts received pursuant to Take Out Commitments or Hedges, and (ii) with respect to any Mortgage Loan, all funds that are received from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, escrow payments, interest and all other charges) in respect of such Mortgage Loan, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Borrower or Servicer applies in the ordinary course of its business to amounts owed in respect of such Mortgage Loan and net proceeds of sale or other disposition of Property of the Obligor or any other party directly or indirectly liable for payment of such Mortgage Loan and available to be applied thereon).

      "Collateral Value" means

      (A) with respect to each Eligible Mortgage Loan and at all times, an amount equal to the Advance Rate for such Eligible Mortgage Loan times the least of:

            (1) the lesser of the original principal amount of such Eligible Mortgage Loan or the acquisition price paid by the related Originator on the closing and funding of such Eligible Mortgage Loan;

            (2) a ratable amount determined by multiplying (a) the weighted average Market Value of all Mortgage Loans owned by the Originators or the Borrower, as reflected on the most recent Collateral Agent Daily Report (it being understood that the Servicer shall provide to the Collateral Agent such Market Values as of the close of business on the last Business Day of the previous week (or, while a Default or Event of Default is continuing, more frequently if so directed by the Administrative Agent) times (b) the original principal amount of such Eligible Mortgage Loan; and

            (3) while a Default or Event of Default is continuing or upon the direction of any Managing Agent, the Market Value of such Eligible Mortgage Loan; and

      (B) with respect to the Collection Account, the balance of collected funds therein that is not subject to any Lien in favor of any Person other than the Lien in favor of the Administrative Agent for the benefit of the holders of the Obligations;

provided, however, that

      (a) at any time, the portion of total Collateral Value that may be attributable to Jumbo Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount;

      (b) at any time, the portion of total Collateral Value that may be attributable to Super Jumbo Loans shall not exceed three percent (3%) of the Maximum Facility Amount, which percentage is a sublimit of the limitation set forth in clause (a), equal to 6% of the 50% set forth in clause (a) above;

      (c) at any time, the portion of total Collateral Value that may be attributable to Alt-A Loans shall not exceed thirty-five percent (35%) of the Maximum Facility Amount;

      (d) at any time, the portion of total Collateral Value that may be attributable to Non-Conforming Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount;

      (e) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans with a Loan-to-Value Ratio greater than 95% shall not exceed five percent (5%) of the Maximum Facility Amount;

      (f) at any time, the portion of total Collateral Value that may be attributable to Eligible Mortgage Loans (a) with a FICO Score less than or equal to 640 shall not exceed twenty-five percent (25%) of the Maximum Facility Amount and (b) with a FICO Score less than or equal to 620 shall not exceed five percent (5%) of the Maximum Facility Amount;

      (g) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans for which the Mortgage Notes have been withdrawn pursuant to Section 3.5 of the Collateral Agency Agreement shall not exceed 2.5% of the Maximum Facility Amount;

      (h) [Reserved];

      (i) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans owned by the Borrower for more than 90 days shall be zero; provided, that, this clause
(i) shall not apply to 5% of the total Collateral Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans owned by the Borrower for more than 90 days but less than 180 days;

      (j) a Mortgage Loan that ceases to be an Eligible Mortgage Loan shall have a Collateral Value of zero;

      (k) at any time, (A) except the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans shall not exceed thirty percent (30%) of the Maximum Facility Amount, and
(B) during the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount (it being understood that on any day the Collateral Value of a Wet Loan with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date of origination of the Wet Loan shall be zero until such Principal Mortgage Documents are so delivered); and

      (l) at any time, a Mortgage Loan with respect to which to the related Obligor is sixty (60) days or more in payment default, shall have a Collateral Value of zero.

      "Collection Account" means the account established pursuant to Section 2.7(b) to be used for (i) the deposit of proceeds from the sale of Mortgage Loans; and (ii) the payment of the Obligations, it being understood that such account is controlled by the Administrative Agent pursuant to the Collection Account Control Agreement, and the Administrative Agent has the authority to direct the transfer of all funds from the Collection Account.

      "Collection Account Bank" means, initially, Deutsche Bank National Trust Company and, at any time, the institution then holding the Collection Account in accordance with the terms of the Collection Account Control Agreement.

      "Collection Account Control Agreement" means the Amended and Restated Collection Account Control Agreement, dated as of the date hereof, among the Borrower, the Servicer, the Administrative Agent and the Collection Account Bank, substantially in the form of Exhibit D-3 hereto, as amended, modified or supplemented from time to time.

      "Collection Period" means, initially, the period commencing on the Initial Funding Date and ending on November 30, 2005, and thereafter, each calendar month, beginning on the first day of each month and including the last day of the month.

      "Collections" means, with respect to any Mortgage Asset, all cash collections (other than in respect of escrows for taxes and insurance premiums payable under the related Mortgage Loan) and other cash proceeds of such Mortgage Asset.

      "Commercial Paper Notes" means short-term promissory notes issued or to be issued by the Issuers to fund or maintain their Advances or investments in other financial assets.

      "Commercial Paper Rate" for any Interest Period for the related Advance means:

      (A)(a) with respect to the portion of such Advance funded by La Fayette, a rate per annum equal to the sum of

             (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes having a term equal to such Interest Period and to be issued to fund or to maintain such Advance by La Fayette (including, without limitation, Principal Debt and accrued and unpaid interest), may be sold by any placement agent or commercial paper dealer selected by the Managing Agent for La Fayette, as agreed between each such agent or dealer and such Managing Agent, plus

             (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum, provided the commissions and charges by the agent or dealer must in the good faith judgment of the Managing Agent for La Fayette be within market range; plus

             (iii) the Conduit Spread; or

         (b) such other rate as La Fayette and the Borrower shall agree to in writing;

      (B) with respect to the portion of such Advance funded by Amsterdam, a rate per annum equal to the Conduit Spread plus the weighted average of the rates at which commercial paper notes having a term equal to such Interest Period may be sold by any CP Dealer selected by Amsterdam, as agreed between each such CP Dealer and Amsterdam. If such rate is a discount rate, the CP Rate shall be the rate resulting from Amsterdam's converting such discount rate to an interest-bearing equivalent rate. The Commercial Paper Rate shall include all costs and expenses to Amsterdam of issuing the related commercial paper notes, including all dealer commissions and note issuance costs in connection therewith;

      (C) with respect to the portion of such Advance funded by Barton, a rate (or, if more than one rate, the weighted average of the rates) per annum equal to the Conduit Spread plus the applicable commercial paper issued by Barton and allocated to fund Advances hereunder, which Commercial Paper Notes may be sold by any placement agent or commercial paper dealer selected by Barton, and which rate shall incorporate (i) applicable commercial paper dealer and placement agent fees, and commissions and (ii) other funding costs (excluding costs associated with an Issuer's liquidity fundings) of such Issuer relating to the facility, such as the costs of funding odd lots or small dollar amounts; provided that if the rate (or rates) as agreed between such agent or dealer and such Issuer is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from such Issuer's converting such discount rate (or rates) to an interest-bearing rate per annum;

      (D) with respect to the portion of such Advance funded by Park Avenue, a rate per annum equal to the sum of

            (i) the rate (or, if more than one rate, the weighted average of the rates) at which Commercial Paper Notes having a term equal to such Interest Period (or portion thereof) may be sold by any placement agent or commercial paper dealer selected by Park Avenue, as agreed between each such agent or dealer and Park Avenue, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and Park Avenue is a discount rate (or rates), the "Commercial Paper Rate" for such Interest Period (or portion thereof) shall be the rate (or if more than one rate, the weighted average of the rates) resulting from Park Avenue's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus

            (ii) accrued commissions in respect of placement agents and commercial paper dealers and issuing and paying agent fees incurred, in respect of such Commercial Paper Notes, minus

            (iii) any payment received on such date net of expenses in respect of Consequential Losses related to the prepayment of any purchased interest of Park Avenue pursuant to the terms of any receivable purchase facilities funded substantially with such Commercial Paper Notes plus

            (iv) the Conduit Spread.

      "Conduit Spread" means the margin set forth in the Managing Agents Fee Letter.

      "Conforming FICO Score Trigger Event" means, with respect to Conforming Loans, that (A)(i) the Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 675 but more than 650, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Conforming Pool Weighted Average FICO Score that is at least 675 or (B)(i) the Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 650, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Conforming Pool Weighted Average FICO Score that is at least 675.

      "Conforming Loan" means (i) a Mortgage Loan that complies with all applicable requirements for purchase under a Fannie Mae, Freddie Mac or similar Governmental Authority standard form of conventional mortgage loan purchase contract, then in effect, or (ii) an FHA Loan or a VA Loan.

      "Conforming Loan-to-Value Ratio Trigger Event" means, with respect to Conforming Loans, that (A)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 83% but equal to or less than 90%, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83% or (B)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 90%, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83%.

      "Conforming Pool Weighted Average FICO Score" means the ratio of (a) the sum, for all Conforming Loans, of the product for each Conforming Loan of (i) its FICO Score and (ii) its original principal balance to (b) the sum of the original principal balances of all Conforming Loans.

      "Consequential Loss" means any loss (measured by the diminution in yield to the Affected Party as a result of a prepayment) and/or expense (such as any transaction costs incurred in connection with the reinvestment of a prepayment or any cost associated with the issuance of Commercial Paper Notes in anticipation of a Borrowing reported but not accepted by the Borrower) that any Affected Party reasonably incurs in respect of a Borrowing as a consequence of
(a) any failure or refusal of Borrower (for any reasons whatsoever other than a default by the Administrative Agent, any Lender or any Affected Party) to take such Borrowing after Borrower shall have requested it under this Agreement, (b) any prepayment or payment of such Borrowing that is a Eurodollar Advance or an Advance bearing interest by reference to the Commercial Paper Rate (including an assignment of an Advance bearing interest at the Commercial Paper Rate pursuant to a Liquidity Agreement) on a day other than the last day of the Interest Period applicable to such Borrowing, (c) any prepayment of any Borrowing that is not made in compliance with the provisions of Section 2.5(a); provided, that so long as an Event of Default shall not have occurred, the Borrower shall not be responsible for any Consequential Loss resulting from changes in the Settlement Date made by the Administrative Agent, as described in the proviso contained in the definition of "Settlement Date," or (d) Borrower's failure to make a prepayment after giving notice under Section 2.5(a) that a prepayment will be made.

      "Consolidated Funded Debt" means, with respect to any Person and on any date of determination, Indebtedness in any of the following categories:

            (a) Debt for borrowed money, including the Credit Agreement Obligations;

            (b) Debt constituting an obligation to pay the deferred purchase price of property;

            (c) Debt evidenced by a bond, debenture, note or similar instrument;

            (d) Debt constituting, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP, together with any other lease by such lessee which is in substance a financing lease, including, without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into, or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

            (e) Debt constituting a non-contingent obligation to reimburse the issuer of any letter of credit or any guarantor or surety for payments made by such issuer, guarantor or surety; and

            (f) Any obligation under any guaranty with respect to Debt of any other Person of the types described in clauses (a) through (e) above.

      "CP Allocation" means all or any portion of Principal Debt if interest thereon is calculated by reference to the Commercial Paper Rate.

      "CP Borrowing" means a Borrowing bearing interest by reference to the Commercial Paper Rate.

      "CP Dealer" means, at any time, each Person Amsterdam then engages as a placement agent or commercial paper dealer.

      "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 12, 2005, as may be amended from time to time, by and among AHMIC, American Home Mortgage Corp., American Home Mortgage Servicing, Inc., American Home Mortgage Acceptance, Inc., certain lenders from time to time party thereto, and Bank of America, N.A.

      "Credit Agreement Obligations" mean any and all debts, obligations and liabilities of American Home Mortgage Corp., the Servicer, the Performance Guarantors and American Home Mortgage Acceptance, Inc. to Bank of America, N.A. as administrative agent under the Credit Agreement and the lenders from time to time party thereto (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents (as defined in the Credit Agreement).

      "Debt" means (a) all indebtedness or other obligations of a Person (and, if applicable, that Person's subsidiaries, on a consolidated basis) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person on the date of determination, plus (b) all indebtedness or other obligations of that Person (and, if applicable, that Person's subsidiaries, on a consolidated basis) for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person's Debt, Subordinated Debt (as defined below) not due within one year of that date may be excluded from that Person's indebtedness. For purposes of this definition, "Subordinated Debt" means all indebtedness of a Person for borrowed money that is effectively subordinated in right of payment to all other present and future obligations on terms acceptable to the Majority Banks.

      "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, fraudulent transfer or conveyance, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

      "Default" means any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute an Event of Default.

      "Default Rate" means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Alternate Base Rate plus two percent and (b) the Maximum Rate.

      "Deferred Income" means the amount of income that any of the Originators or Borrower has deferred, for accounting purposes, pending the sale of Mortgage Loans, in accordance with Statement of Financial Accounting Standards Number 91 ("SFAS 91") and Statement of Financial Accounting Standards Number 122 ("SFAS 122"), each as currently published by the Financial Accounting Standards Board.

      "Delinquent Mortgage Loan" means a Mortgage Asset under which the Obligor is 30 or more days in payment default or the Obligor has taken any action, or suffered any event of the type described in Sections 8.1(f), 8.1(g) or 8.1(h) or is in foreclosure.

      "Delinquent Ratio" means as of the end of any Collection Period, the ratio of (i) the principal amount of all Mortgage Loans that were Delinquent Mortgage Loans at such time, to (ii) the aggregate principal amount of all Mortgage Loans at such time.

      "Dollars" or "$" means the lawful currency of the United States of America.

      "Disbursement Account" means the account established by the Borrower with the Deutsche Bank National Trust Company or another Eligible Institution acceptable to the Administrative Agent, it being understood that such account is controlled by the Administrative Agent pursuant to the Disbursement Account Control Agreement, and the Administrative Agent has the authority to direct the transfer of all funds from the Disbursement Account.

      "Disbursement Account Control Agreement" means the Amended and Restated Disbursement Account Control Agreement, dated as of even date herewith, between the Borrower, the Servicer, the Administrative Agent and Deutsche Bank National Trust Company, substantially in the form attached as Exhibit D-13 to the Collateral Agency Agreement, as amended, modified, supplemented or replaced from time to time.

      "Eligible Assignee" means (i) Calyon or any of its Affiliates, Lloyds or any of its Affiliates, ABN AMRO or any of its Affiliates, SG or any of its Affiliates or JPMorgan or any of its Affiliates, (ii) any Person managed by Calyon or any of its Affiliates, Lloyds or any of its Affiliates, ABN AMRO or any of its Affiliates, SG or any of its Affiliates or JPMorgan or any of its Affiliates, or (iii) any financial or other institution that is acceptable to the Managing Agent related to the Lender that is making the assignment and, unless an Event of Default has occurred or is continuing, the Borrower (which consent shall not be unreasonably withheld).

      "Eligible Institution" means any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and that is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have short-term debt ratings no lower than P-1 by Moody's and A-1 by S&P and, if rated, F1 by Fitch. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      "Eligible Mortgage Collateral" means Eligible Mortgage Loans and the Collection Account.

      "Eligible Mortgage Loan" means a Mortgage Loan:

      (a) that (i) is a closed and fully funded Mortgage Loan, (ii) has a maximum term to maturity of 30 years and the proceeds of which were used either to finance a portion of the purchase price of a Property encumbered by the related Mortgage or to refinance a loan secured by such Property, (iii) is secured by a perfected first-priority Lien on residential real Property consisting of land and a one-to-four family dwelling thereon which is completed and ready for owner occupancy, including townhouses and condominiums, and (iv) was underwritten according to the applicable Originator's Underwriting Guidelines and was originated or purchased by one of the Originators;

      (b) that is a Conforming Loan, a Jumbo Loan or an Alt-A Loan;

      (c) in which the Administrative Agent has been granted and continues to hold a perfected, first-priority, security interest for the benefit of the holders of the Obligations;

      (d) for which the Mortgage Note is payable to or endorsed (without recourse) in blank and each of such Mortgage Loan and the related Mortgage Note is a legal, valid and binding obligation of the Obligor thereof;

      (e) for which, other than in respect of Wet Loans, the Principal Mortgage Documents have been received by the Collateral Agent and are in form and substance acceptable to the Collateral Agent;

      (f) that, upon pledge thereof under this Agreement and application of any related Advance to pay off any prior lienholder as required by the Collateral Agency Agreement and hereunder, together with the related Mortgage Loan Collateral, is owned beneficially by Borrower free and clear of any Lien of any other Person other than the Administrative Agent for the benefit of the holders of the Obligations;

      (g) that, together with the related Mortgage Loan Collateral, does not contravene any Governmental Requirements applicable thereto (including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, and all laws, rules and regulations relating to usury, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and other applicable federal, state and local consumer protection laws) and with respect to which no party to the related Mortgage Loan Collateral is in violation of any Governmental Requirements (or procedure prescribed thereby) if such violation would impair the collectability of such Mortgage Loan or the saleability of such Mortgage Loan under the applicable Take Out Commitment or Hedge;

      (h) that, (i) is not a Delinquent Mortgage Loan at the time it is transferred to the Borrower pursuant to the Repurchase Agreement; (ii) has not previously been sold to an Approved Take-Out Investor or any of the Originators and repurchased by Borrower; (iii) if, it was a Wet Loan when it was assigned to the Borrower and the time periods set forth in Section 2.3(c) have occurred, the Principal Mortgage Documents relating to such Wet Loan were delivered to the Collateral Agent; provided, however, that upon delivery of such Principal Mortgage Documents to the Collateral Agent, such Mortgage Loans may subsequently qualify as Eligible Mortgage Loans to support Borrowings subsequent to such delivery; (iv) has a Loan-to-Value Ratio not in excess of 100%; or (v) has an original principal balance not in excess of $2,500,000;

      (i) that if the Mortgage Loan Collateral has been withdrawn for correction pursuant to Section 3.4 such Mortgage Loan Collateral has been returned to the Collateral Agent within 20 calendar days after withdrawal as required by Section 3.4;

      (j) that is denominated and payable in U.S. dollars in the United States and the Obligor of which is a natural person who is a U.S. citizen or resident alien or a corporation or an inter vivos revocable trust or other legal entity organized under the laws of the United States or any State thereof or the District of Columbia;

      (k) that is not subject to any right of rescission, setoff, counterclaim or other dispute whatsoever;

      (l) that was acquired by the Borrower from any of the Originators within 60 days after its Mortgage Origination Date;

      (m) that is covered by the types and amounts of insurance required by
Section 6.6(b);

      (n) with respect to which all representations and warranties made by the related Originator in the Repurchase Agreement are true and correct in all material respects and with respect to which all loan level covenants made in the Repurchase Agreement have been complied with; and

      (o) that is subjected to the following "Quality Control" measures by personnel of any of the Originators before the Mortgage Note is funded by such
Originator:

            (i) for those Mortgage Loans not originated by any of the Originators, is subject to being selected at random for a review for thoroughness and compliance (including truth-in-lending, good faith estimates and other disclosures); and

            (ii) with respect to which, all Mortgage Loan Collateral is prepared by any of the Originators and submitted to the closing agent at the time of funding the related Mortgage Loans;

      "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any of the Originators or any ERISA Affiliate.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any corporation, trade or business that is, along with the Performance Guarantors, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b),
(c), (m) and (o) of the Code, or Section 4001 of ERISA.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

      "Eurodollar Advance" means an Advance that bears interest at a rate per annum determined on the basis of the Eurodollar Rate.

      "Eurodollar Rate" means, for any Interest Period for any Eurodollar Advance, for each Lender, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in Dollars in a principal amount of not less than $10,000,000 for such Interest Period as of 11:00 A.M., London time, two Business Days before (and for value on) the first day of such Interest Period, that appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service for the purpose of displaying London interbank offered rates of major banks); provided, that if such rate is not available on any date when the Eurodollar Rate is to be determined, then an interest rate per annum determined by the Administrative Agent equal to the rate at which it would offer deposits in Dollars to prime banks in the London interbank market for a period equal to such Interest Period and in a principal amount of not less than $10,000,000 at or about 11:00 A.M. (London time) on the second Business Day before (and for value on) the first day of such Interest Period.

      "Eurodollar Reserve Percentage" means, with respect to any Bank and for any Interest Period for such Bank's Eurodollar Advance, the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Event of Default" is defined in Section 8.1.

      "Excess Spread" means, as of the last day of each Collection Period, a percentage equal to the Portfolio Yield for such Collection Period minus the Eurodollar Rate minus the Conduit Spread (to the extent not included in the interest rate for Advances) and/or Bank Margin (to the extent not included in the interest rate for Advances), as applicable, minus the Servicer Fee Rate.

      "Fannie Mae" means the government sponsored enterprise formerly known as the Federal National Mortgage Association, or any successor thereto.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

      "Fee Letters" means (i) the Amended and Restated Administrative Agent Fee Letter and (ii) the Managing Agents Fee Letter.

      "FHA" means the Federal Housing Administration, or any successor thereto.

      "FHA Loan" means a Mortgage Loan, the ultimate payment of which is partially or completely insured by the FHA or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

      "FICO Score" means, with respect to the Obligor under a particular Mortgage Loan, a credit rating established by Fair Isaac Corporation.

      "Financial Officer" means (i) with respect to the Servicer, any of the Originators or the Borrower, the chief financial officer, treasurer or a vice president having the knowledge and authority necessary to prepare and deliver the financial statements and reports required pursuant to Sections 6.1(b) and
Section 3.8 and (ii) with respect to the Performance Guarantors, the chief financial officer, the vice president - assistant comptroller, vice president - assistant treasurer or senior vice president-comptroller.

      "First Lien Mortgage Loan" means a loan secured by a perfected first lien mortgage on real property.

      "Fitch" means Fitch, Inc., and any successor thereto.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

      "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

      "GAAP Net Worth" means with respect to any Person at any date, the excess of total assets over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 6.1 of this Agreement.

      "Ginnie Mae" means the Government National Mortgage Association, or any successor thereto.

      "Governmental Authority" means any applicable nation or government, any agency, department, state or other political subdivision thereof, or any instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Authority shall include, without limitation, each of Freddie Mac, Fannie Mae, FHA, HUD, VA and Ginnie Mae.

      "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority that has jurisdiction over the Originators, the Servicer, the Collateral Agent or the Borrower or any of their respective Properties.

      "Group" means the Calyon Group or the ABN AMRO Group or the JPMorgan Group or the SG Group.

      "Group Bank" means (1) with respect to La Fayette, Calyon, each Bank that has entered into an assignment and Acceptance with Calyon, including Lloyds, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance; (2) with respect to Amsterdam, ABN AMRO, each Bank that has entered into an Assignment and Acceptance with ABN AMRO and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance; (3) with respect to Barton, SG, each Bank that has entered into an Assignment and Acceptance with SG and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance; and (4) with respect to Park Avenue, JPMorgan, each Bank that has entered into an Assignment and Acceptance with JPMorgan and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance.

      "Hedge" means a current, valid, binding, enforceable, written commitment, including, without limitation, a forward purchase commitment, issued by an Approved Hedge Counterparty, to purchase mortgage loans from one of the Originators from time to time at a specified price (or a specified spread to an agreed-upon index), which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected security interest has been granted to the Administrative Agent.

      "Hedge Report" means, a report prepared by the Servicer prepared pursuant to Section 3.6 hereof, showing, as of the close of business on the last Business Day of each week, all

Take-Out Commitments or Hedges obtained by the Originators to cover all closed loans owned by the Originators or the Borrower, to the extent that such mortgage loans have been pledged hereunder or pursuant to another lending arrangement, and certain information with respect to such trades including such information as the Administrative Agent may request, in the form of Exhibit K hereto. Each such Take-Out Commitment or Hedge shall have been pledged to the Administrative Agent; provided, however, that any Hedges may have been pledged previously or may be pledged in the future by the Originators on a pari passu basis.

      "HUD" means the Department of Housing and Urban Development, or any successor thereto.

      "Indebtedness" means, for any Person, without duplication, and at any time, (a) all obligations required by GAAP to be classified on such Person's balance sheet as liabilities, (b) obligations secured (or for which the holder of the obligations has an existing contingent or other right to be so secured) by any Lien existing on property owned or acquired by such Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to obligations of others.

      "Indemnified Amounts" is defined in Section 10.1.

      "Indemnified Party" is defined in Section 10.1.

      "Initial Funding Date" means November 29, 2005.

      "Interest Period" is defined in Section 2.15.

      "Issuer" means each of La Fayette, Amsterdam, Barton, and Park Avenue and their respective successors and assigns.

      "Issuer Facility Amount" means, (a) with respect to La Fayette, Amsterdam, Barton and Park Avenue, the amounts set forth on Schedule I hereto, and (b) with respect to an Issuer that has entered into an Assignment and Acceptance, the amount set forth therein as such Issuer's Issuer Facility Amount, in each case as such amount may be reduced by each Assignment and Acceptance entered into between such Issuer and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Maximum Facility Amount pursuant to the terms of this Agreement shall (unless otherwise agreed by all the Issuers) reduce ratably (or terminate) each Issuer's Issuer Facility Amount. At no time shall the aggregate Issuer Facility Amounts of all Issuers exceed the Maximum Facility Amount.

      "JPMorgan" has the meaning specified in the preamble of this Agreement.

      "JPMorgan Group" means Park Avenue and each Group Bank of Park Avenue.

      "Jumbo Loan" means a Mortgage Loan (other than a Conforming Loan) that (1) is underwritten in a manner designed to be purchased by an Approved Take-Out Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), (2) matches all applicable requirements for purchase under the requirements of a Take Out Commitment or Hedge issued for the purchase of such Mortgage Loan, and (3) differs from a Conforming Loan solely because the principal amount of such Mortgage Loan exceeds the limit set for Conforming Loans by Fannie Mae or Freddie Mac from time to time, but shall not exceed $999,999; provided, however, that a Jumbo Loan having an original principal balance in excess of $999,999 but not more than $2,500,000 shall qualify as a Super Jumbo Loan. The term Jumbo Loan includes Super Jumbo Loans.

      "La Fayette" has the meaning set forth in the preamble to this Agreement.

      "Lenders" means, collectively, the Issuers and the Banks.

      "LIBOR" means, for any Interest Period, the London interbank offered rate for one-month Dollar deposits determined by the Servicer on the LIBOR Determination Date for such Interest Period in accordance with Section 2.21.

      "LIBOR Determination Date" shall mean, with respect to each Interest Period, the second London Business Day immediately preceding the first day of such Interest Period.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), or other security arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Limited Liability Company Agreement" means the Borrower's limited liability company agreement, for which a certificate of formation was filed with the Secretary of State of the State of Delaware, as amended through the date of this Agreement.

      "Liquidity Agreement" means, with respect to an Issuer, a liquidity loan agreement, liquidity asset purchase agreement or similar agreement entered into by the related Group Banks and providing for the making of loans to such Issuer, or the purchase of Advances (or interests therein) from such Issuer, to support such Issuer's payment obligations under its Commercial Paper Notes.

      "Lloyds" has the meaning specified in the preamble of this Agreement.

      "Loan to Value Ratio" means, with respect to any Mortgage Loan, the fraction, expressed as a percentage found by dividing the original principal balance of a Mortgage Loan by the value of the related mortgage property, such value being measured by (i) the appraised value of such property at such time, if the Mortgage Loan is a refinance of any existing lien or (ii) the lower of the sales price of the related property at the time of origination of the Mortgage Loan or the appraised value of such property at such time, if the Mortgage Loan is a purchase money loan.

      "Majority Banks" means, at any time, Banks, including Banks that have become party to this Agreement pursuant to an Assignment and Acceptance, having outstanding Advances equal to more than 50% of the aggregate outstanding Advances held by Banks or, if no Advance is then outstanding from any Bank, Banks having more than 50% of the Bank Commitments.

      "Managing Agent" means, (a) with respect to La Fayette, Calyon or any successor managing agent designated by such party; (b) with respect to Amsterdam, ABN AMRO or any successor managing agent designated by such party;
(c) with respect to Park Avenue, JPMorgan or any successor managing agent designated by such party; and (d) with respect to Barton, SG or any successor managing agent designated by such party.

      "Managing Agent's Account" means (a) with respect to Calyon, the special account (account number 01-25680-001-00-001 ABA No. 026008073) of Calyon maintained at Calyon; (b) with respect to ABN AMRO, account number 671042302550 ABA No. 026 0095 80 of ABN AMRO maintained at ABN AMRO; (c) with respect to JPMorgan, account number 645475302 ABA No. 021000021 of JPMorgan maintained at JPMorgan; and (d) with respect to SG, account number 9030425 ABA No. 026004226 of SG maintained SG.

      "Managing Agents Fee Letter" means that certain letter among the Managing Agents, the Borrower and the Servicer, regarding fees payable to the Managing Agents.

      "Market Value" means at the time determined, for any Mortgage Loan (a) the market value of such Mortgage Loan determined by the Servicer based upon the then most recent posted net yield for 30-day mandatory future delivery furnished by Fannie Mae, Freddie Mac, Ginnie Mae or another entity deemed most appropriate by the Servicer and published and distributed by Telerate Mortgage Services, or, if such posted net yield is not available from Telerate Mortgage Services, such posted net yield obtained directly from Fannie Mae, Freddie Mac, Ginnie Mae or another entity deemed most appropriate by the Servicer, or (b) if an appropriate posted rate is not available, the value determined by the Servicer in good faith, using commercially reasonable efforts, which efforts shall include consulting with two or more entities that make a market in similar mortgage loans, to determine such Market Value. Notwithstanding the foregoing, within three (3) Business Days of the date upon which a Market Value determination is provided, any Lender may dispute the Servicer's determination of Market Value in writing to the Servicer and each of the Lenders. Upon receipt of such a notice, the Servicer and the Lenders shall make a good faith effort to resolve the discrepancy. If the discrepancy is not resolved within seven (7) days in a manner satisfactory to each of the Lenders (an "Unresolved Dispute"), then the Administrative Agent shall obtain a different market valuation (an "Additional Determination"). At any time the Administrative Agent may, and upon an Unresolved Dispute, shall, obtain an Additional Determination. If the Administrative Agent shall have obtained an Additional Determination as of any determination date (which Additional Determination may be from the Administrative Agent or any Affiliate thereof) and the amount of the Additional Determination as of such determination date is more than 0.50% less than the amount of the aggregate Market Values determined by the Servicer on such determination date, then, the amount of the Additional Determination shall be used as the Market Value for purposes of clause (A)(2) and (A)(3) of the definition of "Collateral Value." The Borrower shall be solely responsible for the costs incurred with respect to such Additional Determinations. The Administrative Agent shall notify the Servicer of the variance between the Servicer's determination of the Market Value and the Additional Determinations and the source(s) used by the Administrative Agent to determine the Additional Determinations. Following such notice and prior to the next determination date, either (i) the Servicer and the Administrative Agent will determine a mutually acceptable, reasonable, alternative valuation for the Market Value of such Mortgage Loan or (ii) the Servicer shall use an amount equal to the Additional Determination as the Market Value of such Mortgage Loan for subsequent determination dates until clause (i) is satisfied in good faith.

      "Material Adverse Effect" means, with respect to any Person, any material adverse effect on (i) the validity or enforceability of this Agreement, the Notes or any other Transaction Document, (ii) the business, operations, total Property or financial condition of such Person, (iii) the Collateral taken as a whole, (iv) the enforceability or priority of the Lien in favor of the Administrative Agent on any material portion of the Collateral, or (v) the ability of such Person to fulfill its obligations under this Agreement, the Notes or any other Transaction Document.

      "Maximum Facility Amount" means $1,150,000,000, as such amount may be reduced pursuant to Section 2.1(c) of this Agreement.

      "Maximum Rate" means the maximum non-usurious rate of interest that, under applicable law, each of the Lenders is permitted to contract for, charge, take, reserve, or receive on the Obligations.

      "MERS" means Mortgage Electronic Registration Systems, Inc., a Delaware corporation.

      "MERS Designated Mortgage Loan" means a Mortgage Loan registered to or by the related Originator on the MERS electronic mortgage registration system.

      "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

      "Mortgage" means a mortgage or deed of trust or other security instrument creating a Lien on real property, on a standard form as approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as any of the Originators determines is satisfactory for any Approved Take-Out Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

      "Mortgage Assets" means, collectively:

      (a) any and all Mortgage Loans in which the Administrative Agent, as secured party, for the benefit of the holders of the Obligations, is granted a security interest pursuant to any Assignment or other document (whether or not the Principal Mortgage Documents related thereto are delivered) heretofore or hereafter from time to time executed by the Borrower;

      (b) any and all instruments, documents and other property of every kind or description, of or in the name of the Borrower, now or hereafter for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Collateral Agent;

      (c) any and all general intangibles and Mortgage Loan Collateral that relate in any way to the Mortgage Assets;

      (d) any and all Take-Out Commitments and Hedges identified on Hedge Reports from time to time prepared by the Servicer on behalf of any of the Originators and the Borrower;

      (e) any and all contract rights, chattel paper, certificated securities, uncertificated securities, financial assets, securities accounts or investment property which constitute proceeds of the Mortgage Assets;

      (f) this Agreement, the Performance Guaranties and the Subordination Agreement, including all moneys due or to become due thereunder, claims of the Borrower arising out of or for breach or default thereunder, and the right of the Borrower to compel performance and otherwise exercise all remedies thereunder;

      (g) any Advanced Funds; and

      (h) any and all proceeds of any of the foregoing, including all Collections.

      "Mortgage Loan" means a loan evidenced by a Mortgage Note and secured by a Mortgage, the beneficial interest of which has been acquired by the Borrower from any of the Originators by purchase pursuant to the Repurchase Agreement (with the record owner thereof being such Originator or, in the case of a MERS Designated Mortgage Loan, MERS as nominee for such Originator, and its successors and assigns).

      "Mortgage Loan Collateral" means all Mortgage Notes and related Principal Mortgage Documents, Other Mortgage Documents, and other Collateral.

      "Mortgage Note" means a promissory note, on a standard form approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as the Originators determine is satisfactory for any Approved Take-Out Investor unless otherwise directed by the Administrative Agent and communicated to the Collateral Agent.

      "Mortgage Origination Date" means, with respect to each Mortgage Loan, the date (transmitted to the Collateral Agent) that is the later of (1) the date of the Mortgage Note or (2) the date such Mortgage Loan was funded and disbursed to or at the direction of the Obligor.

      "Multiemployer Plan" means a multiemployer plan defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which Borrower or any ERISA Affiliate is required to make contributions.

      "Net Cash Proceeds" means, with respect to the issuance of any capital stock by AHMIC, the amount of cash received by AHMIC in connection with such transaction after deducting therefrom all fees (including, without limitation, investment banking fees), commissions, costs and other expenses to the extent attributable to such transaction.

      "Non-Conforming FICO Score Trigger Event" means, with respect to Non-Conforming Loans, that (A)(i) the Non-Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 675 but equal to or more than 650, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Non-Conforming Pool Weighted Average FICO Score that is at least 675 or (B)(i) the Non-Conforming Pool Weighted Average FICO Score has been reported, in a Collateral Agent Daily Report, as less than 650, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised Non-Conforming Pool Weighted Average FICO Score that is at least 675.

      "Non-Conforming Loan" means a Jumbo Loan or an Alt-A Loan.

      "Non-Conforming Loan-to-Value Ratio Trigger Event" means, with respect to Non-Conforming Loans, that (A)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 83% but equal to or less than 90%, (ii) a period of ten (10) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83% or (B)(i) the weighted average Loan-to-Value Ratio has been reported, in a Collateral Agent Daily Report, as greater than 90%, (ii) a period of five (5) days has elapsed from the date of receipt of such report by the Administrative Agent and (iii) the Servicer has not provided to the Administrative Agent a revised weighted average Loan-to-Value Ratio that is equal to or less than 83%.

      "Non-Conforming Pool Weighted Average FICO Score" means the ratio of (a) the sum, for all Non-Conforming Loans, of the product for each Non-Conforming Loan of (i) its FICO Score and (ii) its original principal balance to (b) the sum of the original principal balances of all Non-Conforming Loans.

      "Non-Continuing Lenders" is defined in Section 2.7(c)(iii)(E).

      "Note" means each or any of the promissory notes executed by the Borrower, substantially in the form of Exhibit E hereto, together with all renewals, extensions, and replacements for any such note.

      "Obligations" means any and all present and future indebtedness, obligations, and liabilities of the Borrower to any of the Lenders, the Collateral Agent, each Managing Agent, each Affected Party, each Indemnified Party and the Administrative Agent, and all renewals, rearrangements and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Transaction Document, and all interest and fees accrued thereon, and attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

      "Obligor" means (i) with respect to each Mortgage Note included in the Collateral, the obligor on such Mortgage Note and (ii) with respect to any other agreement included in the Collateral, any person from whom any of the Originators or the Borrower is entitled to performance.

      "Original Loan Agreement" is defined in the Recitals.

      "Originator Performance Guaranty" means the Amended and Restated Originator Performance Guaranty, in the form attached hereto as Exhibit G-2, as confirmed by the Confirmation of Performance Guarantees, dated of even date herewith, made by the Performance Guarantors in favor of the Borrower, and assigned to the Administrative Agent for the benefit of the Lenders.

      "Originators" means together, American Home Mortgage Corp., a New York corporation and American Home Mortgage Servicing, Inc., a Maryland corporation, and their respective successors and assigns.

      "Originator's Credit and Collection Policy" means with respect to each Originator, the Originator's Credit and Collection Policy, attached hereto as Exhibit M.

      "Other Company" means the Performance Guarantors and all of its Subsidiaries except the Borrower.

      "Other Mortgage Documents" is defined in Section 3.2(c).

      "Park Avenue" has the meaning specified in the preamble of this Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Performance Guarantors" means, together, American Home Mortgage Holdings, Inc., a Delaware corporation, and AHMIC, and their respective successors and assigns.

      "Performance Guaranty" means, collectively, the Servicer Performance Guaranty and the Originator Performance Guaranty.

      "Periodic Visit" is defined in Section 6.8.

      "Permitted Transferee" is defined in Section 3.3(c).

      "Person" means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

      "Portfolio Yield" means, with respect to any Collection Period, the percentage equivalent to the amount computed as of the last day of such Collection Period by multiplying (i) 12 by (ii) (a) the aggregate amount of interest accrued (whether or not paid) with respect to all Eligible Mortgage Loans included in the Collateral during such Collection Period divided by (b) the daily average outstanding principal amount of all Eligible Mortgage Loans included in the Collateral during such Collection Period.

      "Principal Debt" means, at the time determined, the unpaid principal balance of all Advances under this Agreement.

      "Principal Mortgage Documents" is defined in Section 3.2(b).

      "Program Documents" means, in the case of an Issuer, the related Liquidity Agreement relating to this Agreement and the other documents executed and delivered in connection therewith, as each may be amended, supplemented or otherwise modified from time to time.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Rating Agency" means S&P, Moody's and Fitch.

      "Reference Banks" shall mean leading banks selected by the Administrative Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London and (ii) which have been designated as such by the Administrative Agent.

      "Regulation T, U, X and Z," respectively, mean Regulation T, U, X and Z promulgated by the Federal Reserve Board as in effect from time to time, or any successor regulations thereto.

      "Regulatory Change" is defined in Section 2.16.

      "Report of Visit" is defined in Section 6.8.

      "Repurchase Agreement" means the Master Repurchase Agreement, dated as of August 8, 2003, and the Amended and Restated Addendum to the Master Repurchase Agreement incorporated therein, dated as of the date of this Agreement, each between the Originators, as sellers, and the Borrower, as purchaser, as the same may be amended, modified or restated from time to time.

      "Required Reserve Account Amount" means (i) on any date on which the most recent Servicer Monthly Report shows LIBOR is less than 4%, 0.25% of the Maximum Facility Amount on such date, (ii) on any date on which the most recent Servicer Monthly Report shows LIBOR is less than 5% but greater than or equal to 4%, 0.34% of the Maximum Facility Amount on such date, (iii) on any date on which the most recent Servicer Monthly Report shows LIBOR is less than 6% but greater than or equal to 5%, 0.42% of the Maximum Facility Amount on such date and (iv) on any date on which the most recent Servicer Monthly Report shows LIBOR is equal to or greater than 6%, 0.50% of the Maximum Facility Amount on such date.

      "Requirement of Law" as to any Person means the articles of incorporation, by-laws, certificate of formation and limited liability company agreement or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

      "Reserve Account" is defined in Section 2.8, it being understood that such account is assigned to the Administrative Agent pursuant to the Reserve Account Control Agreement and the Administrative Agent has the authority to direct the transfer of funds from the Reserve Account.

      "Reserve Account Bank" means the institution then holding the Reserve Account pursuant to Section 2.8, which institution shall be an Eligible Institution.

      "Reserve Account Control Agreement" means the Amended and Restated Reserve Account Control Agreement, dated of even date herewith, between the Borrower, the Servicer, the Administrative Agent and the Reserve Account Bank, substantially in the form attached hereto as Exhibit L, as may be amended, modified, supplemented or replaced.

      "S&P" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "Security Agreement" is defined in the Collateral Agency Agreement.

      "Security Instruments" means (a) the Collateral Agency Agreement, (b) the Security Agreement, (c) the Collection Account Control Agreement, (d) the Reserve Account Control Agreement, (e) the Disbursement Account Control Agreement and (f) such other executed documents as are or may be necessary to grant to the Administrative Agent a perfected first, prior and continuing security interest in and to the Collateral and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, as amended, modified or supplemented.

      "Servicer" means at any time the Person then authorized pursuant to
Section 11.1 to administer and collect Mortgage Loans on behalf of the Lenders. The initial Servicer shall be American Home Mortgage Servicing, Inc.

      "Servicer Default" means (a) any Event of Default, to the extent relating to the Servicer (in its capacity as Servicer only), arising under Sections 8.1(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o),
(u), (v), (w), (x) or (cc)in each case, without giving effect to any provisions in such sections that make such sections applicable only so long as the Servicer is one of the Originators, (b) if the Servicer is one of the Originators, American Home Mortgage Holdings, Inc., as a Performance Guarantor, shall cease to own directly 100% of all of the stock of the Servicer, or (c) if the Servicer is one of the Originators, (i) the Servicer's Tangible Net Worth shall be less than $30,000,000 or (ii) the Servicer's Tangible Net Worth, combined with the Tangible Net Worth of American Home Mortgage Corp. and American Mortgage Acceptance, Inc., shall be less than $147,000,000.

      "Servicer Fee" is defined in Section 2.4(b).

      "Servicer Fee Rate" is defined in Section 2.4(b).

      "Servicer Monthly Report" is defined in Section 3.7.

      "Servicer Performance Guaranty" means the Amended and Restated Servicer Performance Guaranty, in the form attached hereto as Exhibit G-1, as confirmed by the Confirmation of Performance Guarantees, of even date herewith, made by the Performance Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

      "Settlement Date" means the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, provided, however, that on and after the Termination Date, the Administrative Agent may, with the consent of the Managing Agents, by notice to the Borrower and the Servicer, select other days to be Settlement Dates (including days occurring more frequently than once per month).

      "Shipping Request" means the shipping request presented by the Borrower or the Servicer to the Collateral Agent substantially on the form attached as Exhibit D-5A (as amended, modified or supplemented from time to time as agreed to by the Administrative Agent, the Managing Agents, the Borrower and the Collateral Agent).

      "Shortfall Amount" means, with respect to the last day of any Interest Period or any Settlement Date, the excess, if any, of (a) all amounts due pursuant to (i) Section 2.7(c)(iii)(B) or Section 2.7(c)(iv)(C) on the last day of such Interest Period occurring prior to, on or after the Termination Date, as applicable, (ii) Section 2.7(c)(iii)(A), (C), (D), (E), or (G) on any such Settlement Date occurring prior to the Termination Date or (iii) Section 2.7(c)(iv)(A), (B), (E), (F), or (H) on any such Settlement Date occurring on or after the Termination Date, over (b) the sum of the collections then held by the Servicer for the Lenders and the Administrative Agent pursuant to Section 2.7(c)(ii) plus collected funds then on deposit in the Collection Account.

      "SG" has the meaning specified in the preamble of this Agreement.

      "SG Group" means Barton and each Group Bank of Barton.

      "Special Indemnified Amounts" is defined in Section 11.5.

      "Special Indemnified Party" is defined in Section 11.5.

      "Subordinated Debt" means the Debt of AHMIC and its Subsidiaries subordinated to the Credit Agreement Obligations in the manner and to the extent required by Bank of America, N.A., as administrative agent under the Credit Agreement, pursuant to written subordination agreements satisfactory in form and substance to Bank of America, N.A., as administrative agent under the Credit Agreement.

      "Subordination Agreement" means the amended and restated agreement, dated as of the date hereof, substantially in the form attached as Exhibit B hereto, executed by the Performance Guarantors and certain of their respective Affiliates, if applicable, in favor of the Borrower and the Administrative Agent for the benefit of the holders of the Obligations.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such

Person, or one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

      "Super Jumbo Loan" means a Jumbo Loan having an original principal balance in excess of $999,999 but not more than $2,500,000.

      "Take-Out Commitment" means a current, valid, binding, enforceable, written commitment, issued by an Approved Take-Out Investor, to purchase mortgage loans from one of the Originators from time to time at a specified price (or a specified spread to an agreed-upon index), which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected and first-priority security interest has been granted to the Administrative Agent.

      "Take-Out Commitment Master Agreement" means with respect to which there is a loan-specific Take-Out Commitment, the master flow sale agreement, investor bulk sales agreement, or similar agreement setting forth the basic terms of sales to the related Approved Take-Out Investor.

      "Tangible Net Worth" means, with respect to any Person, the excess of total assets of such Person over the total liabilities of such Person determined in accordance with GAAP, but excluding from the determination of total assets:
(a) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and product development costs), (b) loans or other extensions of credit to officers, employees, shareholders or Affiliates of such Person (other than the Servicer, the Sellers, the Performance Guarantors and American Home Mortgage Acceptance, Inc.) and (c) investments in Subsidiaries of such Person (other than the Servicer, the Sellers, the Performance Guarantors and American Home Mortgage Acceptance, Inc.).

      "Termination Date" means the earliest to occur of (a) November 21, 2006, unless such date shall be extended pursuant to Section 2.1(a) then the date specified in such Extension Request, (b) the date on which the Maximum Facility Amount is terminated by the Borrower pursuant to Section 2.1(d), and (c) the date, on or after the occurrence of an Event of Default, determined pursuant to
Section 8.2.

      "Transaction Document" means any of this Agreement, the Notes, the Security Instruments, the Collateral Agency Agreement, the Repurchase Agreement, the Amended and Restated Administrative Agent Fee Letter, the Managing Agents Fee Letter, the Subordination Agreement, the Servicer Performance Guaranty, the Originator Performance Guaranty and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Borrower in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such documents may be renewed, amended, restated or supplemented from time to time.

      "Transfer Request" is defined in Section 3.3(a).

      "UCC" means the Uniform Commercial Code as adopted in the applicable state, as the same may hereafter be amended.

      "Underwriting Guidelines" means, with respect to each Originator, the Originator's Underwriting Guidelines, a copy of which has been provided to the Administrative Agent.

      "VA" means the Department of Veterans Affairs, or any successor thereto.

      "VA Loan" means a Mortgage Loan, the payment of which is partially or completely guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

      "Wet Borrowing" is defined in Section 2.3(c).

      "Wet Loans" is defined in Section 2.3(c).

      1.2. Other Definitional Provisions.

            (a) Unless otherwise specified therein, all terms defined in this Agreement have the above-defined meanings when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

            (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

            (c) As used herein, in the Notes or in any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Agreement or therein shall have the respective meanings given to them under GAAP.

            (d) All accounting and financial terms used -- and compliance with each financial covenant -- in the Transaction Documents shall be determined under GAAP; however, unless the Administrative Agent and the Managing Agents have agreed (in writing) to the contrary, the determinations concerning the financial covenant found in Section 7.1 and the Tangible Net Worth of the Servicer (so long as the Servicer is one of the Originators), including determinations of Deferred Income under SFAS 91 and SFAS 122, shall be made under GAAP, and SFAS 91 and SFAS 122, as in effect on the date of this Agreement. All accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

                                   ARTICLE II

                         AMOUNT AND TERMS OF COMMITMENT

      2.1. Maximum Facility Amount.

            (a) Subject to the terms of this Agreement, from the Initial Funding Date and so long as (i) the total Principal Debt never exceeds the Maximum Facility Amount, (ii) the Principal Debt never exceeds the total Collateral Value of all Eligible Mortgage Collateral, (iii) no Borrowing ever exceeds the Availability, and (iv) Borrowings are only made on Business Days before the Termination Date, an Issuer may, in its sole discretion, make an Advance (which Advances are to be made pro rata based on the Issuer Facility Amounts) and to the extent that an Issuer does not make such Advance, its Group Banks shall, ratably in accordance with their Bank Commitments, make Advances to the Borrower from time to time in such amounts as may be requested by the Borrower pursuant to Section 2.3, so long as each Borrowing is the least of (x) the Availability,
(y) the Available Collateral Value, and (z) $25,000,000 or integral multiples of $50,000 in excess thereof. Within the limits of the Maximum Facility Amount, the Borrower may borrow, prepay (whether pursuant to Section 2.5 or Section 3.3(a) of this Agreement or otherwise), and reborrow under this Section 2.1. Notwithstanding the foregoing, subject to the terms of this Agreement, Barton shall not decline to make any Advance requested by the Borrower as long as the conditions set forth in the first sentence of this paragraph are satisfied; provided that, Barton may fund such Advance with the issuance of commercial paper or may assign such Advance to its related Group Banks; and provided further that, the Group Banks related to Barton shall have no obligation hereunder to make Advances. Furthermore, it is understood that the Borrower shall request a new Borrowing with a requested Borrowing Date on the Initial Funding Date, and upon such date the Advances made by the Lenders in each Bank Group shall be adjusted so that they are pro rata in accordance with the Issuer Facility Amounts, but until such Borrowing Date, the only outstanding Advance shall have been made by the Calyon Group, and there shall be no assignment of any portion of such Advance to any Lender in any other Group.

            (b) The Borrower may, from time to time by written request to the Lenders, the Managing Agents and the Administrative Agent (each such notice being an "Extension Request") given not later than 60 days and not sooner than 75 days prior to each Annual Extension Date, request an extension of the then applicable Annual Extension Date. If the Lenders, the Managing Agents and the Administrative Agent consent, in their sole discretion, to such Extension Request, then (x) the Termination Date shall not occur as of the then applicable Annual Extension Date, and (y) the Annual Extension Date shall be extended as described in the definition of "Annual Extension Date." With respect to any Group Bank, if the related Managing Agent, in its capacity as a Bank, declines to consent to an Extension Request, then the other Lenders in such Group Bank shall be deemed to have declined to consent to such Extension Request, unless a new Managing Agent is selected and approved by both the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld). If any Lender declines to consent to an extension requested pursuant to this Section 2.1, but the other Lenders nevertheless desire to consent to the extension or confirmation, then the extension shall be granted, and at the option of the Managing Agent(s) of the extending Lenders, either (a) the Maximum Facility Amount shall be reduced by the Bank Commitment of such non-extending Lender on what would have been the then existing Annual Extension Date but for the extension, or (b) the Managing Agent(s) of the extending Lenders shall find a replacement for such non-extending Lender. If Calyon and La Fayette decline to consent to the extension, but the other Lenders nevertheless desire to consent to the extension, then the extension shall be granted, and Calyon shall cease to be the Administrative Agent and one of the Managing Agents selected by the Borrower shall become the Administrative Agent hereunder. To the extent that any Lender declines to consent to the extension of the Annual Extension Date, the Obligations of such non-extending Lender will be repaid pursuant to Section 2.7(c)(iii) hereof and its Bank Commitment permanently reduced to $0 as of the date of the then existing Annual Extension Date. Any failure of any party to respond to the Borrower's request for an extension within thirty (30) days of such request shall be deemed a denial of such request by such party. Any such extension may be accompanied by such additional fees as the parties shall mutually agree. Notwithstanding anything else to the contrary herein, the Termination Date shall occur automatically without further action on the part of the Lenders, the Managing Agents or the Administrative Agent, on each Annual Extension Date unless an Extension Request has been granted pursuant to this paragraph.

            (c) The Borrower may, upon at least thirty (30) days prior irrevocable notice to the Administrative Agent, but no more than once every three months, reduce the Maximum Facility Amount; provided, however, that each partial reduction shall be in the aggregate amount of $50,000,000 and in integral multiples of $5,000,000 in excess thereof; provided further, however that no such reduction shall reduce the Maximum Facility Amount below the greater of (i) the total Principal Debt or (ii) $250,000,000. Any partial reduction in the Maximum Facility Amount will reduce the Bank Commitment of each Group Bank ratably.

            (d) The Borrower may, upon at least thirty (30) days prior irrevocable notice to the Administrative Agent, terminate the Maximum Facility Amount in its entirety upon payment in full of all Obligations.

            (e) If a Report of Visit shall not be made available on or before March 22, 2006 to each Bank and Barton in form, content and substance and reaching conclusions satisfactory to such Bank in its sole and absolute discretion, (it being understood that such Report of Visit shall be a new Report of Visit and not the report dated August 5, 2005) such Bank and Barton may, upon 30 days notice to the Borrower and the Administrative Agent, terminate its Bank Commitment and, upon the expiration of such notice period, the Obligations owed to such Bank (and/or the related Issuer) will be repaid pursuant to Section 2.7(c)(iii) hereof and the Bank Commitment of such Bank or Barton, as applicable, shall be permanently reduced to $0 as of such date; provided, however, that if a Managing Agent, in its capacity as a Bank, terminates its Bank Commitment in accordance with the first proviso to this subclause (e), then the other Lenders in the related Group Bank shall be deemed to have terminated their Bank Commitments or Issuer Facility Amounts, as applicable, unless a new Managing Agent is selected and approved by both the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld). Any reduction in the Bank Commitment of a Bank shall reduce the related Issuer Facility Amount by a corresponding amount.

            (f) The Administrative Agent shall give each Managing Agent prompt notice of each written notice received by it from the Borrower pursuant to this
Section 2.1.

      2.2. Promissory Notes.

      The Advances made by each of the Lenders related to each Group pursuant to this Article II shall be evidenced by separate Notes each substantially in the form set forth in Exhibit E hereto, each in the maximum principal amount of such Group's related Issuer Facility Amount or Bank Commitment, as applicable. Each Managing Agent on behalf of the Lenders in its Group shall record in its records the date and amount of each Advance to the Borrower and each repayment thereof. The information so recorded shall be rebuttable presumptive evidence of the accuracy thereof. The failure to so record, in the absence of manifest error, any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to pay the principal of all Advances, together with interest accruing thereon.

      2.3. Notice and Manner of Obtaining Borrowings.

            (a) Borrowings.

                  (i) The Borrower shall give the Administrative Agent and the Collateral Agent notice of each request for a Borrowing, pursuant to a Borrowing Report, and in accordance with the provisions of Section 4.1 and Section 4.2 hereof. The Administrative Agent shall promptly forward a copy of such Borrowing Report to each Managing Agent. On the Borrowing Date specified in the Borrowing Report and subject to all other terms and conditions of this Agreement, each Issuer may, in its discretion (except that Barton shall), make available to its Managing Agent at the office of such Managing Agent set forth in Section 13.1, in immediately available funds, its share of the Borrowing.

                  (ii) In the event that an Issuer (other than Barton) shall elect not to fund a Borrowing requested by the Borrower, each related Group Bank agrees that it shall, on the Borrowing Date specified in the Borrowing Report and subject to all other terms and conditions of this Agreement, make available to its Managing Agent at the office of the Managing Agent set forth in Section 13.1, in immediately available funds, an amount equal to the product of (x) such Bank's Bank Commitment Percentage, multiplied by (y) the portion of such Borrowing that such Issuer or Issuers have elected not to fund.

                  (iii) After each Managing Agent's receipt of funds pursuant to the preceding paragraph (i) or (ii) and upon fulfillment of the applicable conditions set forth in Article IV, each Managing Agent will make such funds as requested by the Borrower in the related Borrowing Report available to the Borrower in immediately available funds. So long as the Borrower is otherwise entitled to make a specific Borrowing, Borrowing Reports that are received timely in accordance with Section 4.2(a), on a Business Day will be funded on the next Business Day following receipt of the Borrowing Report.

                  (iv) Notwithstanding the foregoing, a Bank shall not be obligated to make Advances under this Section 2.3 at any time to the extent that the principal amount of all Advances made by such Bank would exceed such Bank's Bank Commitment less the outstanding and unpaid principal amount of any loans or purchases made by such Bank under a Liquidity Agreement. In addition, notwithstanding the foregoing, Barton shall not be obligated to make Advances under this Section 2.3 at any time to the extent that the principal amount of all Advances made by Barton would exceed Barton's Issuer Facility Amount less the outstanding and unpaid principal amount of any loans or purchases made by the related Group Banks under the related Liquidity Agreement. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Borrower any funds in connection with any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any Borrowing. No Bank that is a member of one Group shall be obligated to make funds available in respect of another Group of which it is not a member.

            (b) Type of Loan.

                  (i) Each Advance by an Issuer shall initially be funded by the issuance of commercial paper by such Issuer; provided that Advances made by Barton may be initially funded by the issuance of Commercial Paper Notes or by assigning such Advances to the related Group Bank.

                  (ii) Each Advance by a Bank shall be either a Base Rate Advance or a Eurodollar Advance, as determined pursuant to Section 2.15(a).

            (c) Wet Borrowings. The Borrower may from time to time request that certain Borrowings be funded prior to the delivery to the Collateral Agent of the corresponding Principal Mortgage Documents (individually, a "Wet Borrowing"; collectively, "Wet Borrowings"). Advances in respect of Wet Borrowings shall be made in accordance with Section 2.3(a), subject to the terms and conditions of this Agreement, including, without limitation, the following additional terms and conditions:

                  (i) Pursuant to an Assignment, the Borrower shall grant to the Administrative Agent for the benefit of the holders of the Obligations, from the Borrowing Date of each Wet Borrowing, a perfected, first-priority security interest in the Mortgage Loans identified in Schedule III to said Assignment (such Mortgage Loans being sometimes called "Wet Loans," it being understood that the term "Wet Loans" shall include Advanced Funds);

                  (ii) The Assignment in connection with the Borrowing Report delivered by the Borrower to the Administrative Agent and the Collateral Agent, pursuant to which the Borrower requests a Wet Borrowing, shall describe the Mortgage Note or Mortgage Notes to be delivered to the Collateral Agent in connection therewith by the loan number assigned by one of the Originators, original principal amount, the amount funded (minus discount points paid to such Originator) by one of the Originators, Obligor's name and interest rate;

                  (iii) Within nine (9) Business Days after the date of origination of a Wet Loan, the Borrower shall deliver to the Collateral Agent the Principal Mortgage Documents pertaining to such Wet Loan identified on
Schedule III of the related Assignment;

                  (iv) At any time, (A) except the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans shall not exceed thirty percent (30%) of the Maximum Facility Amount and (B) during the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Wet Loans shall not exceed fifty percent (50%) of the Maximum Facility Amount (it being understood that on any day the Collateral Value of a Wet Loan with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date of origination of the applicable Wet Loan shall be zero until such Principal Mortgage Documents are so delivered);

                  (v) The Borrower shall not request any Wet Borrowing, and no Wet Borrowing shall be made, in respect of any Mortgage Loan that is closed with an escrow agent other than the relevant title insurance company, unless at the time of such request, the Borrower is entitled to the benefit of Closing Protection Rights with provisions required by the Administrative Agent (it being understood that pursuant to the Security Agreement, the Administrative Agent has a security interest in all Closing Protection Rights).

Each request by the Borrower for a Wet Borrowing shall be automatically deemed to constitute a representation and warranty by the Borrower to the effect that immediately before and after giving effect to such Borrowing, the terms and conditions specified in the foregoing clauses (i) through (v) and specified in
Section 4.1 are and shall be satisfied in full as of the related Borrowing Date.

            (d) Failure to Deliver Principal Mortgage Documents. The failure to deliver Principal Mortgage Documents by the ninth Business Day, as required by subparagraph (iii) of Section 2.3(c) and elsewhere in this Agreement, shall not be treated as a Default or an Event of Default so long as the Administrative Agent is satisfied that each such failure, when considered in the light of past and other contemporaneous failures, does not have a Material Adverse Effect; however, (i) if any such Principal Mortgage Documents related to such Wet Loans are not so delivered by such ninth Business Day, the Borrower shall make a mandatory prepayment so that after giving effect thereto, the Collateral Value of Eligible Mortgage Collateral (excluding such Wet Loans) shall equal or exceed the Principal Debt, and (ii) such Wet Loan shall not be an Eligible Mortgage Loan and shall have a Collateral Value of zero until such Principal Mortgage Documents shall have been delivered to the Collateral Agent in connection with a subsequent Borrowing.

      The Borrower diligently shall pursue delivery to the Collateral Agent of all Principal Mortgage Documents pertaining to any Wet Borrowings.

      2.4. Fees.

            (a) The Borrower shall pay to the Administrative Agent and to each Managing Agent (for itself and the Lenders for which it acts) the related fees, costs and expenses set forth in the Amended and Restated Administrative Agent Fee Letter and the Managing Agents Fee Letter, as applicable, such fees, costs and expenses to be payable at such times and in such amounts as shall be specified thereunder.

            (b) The Borrower shall pay to the Servicer a fee (the "Servicer Fee") of 0.5% per annum (the "Servicer Fee Rate") on the aggregate outstanding principal balance of the Eligible Mortgage Loans from the date hereof until the Principal Debt is indefeasibly paid in full, payable monthly in arrears on each Settlement Date. The Servicer Fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.7(c).

      2.5. Prepayments.

            (a) Optional Prepayments. The Borrower may, at any time and from time to time with five (5) Business Days' notice to the Administrative Agent, prepay the Advances in whole or in part, in the aggregate amount of $5,000,000 or integral multiples of $500,000 in excess thereof, without premium or penalty other than Consequential Loss, if any. The Administrative Agent shall give each Managing Agent prompt notice of any such notice. Notwithstanding the foregoing, any prepayment made hereunder shall be accompanied by accrued interest on the principal amount being prepaid. After giving notice that a prepayment will be made, the Borrower shall be liable to each Affected Party for any Consequential Loss resulting from such prepayment (including prepayments of Advances bearing interest at the Commercial Paper Rate or Eurodollar Rate on a day other than the last day of the related Interest Period) or the failure to make a prepayment (with accrued and unpaid interest thereon) designated in any such notice.

            (b) Mandatory Prepayments. The Borrower shall immediately and in any event within one Business Day of written demand by the Administrative Agent or any Managing Agent make a mandatory prepayment if at any time, and to the extent that, (i) the Principal Debt exceeds the Maximum Facility Amount or (ii) the Principal Debt exceeds the total Collateral Value of all Eligible Mortgage Collateral. The Borrower shall be liable for any Consequential Loss resulting from any such prepayment.

      2.6. Business Days.

      If the date for any payment under this Agreement falls on a day that is not a Business Day, then for all purposes of the Notes and this Agreement the same shall be deemed to have fallen on either (a) the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest and fees or (b) if the next following Business Day is in another calendar month and payment is being made with respect to a Eurodollar Advance, then on the immediately previous Business Day.

      2.7. Payment Procedures.

            (a) In General. Subject to the provisions of this Section 2.7, all payments on the Principal Debt and interest and fees, costs and expenses under the Notes and this Agreement shall be made by the Borrower (or the Collateral Agent or the Servicer on behalf of the Borrower) to the Administrative Agent for the account of the Lenders. All such payments shall be made before 11:00 a.m. (eastern time) on the respective due dates in federal or other funds immediately available by that time of day and at the Administrative Agent's Account. Funds received after 11:00 a.m. (eastern time) shall be treated for all purposes as having been received by the Administrative Agent on the Business Day next following the date of receipt of such funds from the Borrower. Upon receipt of funds deposited into the Administrative

Agent's Account, the Administrative Agent shall distribute such funds to the related Managing Agent for the account of the Lenders represented by such Managing Agent. All payments made by the Borrower under this Agreement and the Notes shall be without set off, deduction or counterclaim and the Borrower agrees to pay on demand any present or future stamp or documentary taxes or any other taxes, levies, imposts, duties, charges or fees which arise from payment made hereunder or under the Notes or from the execution or delivery or otherwise with respect to this Agreement or the Notes.

            (b) The Borrower shall establish and maintain an account (the "Collection Account") with the Collection Account Bank. The Collection Account shall be a fully segregated trust account, unless the Collection Account Bank shall be an Eligible Institution, in which case the account need not be a trust account. The Collection Account shall be under the control of the Administrative Agent pursuant to the Collection Account Control Agreement, and the Borrower shall have no right to withdraw any amount from the Collection Account until the Obligations are indefeasibly paid in full. The Servicer shall have no right to access the Collection Account except as otherwise contemplated in Section 2.7(c).

            (c) Collections.

                  (i) The Servicer shall administer Collections in accordance with the provisions of this Section 2.7. Approved Take-Out Investors shall be instructed to pay proceeds from the sale of Mortgage Loans into the Collection Account, and such amounts may be released only in accordance with the procedures set forth in Section 3.3 hereof.

                  (ii) The Servicer shall hold, on behalf of the Lenders and the Administrative Agent, from Collections received by it with respect to any Mortgage Asset, amounts necessary to make payments on the following Settlement Date (or end of the related Interest Period) pursuant to Section 2.7(c)(iii) or
(iv), as applicable. Such amounts shall be deposited into the Collection Account no later than such Settlement Date or at the end of such Interest Period, or, on or after the Termination Date or upon the occurrence and during the continuation of an Event of Default, within one Business Day after receipt before 11:00 a.m. (eastern time) by the Servicer.

                  (iii) Prior to the Termination Date, the Servicer shall withdraw funds from the Collection Account (to the extent of collected funds therein) and shall make payments from the Collection Account at the following times and in the following order of priority:

                         (A) To the extent not previously paid, on each
            Settlement Date, the Servicer shall deposit an amount equal to the costs, fees and expenses then due and payable to the Collateral Agent to an account designated by the Collateral Agent.

                         (B) On each Settlement Date, the Servicer shall deposit
            an amount equal to interest on each Advance accrued during the most recently ended Interest Period (or earlier Interest Periods, to the extent unpaid) to the Administrative Agent's Account, and the Administrative Agent shall forward such funds to the applicable Managing Agent's Account for the related Lenders.

                         (C) To the extent not previously paid, on each
            Settlement Date, the Servicer shall deposit an amount equal to the fees, costs and expenses then due and payable pursuant to the Fee Letters, to the Administrative Agent's Account, and the Administrative Agent shall forward such funds, on a pro rata basis in proportion to the outstanding fees, costs and expenses owed to each Group Bank, to (a) ABN AMRO, as a Managing Agent, to ABN AMRO's Managing Agent Account, (b) Calyon, as a Managing Agent, to Calyon's Managing Agent Account, (c) JPMorgan, as a Managing Agent, to JPMorgan's Managing Agent Account, (d) SG, as a Managing Agent, to SG's Managing Agent Account, and (e) the Administrative Agent, to the Administrative Agent's Account.

                         (D) On each Settlement Date on which the Required
            Reserve Account Amount exceeds the amount then on deposit in the Reserve Account, the Servicer shall deposit an amount equal to such excess to the Reserve Account.

                         (E) On each Settlement Date, if either (x) any Lender
            has not consented to an extension of the Annual Extension Date, but the other Lenders have so consented and such non-extending Lender has not assigned its respective Advances and Bank Commitments to one or more other Lenders in accordance with Section 2.1(b) and Section 13.9, or (y) any Lender has terminated its Bank Commitment as permitted under Section 2.1(e), but other Lenders have not so terminated their Bank Commitments and the terminating Lender has not assigned its respective Advances and Bank Commitments to one or more other Lenders in accordance with Section 13.9, or (z) the Borrower has provided prior written notice to the Administrative Agent that the Borrower is seeking a Replacement Bank for the Affected Party pursuant to Section 2.20, (in either the case of clause (x) or (y) or (z) above, the non-extending Lender, the terminating Lender, or the Affected Party, respectively, are referred to as the "Non-Continuing Lenders" for purposes of this subparagraph 2.7(c)(iii)(E)), until the entire unpaid balance of all Obligations owing to the Non-Continuing Lenders are paid, the Servicer shall deposit into the Administrative Agent's Account, and the Administrative Agent shall forward to relevant Managing Agent's Account an amount, to the extent available from Collections, equal to that portion of the amount of Collections remaining after the payment of the items specified in Sections 2.7(c)(iii)(A) through
            (D), multiplied by a fraction, the numerator of which is the Bank Commitments of Banks or Barton, as applicable, that are the Non-Continuing Lenders and the denominator of which is the total Bank Commitments of all Banks (such fraction shall be calculated by using the Bank Commitments in effect on the day prior to the reduction of the Bank Commitments to zero for the Banks that are among the Non-Continuing Lenders).

                         (F) To the extent not previously paid, on each
            Settlement Date, the Servicer shall deposit any amounts, other than those listed in clauses (A), (B) and (C) above and other than principal on the Advances, that are then due and payable and of which the Servicer has received prior written notice, including without limitation additional costs under Section 2.16, any additional interest under Section 2.17, Consequential Losses under Section 2.18, indemnities under Section 10.1 and costs, expenses and taxes under Section 13.19, to the Administrative Agent's Account, and the Administrative Agent shall forward to relevant applicable Managing Agent's Account.

                         (G) If requested by the Borrower, the Servicer (1)
            shall remit the amount of any principal prepayment to be made hereunder to the applicable Managing Agent's Account, and (2) to the extent not required to make payments pursuant to clauses (A) through
            (F) on any Settlement Date or at the end of any Interest Period occurring within 30 days after the Borrower's request, to an account designated by the Borrower to pay for the purchase of Mortgage Assets by the Borrower.

                         (H) On each Settlement Date, the Servicer shall retain
            for its own account an amount equal to accrued Servicer Fee then due and payable.

                  (iv) On the Termination Date and thereafter, the Administrative Agent shall make payments from the Collection Account (to the extent of collected funds therein) at the following times and in the following order of priority:

                         (A) On each Settlement Date, if the Servicer is not one
            of the Originators or an Affiliate of one of the Originators, an amount equal to accrued Servicer Fee then due and payable shall be paid to the Servicer.

                         (B) On each Settlement Date, an amount equal to accrued
            interest on each Advance accrued during the most recently ended Interest Period (or earlier Interest Periods, to the extent unpaid) to the applicable Managing Agent's Account.

                         (C) [Reserved].

                         (D) To the extent not previously paid, on each
            Settlement Date, an amount equal to the costs, fees and expenses then due and payable to the Collateral Agent shall be paid to an account designated by the Collateral Agent.

                         (E) On each Settlement Date, an amount equal to the
            unpaid principal balance of all Advances made by Lenders, or such lesser amount as is available from Collections, shall be paid to the applicable Managing Agent's Account.

                         (F) To the extent not previously paid, on each
            Settlement Date, an amount equal to the fees, costs and expenses then due and payable pursuant to the Fee Letters, on a pro rata basis in proportion to the fees, costs and expenses then owing to each Group Bank, to (a) ABN AMRO, as a Managing Agent, to ABN AMRO's Managing Agent Account, (b) Calyon, as a

            Managing Agent, to Calyon's Managing Agent Account, (c) JPMorgan, as a Managing Agent, to JPMorgan's Managing Agent Account, (d) SG, as a Managing Agent, to SG's Managing Agent Account, and (e) the Administrative Agent, to Calyon's Managing Agent Account.

                         (G) To the extent not previously paid, on each
            Settlement Date, any amounts of the type described in Section 2.7(c)(iii)(F) are then due and payable and any other unpaid Obligations shall be paid to the applicable Managing Agent's Account.

                         (H) On the Settlement Date on which all Obligations are
            paid in full, if the Servicer is one of the Originators or an Affiliate of one of the Originators, an amount equal to accrued Servicer Fee then due and payable shall be paid to the Servicer.

                  (v) Upon receipt of funds deposited into its Managing Agent's Account, each Managing Agent shall distribute such funds to the Lenders in its Group or to itself for application to the Obligations in accordance with the order of priority set forth in Section 2.7(c)(iii) or (iv), as applicable.

                  (vi) On the Termination Date and thereafter, the Issuers shall use commercially reasonable efforts to coordinate Interest Periods for advances so that Consequential Losses and other expenses charged to Borrower are mitigated.

            (d) Interest Payments. Interest on each Advance shall be due and payable in arrears on each Settlement Date, on the Termination Date, and, after the Termination Date, on demand.

            (e) Payments from Collection Account. To effect payments (including prepayments) hereunder, the Borrower may use the collected funds (if any) then held on deposit in the Collection Account.

      2.8. The Reserve Account.

            (a) Establishment. An account (the "Reserve Account") shall be established with the Reserve Account Bank. The Borrower, the Servicer, the Administrative Agent and the Reserve Account Bank have entered into the Reserve Account Control Agreement. The Reserve Account is and shall be under the control of the Administrative Agent, and the Borrower has and shall have no right to withdraw any amount from the Reserve Account until the Obligations are indefeasibly paid in full.

            (b) Taxation. The taxpayer identification number associated with the Reserve Account shall be that of the Borrower, and the Borrower will report for federal, state and local income tax purposes the income, if any, earned on funds in the Reserve Account.

            (c) New Reserve Account. The Reserve Account Bank shall be an Eligible Institution. In the event the Reserve Account Bank ceases to be an Eligible Institution, the Borrower shall, within ten days after learning thereof, establish a new Reserve Account (and transfer any balance and investments then in the Reserve Account to such new Reserve Account) at another Eligible Institution, which new Reserve Account shall be subject to a replacement Reserve Account Control Agreement.

            (d) Statements for Reserve Account. On a monthly basis, the Servicer shall cause the Reserve Account Bank to provide the Servicer, the Borrower and (upon request) the Administrative Agent with a written statement with respect to the preceding calendar month regarding the Reserve Account in a form customary for statements provided by the Reserve Account Bank for other accounts held by it, which statement shall include, at a minimum, the amount on deposit in the Reserve Account, and the dates and amounts of all deposits, withdrawals and investment earnings with respect to the Reserve Account.

            (e) Payments from Reserve Account.

                  (i) On the Business Day preceding the last day of each Interest Period and each Settlement Date, the Servicer will determine whether any Shortfall Amount will arise with respect to such Interest Period or Settlement Date and will give the Administrative Agent notice of the amount thereof by noon New York City time. By 2:00 p.m. New York City time on the Business Day prior to the last day of each Interest Period and each Settlement Date on which the amount of the Shortfall Amount is greater than zero, the Servicer shall notify the Reserve Account Bank requesting payment thereof. To the extent funds are available in the Reserve Account, the Servicer shall cause the Reserve Account Bank to pay the amount requested to the Administrative Agent's Account, as specified by the Administrative Agent, by 11:00 a.m. New York City time on the last day of such Interest Period or on such Settlement Date.

                  (ii) On each Settlement Date prior to the Termination Date on which the funds on deposit in the Reserve Account exceed the Required Reserve Account Amount (after giving effect to any payments pursuant to Section 2.8(e)(i)), the Servicer may withdraw and pay to the Borrower such excess from the Reserve Account.

            (f) Payments to Reserve Account. On the date hereof, the Borrower shall remit to the Reserve Account immediately available funds so that the amount on deposit in the Reserve Account equals the Required Reserve Account Amount. Additional payments shall be deposited to the Reserve Account from time to time pursuant to Section 2.7(c)(iii)(D).

            (g) Pledge. To secure the payment and performance of the Obligations, the Borrower hereby pledges and assigns to the Administrative Agent for the benefit of the Lenders, and hereby grants to the Administrative Agent for the benefit of the Lenders, a security interest in, all of the Borrower's right, title and interest in and to the Reserve Account, including, without limitation, all funds on deposit therein, all investments arising out of such funds, all interest and any other income arising therefrom, all claims thereunder or in connection therewith, and all cash, instruments, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such account, such funds or such investments, and all money at any time in the possession or under the control of, or in transit to such account, or any bailee, nominee, agent or custodian of the Reserve Account Bank, and all proceeds and products of any of the foregoing. Except as provided in the preceding sentence, the Borrower may not assign, transfer or otherwise convey its rights under this Agreement to receive any amounts from the Reserve Account.

            (h) Termination of Reserve Account. On the date following the Termination Date on which all Obligations have been indefeasibly paid in full, all funds then on deposit in the Reserve Account shall be paid to the Borrower and the Reserve Account shall be closed.

      2.9. Interest Allocations.

      Each Managing Agent shall, from time to time and in its sole discretion, determine whether an Advance shall be part of the "CP Allocation" or the "ABR Allocation"; provided, however, that each Advance made by a Bank hereunder shall be allocated to the ABR Allocation. Each Managing Agent shall provide the Borrower with reasonably prompt notice of the allocations made by it pursuant to this Section 2.9.

      2.10. Interest Rates.

      Except where specifically otherwise provided, Borrowings in respect of any CP Allocation shall bear interest with respect to each Interest Period comprising such CP Allocation at a rate per annum equal to the Commercial Paper Rate applicable to such Interest Period, and Borrowings in respect of any ABR Allocation shall bear interest at either the Eurodollar Rate plus the Bank Margin, or the Alternate Base Rate; provided, however, that in no event shall the rate of interest with respect to any Borrowings or portion thereof exceed the Maximum Rate. Each change in the Alternate Base Rate and Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to the Borrower or any other Person, upon the effective date of such change.

      2.11. Quotation of Rates.

      It is hereby acknowledged that an officer or other individual appropriately designated by an officer previously identified to a Managing Agent in a certificate of incumbency or other appropriately designated officer of the Borrower may call such Managing Agent from time to time in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon such Managing Agent nor the Lenders nor affect the rate of interest which thereafter is actually in effect.

      2.12. Default Rate.

      So long as any Event of Default exists, all Obligations shall bear interest at the Default Rate until paid, regardless of whether such payment is made before or after entry of a judgment. For the avoidance of doubt, once such Event of Default is cured all Obligations shall bear interest in accordance with
Section 2.10.

      2.13. Interest Recapture.

      If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the

Maximum Rate until the total amount of interest accrued thereon equals the amount of interest that would have accrued thereon if such designated rate had at all times been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total amount of interest paid or accrued is less than the amount of interest that would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by applicable Governmental Requirements, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if such designated rates had at all times been in effect and the amount of interest that would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

      2.14. Interest Calculations.

      All computations of interest and any other fees, costs and expenses hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed; provided, however, that any calculations of interest based on the rate set forth in clause
(a) of the definition of Alternate Base Rate shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) elapsed. All such determinations and calculations by the Administrative Agent and the Managing Agents shall be conclusive and binding absent manifest error.

      2.15. Interest Period.

            (a) "Interest Period" means, (i) with respect to any Advance included in the CP Allocation that is "tranche funded," each period (x) commencing on, and including, the date that such Advance was initially designated by the related Managing Agent as comprising a part of the CP Allocation hereunder, or the last day of the immediately preceding Interest Period for such Advance (whichever is latest); and (y) ending on, but excluding, the date that falls such number of days (not to exceed 30 days) thereafter as such Managing Agent shall select, (ii) with respect to any Advance included in the CP Allocation that is "pool funded," with respect to each Settlement Date, the most recently ended Collection Period, (iii) with respect to any Eurodollar Advance, a period of one month, beginning on a Business Day selected by the related Managing Agent and ending on the day in the succeeding calendar month which corresponds numerically to the beginning day of such period; provided that if there is no such corresponding day, such Interest Period shall end on the last Business Day in such succeeding month, and provided further that if such Interest Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the immediately preceding Business Day, and (iv) with respect to any other Advance, a period beginning and ending on the days selected by the related Managing Agent, such period not to exceed thirty days.

            (b) Each Advance included in the ABR Allocation shall be a Eurodollar Advance, unless,

                  (i) on or prior to the first day of such Interest Period the Lender with respect to such Advance shall have notified the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to fund such Advance at the Eurodollar Rate (and such Lender shall not have subsequently notified the Administrative Agent and the Managing Agent that such circumstances no longer exist), or

                  (ii) the Borrower shall have requested a Base Rate Advance or an Interest Period shorter than one month, or

                  (iii) the Administrative Agent and the Managing Agents do not receive notice, by 12:00 noon (New York City time) on the third Business Day preceding the first day of such Interest Period, that the related Advance will not be funded by issuance of commercial paper, or

                  (iv) the principal amount of such Advance is less than $2,500,000, or

                  (v) an Event of Default shall have occurred and be continuing, or

                  (vi) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost of funds to the Issuer or the Banks (as conclusively determined by the Administrative Agent and the Managing Agents) during such Interest Period, or

                  (vii) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for the relevant Interest Period,

in which case (if any of the foregoing events occurs) such Advance shall be a Base Rate Advance.

            (c) Notwithstanding any provision in this Agreement to the contrary,
(x) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if interest in respect of such Interest Period is computed by reference to the Eurodollar Rate, and such Interest Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the immediately preceding Business Day); (y) any Interest Period that commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date; and (z) the duration of each Interest Period that commences on or after the Termination Date shall be of such duration as shall be selected by the applicable Managing Agent and communicated by notice to the Borrower.

      2.16. Additional Costs.

            (a) If any Affected Party determines in its reasonable discretion that compliance with any law or regulation or any guideline or request, or any change in such law, regulation, guideline or request, or any change in the interpretation, administration or application thereof, from any central bank, any governmental authority or any accounting board or authority (whether or not having the force of law), which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (whether or not having the force of law):

                  (i) affects or would affect the amount of capital required or expected to be maintained by such Affected Party and such Affected Party determines that the amount of such capital is increased by or based upon the existence of any commitment to lend or maintain a loan against Mortgage Loan Collateral hereunder or under any commitments to a Lender related to this Agreement or to the funding thereof or any related liquidity facility or credit enhancement facility (or any participation therein) and other commitments of the same type related to this Agreement, or

                  (ii) increases the cost to or imposes a cost on (A) an Affected Party funding or making or maintaining any Advances or any liquidity loan to an Issuer or any commitment of such Affected Party with respect to any of the foregoing, or (B) the Administrative Agent for continuing its, or the Borrower's, relationship with the Lenders;

then, upon the Borrower's receipt of a certificate (with a copy to the Administrative Agent) as to any additional amounts payable to such Affected Party pursuant to this Section 2.16(a), which contains the calculation thereof and an explanation therefor in reasonable detail (an "Additional Cost Certificate"), delivered no later than 180 days after such circumstances first arise, the Borrower shall pay to the Affected Party within 30 days of the delivery of such Additional Cost Certificate, from time to time as specified by such Affected Party, additional amounts sufficient to compensate such Affected Party in the light of such circumstances, to the extent that such Affected Party reasonably determines such increase in capital or increased costs to be allocable to the existence of any of such commitments. Such Additional Cost Certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Affected Party shall be conclusive and binding for all purposes, absent manifest error.

            (b) In the event that any change in any requirement of law or in the interpretation by any governmental authority or application to an Affected Party of a requirement of law or change thereto by the relevant governmental authority after the date hereof or compliance by an Affected Party with any request or directive (whether or not having the force of law) from any central bank or other governmental authority after the date of this Agreement does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Party which are not otherwise included in the determination of the Alternate Base Rate or Eurodollar Rate (Reserve Adjusted) hereunder and the result of any of the foregoing is to increase the cost to or impose a cost on such Affected Party or to reduce any amount received or receivable by any Affected Party under this Agreement, any Note, the Liquidity Agreement with respect thereto, the Managing Agents Fee Letter or under the Amended and Restated Administrative Agent Fee Letter, then, upon Borrower's receipt of an Additional Cost Certificate from the Affected Party delivered no later than 180 days after such circumstances first arise, the Borrower shall pay to the Administrative Agent within 30 days of the delivery of such Additional Cost Certificate, any additional amounts (without duplication of amounts referred to in Section 2.16(a)) necessary to compensate such Affected Party for such additional cost or reduced amount. Such Additional Cost Certificate as to such additional cost or reduced amount receivable submitted to the Borrower by the Affected Party shall be conclusive and binding for all purposes, absent manifest error.

            (c) For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board or any other change in national or international generally accepted principles of accounting (whether foreign or domestic) that would require the consolidation of some or all of the assets and liabilities of any Lender, including the assets and liabilities which are the subject of this Agreement and/or other Transaction Documents, with those of any Affected Party (other than such Lender), shall constitute a change in the interpretation, administration or application of a law, regulation, guideline or request subject to Section 2.16(a) and (b).

      2.17. Additional Interest on Advances Bearing a Eurodollar Rate.

      The Borrower shall pay to any Affected Party, so long as such Affected Party shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal of each Advance or portion thereof made or funded (including fundings to an Issuer for the purpose of maintaining an Advance) by such Affected Party during each Interest Period in respect of which interest is computed by reference to the Eurodollar Rate, for such Interest Period, at a rate per annum equal at all times during such Interest Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Affected Party for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be reasonably determined by such Affected Party and notice thereof given to the Borrower (with a copy to the Administrative Agent and the applicable Managing Agent) within 30 days after any interest payment is made with respect to which such additional interest is requested. Such notice shall be in the form of a certificate as to such additional interest submitted to the Borrower and the Administrative Agent and the applicable Managing Agent by such Affected Party shall contain a calculation of such additional interest and an explanation thereof in reasonable detail. If such certificate contains a calculation of such additional interest and a reasonable explanation thereof, it shall be conclusive and binding for all purposes, absent manifest error.

      2.18. Consequential Loss.

      The Borrower shall indemnify each Affected Party against, and shall pay to the Administrative Agent for such Affected Party within ten (10) Business Days after Borrower's receipt of the request therefor, any Consequential Loss of any Affected Party. Such request by any Affected Party that Borrower pay any Consequential Loss shall be in the form of a certificate setting forth the basis for imposing such Consequential Loss and the calculation of such amount thereof, which calculation shall be conclusive and binding absent manifest error and shall be delivered to the Borrower, the Administrative Agent and the applicable Managing Agent.

      2.19. Taxes.

            (a) All payments made by the Borrower under this Agreement and the Notes shall be without setoff, deduction or counterclaim, and the Borrower agrees to pay on demand any present or future stamp or documentary taxes or any other taxes, levies, imposts, duties, charges, fees or withholdings which arise from payment made hereunder or under the Notes or from the execution or delivery or otherwise with respect to this Agreement or the Notes but excluding franchise taxes and taxes imposed on or measured by all or part of the gross or net income (but not including any such tax in the nature of a withholding tax) of such Affected Party by the jurisdiction under the laws of which such Affected Party is organized or has its applicable lending office or any political subdivision of any thereof (all such excluded taxes, levies, imposts, deductions, changes, withholding and liabilities collectively or individually referred to herein as "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities collectively or individually referred to herein as "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Party: (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Affected Party shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) The Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies, but excluding any Excluded Taxes) imposed upon any Affected Party as a result of the transactions contemplated by this Agreement or that arise from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement ("Other Taxes").

            (c) Each Lender that is not a U.S. Person (each a "Non-U.S. Lender") shall deliver to the Borrower: (i) two copies of either (A) United States Internal Revenue Service Form W-8BEN (including any successor forms thereto) or
(B) United States Internal Revenue Service Form W-8ECI (including any successor forms thereto), or (ii) in the case of a Non-U.S. Lender claiming an exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8BEN (or any subsequent versions thereof or successors thereto) and a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, in either case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on payments by each Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a Lender hereunder. If such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"), such forms shall be delivered on or before the date of such change. In addition, each Non-U.S. Lender shall deliver such forms promptly after (or, if reasonably practicable, prior to) the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.19(c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(c) that such Non-U.S. Lender is not legally able to deliver.

            (d) Within 30 days after the Borrower pays any amount to any Affected Party from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Administrative Agent for delivery to such Affected Party evidence reasonably satisfactory to such Person of such deduction, withholding or payment (as the case may be).

            (e) If an Affected Party receives the benefit of a tax refund, credit or other benefit which is attributable to any Taxes as to which such Affected Party has been reimbursed by the Borrower, or with respect to which the Borrower has paid an additional amount hereunder, such Affected Party shall within 30 days after the date of such receipt pay over the amount of such refund or credit (to the extent so attributable) to the Borrower, net of all reasonable out-of-pocket third party expenses of such Affected Party related to claiming such refund or credit; provided, however, that (i) such Affected Party, as the case may be, acting in good faith will be the sole judge of the amount of any such refund, credit or reduction and of the date on which such refund, credit or reduction is received, (ii) such Affected Party, as the case may be, acting in good faith shall have absolute discretion as to the order and manner in which it employs or claims tax refunds, credits, reductions and allowances available to it, (iii) the Borrower agrees to repay such Affected Party, as the case may be, upon written request from such Affected Party the amount of such refund, credit or reduction received by the Borrower, in the event and to the extent, such Affected Party is required to repay such refund, credit or reduction to any relevant Governmental Authority, and (iv) such Affected Party shall not be required to make available its tax returns or any other information relating to its taxes and the computation thereof.

            (f) Nothing contained in this Section 2.19 shall require an Affected Party to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

      2.20. Replacement Banks.

      Upon the election of any Affected Party to request reimbursement by the Borrower for increased costs under Sections 2.16 or 2.17 or for compensation in respect of withholding taxes under Section 2.19, the Borrower may, upon prior written notice to the Administrative Agent and such Affected Party, seek a replacement Bank to whom such additional costs or taxes shall not apply and which shall be reasonably satisfactory to the Administrative Agent (a "Replacement Bank"); provided, however, that the Borrower may not seek a replacement for a Managing Agent, in its capacity as a Bank, unless the Issuer in the related Group and any other Bank, at such Bank's option, in such Group, is also to be replaced as a party to this Agreement and all Obligations owing to such Bank, the related Issuer and the related Managing Agent are to be repaid in full as they become due pursuant to Section 2.7(c)(iii). Each Affected Party agrees that, should it be identified for replacement pursuant to this Section 2.20, upon payment in full of all amounts due and owing to such Affected Party hereunder and under the other Transaction Documents, it will promptly execute and deliver all documents and instruments reasonably required by the Borrower to assign such Affected Party's portion of the Borrowings to the applicable Replacement Bank. Any such replacement shall not relieve the Borrower of its obligation to reimburse the Affected Party for any such increased costs or taxes incurred through the effective date of such replacement. Pending designation of a Replacement Bank (and the related Issuer and Managing Agent), the Borrower may, at its option, instruct the Administrative Agent, in a written notice provided to the Administrative Agent, with a copy provided to the Affected Party, that all Advances subsequent to such notice be made only by the Group that does not include such Affected Party. As of the date of such notice, the Maximum Facility Amount shall be reduced by the amount of the Bank Commitments of the Banks in the Group that includes the Affected Party.

      2.21. LIBOR Determination Date.

      On each LIBOR Determination Date, the Servicer shall determine LIBOR on the basis of the rate for deposits in Dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for such related Interest Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0001%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Period will be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0001%) of the one-month Dollar lending rates that three New York City banks selected by the Servicer are quoting at approximately 11:00 a.m. (New York City time) on the relevant LIBOR Determination Date to leading European banks.

                                   ARTICLE III

                                   COLLATERAL

      3.1. Collateral.

      To secure the payment of the Obligations, the Borrower has executed and delivered to the Administrative Agent and the Collateral Agent, as applicable:

            (a) the Security Agreement,

            (b) the Collection Account Control Agreement, and

            (c) the Reserve Account Control Agreement;

all as more fully provided for in the Collateral Agency Agreement. The Borrower further agrees to execute all documents and instruments, and perform all other acts deemed necessary by the Administrative Agent or any Managing Agent to create and perfect, and maintain the security interests and collateral assignments in favor of the Administrative Agent for the benefit of the holders of the Obligations, as perfected first priority security interests. Any security interest or collateral assignments granted to the Administrative Agent under any Transaction

Document is for the benefit of the holders of the Obligations, whether or not reference is made to such holders.

      3.2. Delivery of Collateral to Collateral Agent.

            (a) Periodically, the Borrower may deliver Mortgage Loan Collateral to the Collateral Agent to hold as bailee for the Administrative Agent. Each delivery shall be made in association with an Assignment to the Administrative Agent, for the benefit of the holders of the Obligations, in all Mortgage Loans and related Collateral delivered with or described in such Assignment or any schedules thereto. The Borrower shall use the form of Assignment provided for in the Collateral Agency Agreement.

            (b) Each Assignment delivered to the Collateral Agent shall be accompanied by a completed Schedule I, Schedule II and Schedule III using the forms of such schedules as prescribed in the Collateral Agency Agreement and, with respect to each Mortgage Loan described in Schedule II to each Assignment, shall deliver or cause to be delivered the following items (collectively, the "Principal Mortgage Documents"):

                  (i) the original of each Mortgage Note, endorsed in blank (without recourse) and all intervening endorsements thereto;

                  (ii) an original executed assignment in blank for each Mortgage securing such Mortgage Loan, in recordable form, executed by the Originator, in the case of each Mortgage Loan that is not a MERS Designated Mortgage Loan, or by an authorized signatory of MERS, in the case of each MERS Designated Mortgage Loan; and

                  (iii) a certified copy of the executed Mortgage related to such Mortgage Note;

            (c) The Servicer shall hold in trust for the Administrative Agent for the benefit of the holders of the Obligations, with respect to each Mortgage Loan included in the Collateral:

                  (i) the original filed Mortgage relating to such Mortgage Loan, provided, however, that, until an original Mortgage is received from the public official charged with its filing and recordation, a copy, certified by the closing agent to be a true and correct copy of the original sent to be filed and recorded, may be used by the Borrower to satisfy this requirement; however, the Borrower shall thereafter pursue, with reasonable diligence, receipt of the filed and recorded original Mortgage and, if received, shall deliver such original to the Servicer;

                  (ii) other than with respect to a HUD repossessed Property that is sold to a consumer, a mortgagee's policy of title insurance (or binding unexpired commitment to issue such insurance if the policy has not yet been delivered to the Servicer) insuring the Borrower's perfected, first-priority Lien created by the Mortgage securing such Mortgage Loan (subject to such title exceptions that are acceptable to prudent mortgage lenders) in a policy amount not less than the principal amount of such Mortgage Loan;

                  (iii) the original hazard insurance policy, appropriately endorsed to provide that all insurance proceeds will be paid to any of the Originators or any of the assigns of such Originator, referred to in Section 6.6(b) hereof which relate to such Mortgage Loan, or other evidence of insurance acceptable to the Administrative Agent;

                  (iv) the form of current appraisal of the Property described in the Mortgage, prepared by a state licensed appraiser, that complies with all applicable Governmental Requirements, including all Governmental Requirements that are applicable to the Lenders or any other Affected Party; provided, however, that no appraisal shall be required for Mortgage Loans (x) financing HUD repossessed Property that is sold to a consumer, financed with an FHA loan, fully insurable and in accordance with FHA guidelines, but for which an appraisal is not required, and (y) representing so called VA Rate Reduction or FHA streamline refinances, insurable in accordance with VA and FHA guidelines, but for which an appraisal is not required ; and

                  (v) all other original documents (collectively, the "Other Mortgage Documents").

Upon request of the Administrative Agent or any Managing Agent, and three (3) Business Days' prior notice by the Administrative Agent to the Collateral Agent, the Servicer shall immediately deliver, or shall cause to be delivered, all such items, held in trust, to the Collateral Agent as bailee for the Administrative Agent or such other party as may be designated in such notice.

            (d) The Servicer shall provide the Collateral Agent and the Administrative Agent with full access to all Other Mortgage Documents held in trust for the Administrative Agent at all times.

            (e) With respect to each Assignment that is received by the Collateral Agent, the Collateral Agent shall review such Assignment and make a written report to the Borrower and the Administrative Agent, all as more fully provided in the Collateral Agency Agreement.

      3.3. Redemption of Mortgage Collateral.

            (a) Generally. Subject to the limitations contained in this Section 3.3, in connection with a sale or other transfer contemplated by clause (a) or
(b), and so long as no Default or Event of Default is continuing, the Borrower or the Servicer (on behalf of the Borrower) may request releases of the Administrative Agent's security interest in all or any part of the Collateral (including releases from the Collection Account and release of funds owned by the Borrower and held in the Cash and Collateral Account) at any time, and from time to time; provided that no such request shall be granted unless, in addition to the satisfaction of the other conditions contained in this Section 3.3,

                  (i) (immediately after giving effect to any requested release) the total Collateral Value of all Eligible Mortgage Collateral shall equal or exceed the Principal Debt, or

                  (ii) (A) the Borrower makes a principal payment on account of the Principal Debt in an amount, or (B) the Borrower delivers to the Collateral Agent as bailee for the Administrative Agent substitute Eligible Mortgage Collateral with a Collateral Value, such that after giving effect to such payment or delivery, the total Collateral Value of all Eligible Mortgage Collateral will equal or exceed the Principal Debt.

So long as no Default or Event of Default is continuing, the Servicer (on behalf of the Borrower) may transfer funds from the Collection Account to the Disbursement Account; provided, that the Servicer shall not request and the Collateral Agent shall not permit funds to be released from the Disbursement Account unless the total Collateral Value of all Eligible Mortgage Collateral (immediately after giving effect to the requested release) equals or exceeds the Principal Debt, as shown on the most recent Borrowing Report. Each request for a partial release of Collateral (a "Transfer Request") shall be addressed to the Collateral Agent and shall be substantially in the form provided in the Collateral Agency Agreement (or such other form as may be reasonably acceptable to or required by the Administrative Agent, from time to time).

            (b) Redemption Pursuant to Sale. So long as no Default or Event of Default is continuing, the Borrower or the Servicer (on behalf of the Borrower) may (and, while a Default or Event of Default is continuing, upon direction of the Administrative Agent, the Borrower shall) from time to time submit a Shipping Request that would permit a sale of Mortgage Loan Collateral to, or the pooling of Mortgage Loan Collateral for, an Approved Take-Out Investor, pursuant to a Take-Out Commitment. Upon the receipt by the Collateral Agent of a Shipping Request from the Borrower identifying Collateral to be delivered to an Approved Take-Out Investor, and so long as (x) no Default or Event of Default shall be in existence or would be caused thereby or, (y) if a Default or Event of Default is in existence or would be caused thereby, the Administrative Agent has approved the Shipping Request:

                  (i) The Collateral Agent shall deliver to the Approved Take-Out Investor, or its loan servicing provider or custodian, under the Collateral Agent's "Bailee and Security Agreement Letter" substantially in the form provided for in the Collateral Agency Agreement, as appropriate, the items of Mortgage Loan Collateral being sold that are held by the Collateral Agent as bailee for the Administrative Agent pursuant to Section 3.2 hereof, with the release of the security interest in favor of the Administrative Agent for the benefit of the holders of the Obligations in such items being conditioned upon timely payment to the Collection Account of the amount described in Section 3.3(b)(iii) or delivery of additional Eligible Mortgage Collateral;

                  (ii) The Servicer shall, as agent for the Administrative Agent, deliver to such Approved Take-Out Investor, or such Approved Take-Out Investor's loan servicing provider or custodian, pursuant to procedures provided for in the Collateral Agency Agreement, the items held by the Servicer pursuant to Section 3.2(c) that are related to the Mortgage Loan Collateral to be transferred on the condition that such Approved Take-Out Investor or its loan servicing provider or custodian shall hold or control such Other Mortgage Documents as bailee for the Administrative Agent (for the benefit of the holders of the Obligations) until the Approved Take-Out Investor has paid the full purchase price for such Mortgage Loan Collateral to the Collection Account, as required by the relevant Take-Out Commitment;

                  (iii) Within forty-five (45) days after the delivery by the Collateral Agent to such Approved Take-Out Investor or its loan servicing provider or custodian of the items of Mortgage Loan Collateral described in
Section 3.3(b)(i) or (ii), the Borrower shall make a payment, or shall cause a payment to be made, to the Collection Account, for distribution to the Administrative Agent for the account of the Lenders in an amount equal to at least the full purchase price for such Mortgage Loan Collateral or shall substitute Eligible Mortgage Collateral as permitted by this Section 3.3; and

                  (iv) With respect to each Shipping Request that is received by the Collateral Agent by 11:30 a.m. (eastern time) on a Business Day, the Collateral Agent shall use due diligence and efforts to review such Shipping Request and prepare the Mortgage Loan files identified in each Shipping Request, for shipment prior to the close of business on such day.

            (c) Transfers. So long as no Default or Event of Default is continuing, the Borrower shall, at any time, be permitted to transfer Mortgage Loans to any Permitted Transferees (as defined below) by means of its daily electronic transmissions to the Collateral Agent, together with delivery of a Transfer Request delivered to the Collateral Agent, identifying each Mortgage Loan being transferred. The Collateral Agent's sole responsibility with respect to any such transfers shall be to correctly reflect such transfers on its computer system and books and records and to indicate, on its Collateral Agent's Daily Report on the next Business Day, that such transfers have been effected. "Permitted Transferees" means (i) the related Originator, in connection with any sale and transfer thereto effected pursuant to the terms of the Repurchase Agreement and (ii) any Approved Take-Out Investor. However, requested transfers will not be made if (A) as reflected on the most recent Borrowing Report, total Principal Debt will equal or exceed the total Collateral Value of Eligible Mortgage Collateral immediately after giving effect to a requested transfer and any accompanying substitution of Mortgage Collateral, or (B) the Collateral Agent shall have received written notice from the Administrative Agent that a Default or Event of Default has occurred.

            (d) Continuation of Lien. Unless released in writing by the Administrative Agent as herein provided, the security interest in favor of the Administrative Agent for the benefit of the holders of the Obligations, in all Mortgage Loan Collateral transmitted pursuant to Section 3.3(b) shall continue in effect until such time as payment in full of the amount described in Section 3.3(b)(iii) shall have been received.

            (e) Application of Proceeds; No Duty. Neither the Administrative Agent nor the Lenders shall be under any duty at any time to credit Borrower for any amount due from any Approved Take-Out Investor in respect of any purchase of any Mortgage Collateral contemplated under Section 3.3(b) above, until such amount has actually been received in immediately available funds and deposited to the Collection Account. Neither the Collateral Agent, nor the Lenders, nor the Administrative Agent shall be under any duty at any time to collect any amounts or otherwise enforce any obligations due from any Approved Take-Out Investor in respect of any such purchase.

            (f) Mandatory Redemption of Mortgage Collateral. Notwithstanding any provision herein to the contrary, if at any time a Collateral Deficiency exists, the Borrower


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

shall, as promptly as possible and in any event within one (1) Business Day, make a payment to the Collection Account or pledge, assign and deliver additional or substitute Eligible Mortgage Collateral to the Administrative Agent for the benefit of the holders of the Obligations, so that, immediately after giving effect to such payment or pledge and assignment, total Collateral Value of Eligible Mortgage Collateral shall be equal or greater than the Principal Debt.

            (g) Representation in Connection with Releases, Sales and Transfers. The Borrower represents and warrants that each request for any release or transfer pursuant to Section 3.3(a) or Section 3.3(b) shall automatically constitute a representation and warranty to the effect that immediately before and after giving effect to such release or Transfer Request, the Collateral Value of Eligible Mortgage Collateral shall equal or exceed the Principal Debt.

            (h) Limitation on Releases. Notwithstanding any provision to the contrary, the Collateral Agent shall not release any Collateral unless payment of the purchase price by the Approved Take-Out Investor shall have been made in immediately available funds to the Collection Account; provided, however, that the foregoing shall not apply if immediately before and after giving effect thereto, the total Collateral Value of Eligible Mortgage Collateral shall equal or exceed the Principal Debt.

      3.4. Releases of Mortgage Notes for Servicing.

      The Servicer may from time to time request, in writing, that the Collateral Agent deliver Mortgage Notes for correction or servicing actions under the Collateral Agent's "Trust Receipt and Security Agreement Letter", in the form provided for in the Collateral Agency Agreement, as and to the extent permitted pursuant to Section 3.5 of the Collateral Agency Agreement.

      3.5. Collateral Reporting.

      Pursuant to the Collateral Agency Agreement, on each Business Day, and in no event later than 10:30 a.m. (eastern time), the Collateral Agent shall furnish to the Borrower and each Managing Agent by facsimile (a hard copy of which shall not subsequently be mailed, sent or delivered to any Managing Agent, unless so requested by such Managing Agent) a duly completed Collateral Agent Daily Report in the form of Exhibit D-8 to the Collateral Agency Agreement.

      3.6. Hedge Reporting.

      The Servicer shall prepare a duly completed Hedge Report in the form of Exhibit K on the close of business on the last Business Day of each week and shall provide such Hedge Report to the Borrower and the Administrative Agent no later than 10:00 a.m. (eastern time) on the following Business Day. Upon request of any Lender, the Administrative Agent shall furnish or cause to be furnished to such Lender a copy of the most recent Hedge Report received by the Administrative Agent.

      3.7. Servicer Monthly Reporting.

      No later than the Settlement Date in each month, the Servicer shall furnish the Borrower and the Administrative Agent and the Managing Agents (by facsimile or electronic transmission (a hard copy of which shall not subsequently be mailed, sent or delivered to the Administrative Agent and the Managing Agents, unless so requested by the Administrative Agent and the Managing Agents) a report executed by a Financial Officer of the Servicer or the Originator, in the form of Exhibit F hereto ("Servicer Monthly Report") which shall provide as of the last day of the previous month (i) a computation of the Delinquent Ratio, and delinquency of Mortgage Loans serviced by the Servicer, (ii) delinquency of Mortgage Loans owned by the Borrower that are financed by the Lenders and constitute Collateral hereunder, (iii) LIBOR, and (iv) the other information provided for therein. If such Servicer Monthly Report reflects a Conforming FICO Score Trigger Event, a Conforming Loan-to-Value Ratio Trigger Event, a Non-Conforming FICO Score Trigger Event or a Non-Conforming Loan-to-Value Ratio Trigger Event, the Servicer shall so notify the Collateral Agent.

      3.8. Approved Take-Out Investor Reporting.

      No later than the Settlement Date in each month, the Borrower shall furnish to the Administrative Agent (by facsimile or electronic transmission (a hard copy of which shall not subsequently be mailed, sent or delivered to the Administrative Agent, unless so requested by the Administrative Agent)) a report which shall provide as of the last day of the previous month (i) a list of Approved Take-Out Investors that committed to purchase one or more Mortgage Loans from one of the Originators during such previous month and (ii) the percentage of the Mortgage Loans each such Approved Take-Out Investor committed to purchase either in the form of loan-specific Take-Out Commitments or Hedges. It is understood that some Mortgage Loans may have been sold by the Borrower to the Originator and then financed pursuant to other warehouse facilities. This will be reflected on the foregoing report. Upon request of any Lender, the Administrative Agent shall provide or cause to be provided to such Lender a copy of the most recent report received by it pursuant to this Section 3.8.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1. Initial Borrowing under this Agreement.

      The effectiveness of this Amended and Restated Loan Agreement and the making of the initial Advance hereunder shall not occur until the satisfaction of the conditions precedent specified in this Section 4.1 hereof and delivery to the Administrative Agent of the following (each of the following documents being duly executed and delivered and in form and substance reasonably satisfactory to the Managing Agents, and, with the exception of the Notes, each in a sufficient number of originals that each Managing Agent may have an executed original of each document):

            (a) an executed counterpart of this Agreement;

            (b) the Notes issued to each Lender;

            (c) a certificate of the Secretary or Assistant Secretary of each of the Borrower, each Originator and each Performance Guarantor certifying as to
(i) resolutions of the Borrower's, each Originator's and each Performance Guarantor's board of directors authorizing the execution, delivery, and performance by each of them of the Transaction Documents to which they are a party and identifying the officers of the Borrower, the Originators and the Performance Guarantors who are authorized to sign such Transaction Documents, (ii) specimen signatures of the officers so authorized, (iii) the certificate of incorporation or formation, as applicable and (iv) bylaws or resolutions or other similar governing documents, as applicable;

            (d) a favorable written opinion from counsel to the Borrower, the Originators and the Performance Guarantors which counsel may be an employee of such Person on entity matters and a favorable written opinion from counsel to the Borrower, the Originators and the Performance Guarantors on enforceability matters, each in a form reasonably acceptable to the Administrative Agent;

            (e) a reliance letter from Hunton & Williams LLP, permitting each Lender not listed as an addressee to rely on such firm's opinion as to true sale and non-consolidation matters, which opinion was delivered to the Administrative Agent in 2003 together with opinions of Hunton & Williams LLP, as to certain bankruptcy, enforceability and security interest matters;

            (f) a reliance letter from each of Cadwalader, Wickersham & Taft LLP, and Richards, Layton & Finger, counsel to the Borrower and Originators, permitting each Lender not listed as an addressee to rely on such firm's opinion as to security interest matters, which opinions were delivered to the Administrative Agent in 2003;

            (g) a certificate from the Secretary of State for each state in which the Borrower, each Originator and each Performance Guarantor is incorporated or has a principal place of business, as to the good standing of the Borrower and/or each of the Originators and each Performance Guarantor, as applicable;

            (h) executed counterparts of the Fee Letters;

            (i) evidence of a deposit to the Reserve Account in the amount needed to increase the balance therein to equal the Required Reserve Account Amount;

            (j) with respect to each Issuer, written confirmation from each Rating Agency rating the Commercial Paper Notes of such Issuer that the Issuer's execution of and performance under this Agreement will not result in a downgrade or withdrawal of the ratings assigned to any of such Commercial Paper Notes; and

            (k) such other documents as any Managing Agent may reasonably request at any time at or prior to the Borrowing Date of the initial Borrowing hereunder.

      4.2. All Borrowings.

      Each Advance (including, without limitation, the initial Advance) pursuant to this Agreement is subject to the following further conditions precedent:

            (a) prior to 2:00 p.m. (eastern time) on the Business Day before the designated Borrowing Date, the Borrower shall have provided to the Administrative Agent and the Collateral Agent, a Borrowing Report (together with any related Assignment) and prior to 4:00 p.m. (eastern time), the Administrative Agent shall have provided a copy of such Borrowing Report to each Managing Agent (it being understood that any such Borrowing Request shall constitute a representation that after giving effect to the Advance and close of business on such Borrowing Date, the Collateral Value of all Eligible Mortgage Collateral shall equal or exceed the Principal Debt);

            (b) all Collateral in which the Borrower has granted a security interest to the Administrative Agent for the benefit of the holders of the Obligations, with the exception of Wet Loans pursuant to Section 2.3(c), shall have been physically delivered to the possession of the Collateral Agent in accordance with Section 3.2;

            (c) the representations and warranties of the Borrower, the Originators and (so long as the Servicer and one of the Originators is the same entity) the Servicer contained in this Agreement, any Assignment or Borrowing Report, or any Security Instrument or other Transaction Document (other than those representations and warranties that, by their express terms, are limited to the effective date of the document or agreement in which they are initially made) shall be true and correct in all material respects on and as of the date of such Advance;

            (d) no Default or Event of Default or Servicer Default shall have occurred and be continuing, or would result from such Advance, and no change or event that constitutes a Material Adverse Effect shall have occurred and be continuing as of the date of such Advance;

            (e) the Collection Account shall be established and in existence and free from any Lien other than pursuant to the Collection Account Control Agreement;

            (f) delivery of a sufficient number of originals such that the Administrative Agent may have an executed original thereof, of such other documents and opinions of counsel, including such other documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder or otherwise and including favorable written opinions of counsel with respect thereto, as the Administrative Agent may reasonably request;

            (g) the Termination Date shall not have occurred; and

            (h) with respect to the initial Advance, all fees, costs and expenses due on the Initial Funding Date shall have been paid, as provided in the Fee Letters.

Each Borrowing Report shall be automatically deemed to constitute a representation and warranty by the Borrower on the Borrowing Date set forth therein to the effect that all of the conditions of Sections 4.1 and 4.2 are satisfied as of such Borrowing Date.


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

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      5.1. Representations of the Borrower and the Servicer.

      The Borrower and the Servicer each represents and warrants, as to itself, to the Administrative Agent, the Managing Agents and the Lenders as follows:

            (a) Organization and Good Standing. It (i) in the case of the Borrower, is a limited liability company, and, in the case of the Servicer, is a corporation, in each case duly organized and existing in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (iii) has the requisite entity power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (iv) is in compliance with all Requirements of Law. American Home Mortgage Corp. is incorporated in New York and in no other jurisdiction, and American Home Mortgage Servicing , Inc. is incorporated in Maryland and in no other jurisdiction. The Borrower is organized in Delaware and no other jurisdiction.

            (b) Authorization and Power. It has the requisite entity power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party; it is duly authorized to and has taken all requisite entity action necessary to authorize it to, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and is and will continue to be duly authorized to perform this Agreement and such other Transaction Documents.

            (c) No Conflicts or Consents. Neither the execution and delivery by it of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (i) contravene or conflict with any Requirement of Law to which it is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which its Property may be subject, or (ii) result in the creation or imposition of any Lien, other than the Liens of the Security Instruments, on the Property of the Borrower.

            (d) Enforceable Obligations. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed by it and are its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

            (e) Full Disclosure. There is no fact known to it that it has not disclosed to the Administrative Agent and the Managing Agents that could reasonably be expected to have a Material Adverse Effect. Neither its financial statements nor any Borrowing Report, officer's certificate or statement delivered by it to the Managing Agents in connection with this


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

Agreement, contains any untrue or inaccurate statement of material fact or omits to state a material fact necessary to make such information not misleading.

            (f) No Default. It is not in default under any loan agreement, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its Property is bound, if such default would also be a Default or an Event of Default (or, with notice or passage of time would become a Default or Event of Default) under either of subparagraphs (e) or(i) of
Section 8.1 of this Agreement.

            (g) Litigation.

                  (i) Except as set forth on Schedule III, there are no actions, suits or proceedings, including arbitrations and administrative actions, at law or in equity (other than, in the case of the Servicer, any actions, suits or proceedings with damage claims of $1,000,000 or less), either by or before any Governmental Authority, now pending or, to its knowledge, threatened by or against it or any of its Subsidiaries, and pertaining to any Governmental Requirement affecting its Property or rights or any of its Subsidiaries.

                  (ii) Neither it nor any of its Subsidiaries is in default with respect to any Governmental Requirements.

                  (iii) The Servicer is not liable on any judgment, order or decree (or any series of judgments, orders, or decrees) that could reasonably be expected to have a Material Adverse Effect and that has not been paid, stayed or dismissed within 60 days and the Borrower is not liable on any judgment, order or decree (or any series of judgments, orders or decrees).

            (h) Taxes. All tax returns required to be filed by it in any jurisdiction have been filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired, and all taxes, assessments, fees and other governmental charges upon it or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on its books. There is no tax assessment or to Borrower's and Servicer's best knowledge, proposed tax assessment against it that could reasonably be expected to have a Material Adverse Effect.

            (i) Aggregate Collateral Value. AHMIC's ratio of its Aggregate Collateral Value to its Adjusted Consolidated Funded Debt is not less than 1.00 to 1.00.

            (j) Permits, Patents, Trademarks, Etc.

                  (i) It has all permits and licenses necessary for the operation of its business.

                  (ii) It owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are


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

necessary for the operation of its business, without any conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair any of such rights of it.

            (k) Status Under Certain Federal Statutes. It is not (i) a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility," as such term is defined in the Federal Power Act, as amended, (iii) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (iv) a "rail carrier," or a "person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., and it is not a "carrier" to which 49 U.S.C. ss. 11301(b)(1) is applicable.

            (l) Securities Acts. It has not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Borrower is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

            (m) No Approvals Required. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by it of any document with, or the taking of any other action in respect of, any Governmental Authority that has jurisdiction over it or any of its Property.

            (n) Environmental Matters. There have been no past, and there are no pending or to Borrower's knowledge threatened, claims, complaints, notices, or governmental inquiries against it regarding any alleged violation of, or potential liability under, any environmental laws that could reasonably be expected to have a Material Adverse Effect. It and its properties are in substantial compliance in all respects with all environmental laws and related licenses and permits, unless the failure to comply strictly in all respects with all environmental laws and related licenses and permits could reasonably be expected to have a Material Adverse Effect. No conditions exist at, on or under any Property now or previously owned or leased by it that could give rise to liability under any environmental law that could be expected to have a Material Adverse Effect.

            (o) Eligibility. The Servicer and each Originator are approved and qualified and in good standing as a lender or seller/servicer, as follows:

                  (i) The Servicer and each Originator is a Fannie Mae approved seller/servicer and the Borrower is a Fannie Mae approved seller (in good standing) of Mortgage Loans, eligible to originate, purchase, hold, sell and, with respect to each Originator and the Servicer, service Mortgage Loans to be sold to Fannie Mae.


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

                  (ii) The Servicer and each Originator is a Freddie Mac approved seller/servicer (in good standing) of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

                  (iii) The Servicer and each Originator is an approved FHA servicer, VA servicer and Ginnie Mae issuer (in good standing) of mortgage loans, eligible to originate, purchase, hold, sell and service mortgage loans to be pooled into Ginnie Mae mortgage-backed securities pools and to issue Ginnie Mae mortgage-backed securities.

                  (iv) Each Mortgage Loan reported as an Eligible Mortgage Loan is an Eligible Mortgage Loan.

      5.2. Additional Representations of the Borrower.

      The Borrower further represents and warrants to the Administrative Agent, the Managing Agents and the Lenders as follows:

            (a) Activities. The Borrower was formed on July 30, 2003, and the Borrower did not engage in any business activities prior to the date of the Original Loan Agreement. The Borrower has limited and will limit its activities to those specified in the Limited Liability Company Agreement and has no Subsidiaries.

            (b) Solvency. Both prior to and after giving effect to each Borrowing, (i) the fair value of the property of the Borrower is greater than the total amount of liabilities, including contingent liabilities, of the Borrower, (ii) the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay all probable liabilities of the Borrower on its debts as they become absolute and matured, (iii) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond the Borrower's abilities to pay such debts and liabilities as they mature and (iv) the Borrower is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Borrower's property would constitute unreasonably small capital.

            (c) Purchase of Mortgage Loans. With respect to each Mortgage Loan, the Borrower shall have purchased such Mortgage Loan from one of the Originators in exchange for payment (made by the Borrower to the Originator in accordance with the provisions of the Repurchase Agreement) of cash, the Deferred Purchase Price (as such term is defined in the Repurchase Agreement), or a combination thereof in an amount that constitutes fair consideration and reasonably equivalent value. Each such sale referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by one of the Originators to the Borrower and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

            (d) Priority of Debts and Liens. The Borrower has incurred no Indebtedness except as expressly incurred hereunder and under the other Transaction Documents. Upon delivery of an Assignment to the Collateral Agent, the Administrative Agent will have a valid, enforceable, perfected and first-priority Lien, for the benefit of the holders of the Obligations, in all Mortgage Loan Collateral described in or delivered with such Assignment. Upon delivery of funds for deposit in the Collection Account to the Collateral Agent, the


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

Administrative Agent will have a valid, enforceable, perfected and first-priority Lien for the benefit of the holders of the Obligations, on the Collection Account and related Collateral.

            (e) No Liens. The Borrower has (or, as to all Mortgage Loan Collateral delivered to the Collateral Agent after the date of this Agreement, will have) good and indefeasible title to all Collateral, and the Mortgage Loan Collateral and all proceeds thereof are (or, as to all Mortgage Loan Collateral delivered to the Collateral Agent after the date of this Agreement, will be) free and clear of all Liens and other adverse claims, other than (i) the right of the related Originator to repurchase such Mortgage Loan Collateral pursuant to the terms of the Repurchase Agreement and/or (ii) Liens in the Mortgage Loan Collateral or proceeds in favor of the Administrative Agent for the benefit of the holders of the Obligations.

            (f) Financial Condition. The balance sheet of the Borrower as at June 30, 2005, a copy of which has been furnished to the Managing Agents, fairly presents the financial condition of the Borrower as at such date, in accordance with GAAP, and since June 30, 2005, there has been no material adverse change in the business, operations, property or financial condition of the Borrower.

            (g) Principal Office, Etc. The principal office, chief executive office and principal place of business of

                  (i) American Home Mortgage Corp. is at 538 Broadhollow Road, Melville, New York 11747,

                  (ii) American Home Mortgage Servicing, Inc. is at 538 Broadhollow Road, Melville, New York 11747 (executive offices), and its principal place of business is at 4600 Regent Blvd., Suite 200, Irving, Texas 75063, and

                  (iii) The Borrower is at c/o American Home Mortgage Holdings, Inc., 538 Broadhollow Road, Melville, New York 11747.

            (h) Ownership. American Home Mortgage Corp. is the owner of all of the membership interests of the Borrower.

            (i) UCC Financing Statements. No effective financing statement or other instrument similar in effect covering any Mortgage Loan, any interest therein, or the related Collateral with respect thereto is on file in any recording office except such as may be filed (x) in favor of the Originators or the Borrower in accordance with the Mortgage Loans, (y) in favor of the Borrower in connection with the Repurchase Agreement, or (z) in favor of the Administrative Agent or the holders of the Obligations in accordance with this Agreement or in connection with a Lien arising solely as the result of any action taken by the Lenders (or any assignee thereof) or by the Administrative Agent.

            (j) Trade Names. The Borrower is not known by and does not use any trade name or doing-business-as name.

            (k) Origination of Eligible Mortgage Loans.


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

                  (i) Each Eligible Mortgage Loan was originated in compliance with local, state and federal law applicable thereto at the time of origination, including without limitation, required disclosures of points, charges and fees.

                  (ii) Each Eligible Mortgage Loan was originated using credit policies in effect at the time such origination, which were designated to provide guidelines in underwriting the creditworthiness of the Obligors and to determine the Obligors' ability to repay the debt. In accordance with such policies, each of the Originators considered, among other things, the credit history of the Obligor and other credit indicators such as income verification and/or debt-to-income ratios of the Obligor. No Mortgage Loan was originated based solely on an estimation of the value of the mortgaged property without any consideration of the potential ability of the Obligor to repay the amount owed under the Mortgage Loan.

                  (iii) No Mortgage Loan violates any of the provisions of the Home Ownership and Equity Protection Act of 1994 (14 U.S.C. ss. 1602(aa)) or Regulation Z (12 C.F.R. 226.32).

                  (iv) No Obligor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the Mortgage Loan. No Obligor obtained a prepaid single-premium credit life, disability, accident or health policy in connection with the origination of the Mortgage Loan.

                  (v) Each Mortgage Loan was originated in a manner designed to be eligible for purchase by an Approved Take-Out Investor.

      5.3. Additional Representations and Warranties of the Servicer.

      The Servicer represents and warrants to the Administrative Agent, the Managing Agents and the Lenders as follows:

            (a) Financial Condition.

                  (i) The Servicer has delivered to the Administrative Agent (x) copies of AHMIC's consolidated balance sheet, as of June 30, 2005, and the related consolidated statements of income, stockholder's equity and cash flows for the year ended on such date, audited by independent certified public accountants of recognized national standing and (y) copies of each Performance Guarantor's balance sheet, as of June 30, 2005, and the related consolidated statements of income, and with respect to AHMIC only, stockholder's equity and cash flows for the six months ended on such date, ("Interim Statements"); and all such financial statements fairly present the financial condition of the Servicer as of their respective dates, subject, in the case of the Interim Statements, to normal year end adjustments and the results of operations of the Servicer for the periods ended on such dates and have been prepared in accordance with GAAP.

                  (ii) As of the date thereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Servicer required to be recorded under GAAP that are not reflected therein.


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

                  (iii) No change that constitutes a Material Adverse Effect has occurred in the financial condition or business of the Servicer since June 30, 2005.

            (b) Employee Benefit Plans. (i) No Employee Plan of the Servicer or any ERISA Affiliate has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (ii) neither the Servicer nor any ERISA Affiliate has incurred liability under ERISA to the PBGC, (iii) neither the Servicer nor any ERISA Affiliate has partially or fully withdrawn from participation in a Multiemployer Plan, (iv) no Employee Plan of the Servicer or any ERISA Affiliate has been the subject of involuntary termination proceedings, (v) neither the Servicer nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred in connection with any Employee Plan of the Servicer or any ERISA Affiliate other than events for which the notice requirement is waived under applicable PBGC regulations.

            (c) Ownership. On the date of this Agreement, AHMIC has beneficial ownership, directly or indirectly, of 100% of the issued and outstanding shares of each class of the stock of the Servicer and each Originator.

      5.4. Survival of Representations.

      All representations and warranties by the Borrower and the Servicer herein shall survive delivery of the Notes and the making of the Advances, and any investigation at any time made by or on behalf of the Administrative Agent or the Lenders shall not diminish the right of the Administrative Agent, the Managing Agents or the Lenders to rely thereon.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      The Borrower and the Servicer shall each at all times comply with the covenants applicable to it contained in this Article VI, from the date hereof until the later of the Termination Date and the date all of the Obligations are indefeasibly paid in full.

6.1. Financial Statements and Reports.

      The Servicer, for so long as the Servicer is one of the Originators, and thereafter the Borrower, shall furnish to the Managing Agents the following, all in form and detail reasonably satisfactory to the Managing Agents:

            (a) promptly after becoming available, and in any event within 120 days after the close of each fiscal year of AHMIC, such Person's audited consolidated and consolidating balance sheet as of the end of such fiscal year, and the related statements of income, stockholder's equity and cash flows of such Person for such year showing within such consolidating balance sheets and statements of income the balance sheet and statements of income for the Originators accompanied by (i) the related report of independent certified public accountants reasonably acceptable to the Managing Agents, which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis


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

consistent with prior periods except for such changes in such principles with which the independent certified public accountants shall have concurred and (ii) if issued, the auditor's letter or report to management customarily given in connection with such audit;

            (b) promptly after becoming available, and in any event within 60 days after the end of each fiscal quarter, excluding the fourth fiscal quarter, of each fiscal year of AHMIC, the unaudited consolidated and consolidating balance sheet of AHMIC as of the end of such fiscal quarter and the related statements of income, stockholders' equity and cash flows of AHMIC for such fiscal quarter and the period from the first day of the then current fiscal year of the Performance Guarantors through the end of such fiscal quarter, showing within such consolidating balance sheets and statements of income the balance sheet and statements of income for the Originators certified by a Financial Officer of the Servicer, to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

            (c) promptly upon receipt thereof, a copy of each other report submitted to each of the Servicer, the Originators and the Performance Guarantors by independent certified public accountants in connection with any annual, interim or special audit of the books of such Person;

            (d) promptly and in any event within twenty (20) days after the request of the Administrative Agent or the Managing Agents at any time and from time to time, a certificate, executed by a responsible officer of the Servicer and the Originators, setting forth all of such Person's warehouse borrowings and a description of the collateral related thereto;

            (e) promptly and in any event within 60 days after the end of each of the first three (3) quarters in each fiscal year of the Borrower, and within 120 days after the close of the Borrower's fiscal year, completed officer's certificates in the from of H-1 and H-2 hereto, executed by the president or chief financial officer of each of the Servicer and the Borrower, respectively;

            (f) upon written request of the Administrative Agent (who shall so request at the request of any Managing Agent), promptly and in any event within 60 days after the end of each quarter (120 days in the case of the fourth quarter), a management report regarding the Originators' Mortgage Loan production for the prior quarter and year-to-date, in form and detail as reasonably required by the Administrative Agent;

            (g) promptly furnish copies of all reports and notices with respect to any "reportable event" defined in Title IV of ERISA that the Borrower, any of the Originators or the Servicer files or that the Borrower, any of the Originators or the Servicer is required to file under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or that the Borrower, any of the Originators or the Servicer receives from the PBGC;

            (h) immediately after becoming aware of the expiration, forfeiture, termination, or cancellation of, or default under, any Take-Out Commitment or Hedge relating to any Collateral, telephone notice thereof confirmed in writing within one Business Day, together with a statement as to what action the Borrower proposes to take with respect thereto;

provided that no such notice need be given if such Take-Out Commitment or Hedge is replaced by another Take-Out Commitment or Hedge within one Business Day;

            (i) promptly after becoming available, and in any event within 60 days after the end of each fiscal quarter, excluding the fourth fiscal quarter, of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as of the end of such fiscal quarter and the related statements of income, stockholders' equity and cash flows of the Borrower for such fiscal quarter and the period from the first day of such fiscal year through the end of such fiscal quarter, certified by the chief financial officer of the Borrower, to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

            (j) promptly after the Borrower obtains knowledge thereof, notice of any "Event of Default" or "Termination Date" under the Repurchase Agreement;

            (k) promptly after receipt thereof, copies of all notices received by the Borrower from any of the Originators under the Repurchase Agreement;

            (l) promptly after the Servicer obtains knowledge thereof, notice of any Servicer Default or of any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute a Servicer Default; and

            (m) such other material information concerning the business, properties or financial condition of the Borrower or any of the Originators as the Administrative Agent or any Managing Agent may reasonably request.

      6.2. Taxes and Other Liens.

      The Borrower shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien upon any or all of its Property; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by it or on its behalf and if it shall have set up reserves therefor adequate under GAAP.

      6.3. Maintenance.

      The Borrower shall maintain its existence as a Delaware limited liability company and shall comply with all Governmental Requirements. The Servicer shall maintain its corporate existence.

      6.4. Further Assurances.

      The Borrower and the Servicer shall, each within three (3) Business Days (or, in the case of Mortgage Notes, such longer period as provided under Section
3.4 of this Agreement) after the request of the Administrative Agent, cure any defects in the execution and delivery of the Notes, this Agreement or any other Transaction Document. The Borrower and the Servicer shall, each at its expense, promptly execute and deliver to the Administrative Agent, upon the Administrative Agent's reasonable request, all such other and further documents, agreements and instruments necessary to keep the Borrower and the Servicer, as applicable, in compliance with the covenants and agreements of the Borrower and the Servicer, respectively, in this Agreement and in the other Transaction Documents or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in this Agreement or the other Transaction Documents, or more fully to state the security for the obligations set out herein or in any of the other Transaction Documents, or to perfect, protect or preserve any Liens created (or intended to be created) pursuant to any of the other Transaction Documents, or to make any recordings, to file any notices, or obtain any consents.

      6.5. Compliance with Laws.

      The Servicer shall comply with all applicable laws, rules, regulations and orders in connection with servicing the Mortgage Assets.

      6.6. Insurance.

            (a) The Borrower and the Servicer shall each maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds in form and with coverage and with a company reasonably satisfactory to the Administrative Agent and with respect to such individuals or groups of individuals as the Administrative Agent may designate. Upon request of the Administrative Agent, the Borrower and the Servicer shall each furnish or cause to be furnished to the Administrative Agent from time to time a summary of the insurance coverage of the Borrower and the Servicer, respectively, in form and substance reasonably satisfactory to the Administrative Agent and if requested shall furnish the Administrative Agent with copies of the applicable policies.

            (b) With respect to Mortgages comprising the Collateral (i) the Servicer, for as long as the Servicer is one of the Originators, and thereafter the Borrower, shall cause the improvements on the land covered by each Mortgage to be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of the original mortgagee and its successors and assigns or, in the case of a MERS Designated Mortgage Loan, the beneficial owner of such mortgage loan, and (ii) the Servicer, for so long as the Servicer is one of the Originators, and thereafter the Borrower, shall cause each such policy to be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders.

      6.7. Accounts and Records.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall each keep books of record and account in which full, true and correct entries will be made of all material dealings or transactions in relation to its business and activities, in accordance with GAAP. The Borrower and the Servicer shall each maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate all records pertaining to the performance of the Borrower's obligations under the Take-Out Commitments and Hedges and other agreements made with reference to any Mortgage Loans in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information necessary or advisable for the performance by the Borrower of its Obligations. The Borrower shall not enter the "loan servicing" business.

      6.8. Periodic Visits.

      The Borrower, the Originators and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall permit any officer, employee or agent of the Administrative Agent (including an independent certified public accountant selected by the Administrative Agent) to visit (each such visit, a "Periodic Visit") and inspect any of its Properties, examine its books of record and accounts, documents (including without limitation computer tapes and disks), telecopies and extracts from the foregoing, and discuss its affairs, finances and accounts with its officers, accountants, and auditors, and to review the business of originating the Mortgage Loans, the sale of the Mortgage Loans by the Originators to the Borrower, and the servicing of the Mortgage Loans by the Servicer, including the Servicer's collections systems, all during reasonable business hours and as often as the Administrative Agent may desire and no more than twice a year unless an Event of Default has occurred and is continuing. The Borrower agrees to pay the reasonable costs of reviews and inspections performed pursuant to this Section 6.8, including the costs and expenses charged by the certified public accountant in preparing and delivering to the Administrative Agent with respect to the certified public accountant's review on a scope and in a form reasonably acceptable to the Administrative Agent and each Managing Agent (such report, a "Report of Visit"). A Report of Visit shall be delivered no later than sixty (60) days prior to each Annual Extension Date.

      6.9. Notice of Certain Events.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity (other than with respect to clause (g) hereof), the Servicer shall each promptly notify the Administrative Agent in writing upon (a) the receipt of any notice from, or the taking of any other material action by, the holder of any of its promissory notes, debentures or other evidences of Indebtedness with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower or the Servicer, as the case may be, specifying the notice given or other material action taken by such holder and the nature of the claimed default and what action the Borrower or the Servicer is taking or proposes to take with respect thereto, but only if such alleged default or event of default (if it were true) would also be a Default or Event of Default under this Agreement; (b) the commencement of, or any determination in, any


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legal, judicial or regulatory proceedings that, if adversely determined, could also be a Default or Event of Default under this Agreement; (c) any dispute between the Borrower or the Servicer, as the case may be, and any Governmental Authority or any other Person that, if adversely determined, could have a Material Adverse Effect; (d) any change in the business or financial condition of the Servicer, including, without limitation, the Servicer's insolvency, that could reasonably be expected to have a Material Adverse Effect, or any adverse change in the business or financial condition of the Borrower, including, without limitation, the Borrower's insolvency; (e) any other event or condition known to it that could reasonably be expected to have a Material Adverse Effect;
(f) the receipt of any notice from, or the taking of any other action by any Approved Take-Out Investor indicating an intent not to honor, or claiming a default under a Take-Out Commitment that could reasonably be expected to have a Material Adverse Effect if such Take-Out Commitment is not replaced with another Take-Out Commitment or Hedge, together with a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such Approved Take-Out Investor and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto;
(g) the receipt of any notice from, and or the taking of any action by any Governmental Authority indicating an intent to cancel the Borrower's or the Servicer's right to be either a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans; and (h) the receipt of any notice of any final judgment or order for payment of money applicable to the Servicer that could reasonably be expected to have a Material Adverse Effect, or the receipt of any notice of any final judgment or order for payment of money applicable to the Borrower. Upon receipt of any notice under this Section 6.9, the Administration Agent shall provide a copy of such notice to each of the Managing Agents.

      6.10. Performance of Certain Obligations.

      The Borrower and, so long as the Servicer and any of the Originators are the same entity, the Servicer shall each perform and observe each of the provisions of each Mortgage Loan, Take-Out Commitment and Hedge on its part to be performed or observed and will cause all things to be done that are necessary to have each Mortgage Loan covered by a Take-Out Commitment or Hedge comply with the requirements of such Take-Out Commitment or Hedge.

      6.11. Use of Proceeds; Margin Stock.

      The proceeds of the Advances shall be used by the Borrower solely for the acquisition of Mortgage Loans under the Repurchase Agreement. None of such proceeds shall be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry margin stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Borrower nor any Person acting on behalf of the Borrower shall take any action in violation of Regulations U or X or shall violate Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.


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      6.12. Notice of Default.

      The Borrower shall furnish to the Administrative Agent immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action that the Borrower is taking or proposes to take with respect thereto.


      6.13. [Reserved].

      6.14. Compliance with Material Agreements.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall each comply in all material respects with all agreements, indentures, Mortgages or documents (including, with respect to the Borrower, the Articles of Organization) binding on it or materially affecting its Property or business in all cases where the failure to so comply could reasonably be expected to result in a Material Adverse Effect.

      6.15. Operations and Properties.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall each act prudently and in accordance with customary industry standards in managing and operating its Property and shall continue to underwrite, hedge and sell Mortgage Loans in the same diligent manner it has applied in the past.

      6.16. Hedges.

      The Borrower shall cause the Originators to obtain, and maintain in full force and effect, Hedges as of each date of determination, with an aggregate purchase price at least equal to the total of the original principal balances of the Borrower's entire portfolio of Mortgage Loans plus the Originators' entire portfolio of Mortgage Loans.

      6.17. Full Disclosure.

      Neither any financial statements nor any Borrowing Report, officer's certificate or statement delivered by the Borrower or the Servicer to the Managing Agents in connection with this Agreement, will contain any untrue or inaccurate statement of material fact or omit to state a material fact necessary to make such information not misleading.

      6.18. Environmental Compliance.

      The Borrower and, so long as the Servicer and one of the Originators are the same entity, the Servicer shall each use and operate all of its facilities and properties in compliance with all environmental laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all hazardous materials in compliance with all applicable environmental laws.


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      6.19. Closing Instructions.

      The Borrower agrees to indemnify and hold the Lenders, the Administrative Agent and the Managing Agents harmless from and against any loss, including reasonable attorneys' fees, expenses and costs, attributable to the failure of a title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Borrower, the Managing Agents or of the Administrative Agent relating to any Mortgage Loan. The Servicer shall direct, via the closing instruction letter, each addressee title insurance company, agent or attorney to remit into the Collection Account any funds held in escrow for a Mortgage Loan that ultimately fails to close by the second Business Day after the originally scheduled closing date for such Mortgage Loan. In the absence of such remittance, the Borrower shall either (i) substitute for the subject Mortgage Loan a substantially similar Mortgage Loan or (ii) remit into the Collection Account, from its own funds, funds sufficient to repay funds advanced for the subject Mortgage Loan. The Administrative Agent shall have the right to pre-approve (in its reasonable discretion) the closing instructions of the Originator to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Lenders pursuant hereto.

      6.20. Special Affirmative Covenants Concerning Collateral.

            (a) The Borrower shall at all times warrant and defend the right, title and interest of the Lenders, the Collateral Agent and the Administrative Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

            (b) The Borrower and the Servicer shall each service or cause to be serviced all Mortgage Loans in the best interests of and for the benefit of the Lenders, in accordance with the terms of this Agreement, the terms of the Principal Mortgage Documents, the standard requirements of the issuers of Take-Out Commitments or Hedges covering the same and to the extent consistent with such terms, in accordance with Accepted Servicing Standards, including without limitation taking all actions necessary to enforce the obligations of the Obligors under such Eligible Mortgage Loans. The Borrower and the Servicer each shall hold all escrow funds collected in respect of Eligible Mortgage Loans in trust, without commingling the same with any other funds, and apply the same for the purposes for which such funds were collected.

            (c) The Servicer shall, no less than on an annual basis, review financial statements, compliance with financial parameters, Fannie Mae/Freddie Mac approvals (if applicable), and state licenses of all Persons from whom the Originators acquire Mortgage Loans.

      6.21. Corporate Separateness.

      The Borrower covenants to take the following actions, and the Servicer covenants to cause the Borrower to take the following actions:

            (a) The Borrower shall at all times maintain at least one Independent Manager (as such term is defined in the Limited Liability Company Agreement).


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

            (b) The Borrower shall not direct or participate in the management of any of the operations of the Other Companies.

            (c) The Borrower shall allocate fairly and reasonably any overhead for shared office space. The Borrower shall have stationery and other business forms separate from that of the Other Companies.

            (d) The Borrower shall at all times be adequately capitalized in light of its contemplated business.

            (e) The Borrower shall at all times provide for its own operating expenses and liabilities from its own funds.

            (f) The Borrower shall maintain its assets and transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Borrower shall hold itself out to the public under the Borrower's own name as a legal entity separate and distinct from the Other Companies. The Borrower shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

            (g) The Borrower shall not maintain any joint account with any Other Company or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Other Company.

            (h) The Borrower shall not grant a Lien on any of its assets to secure any obligation of any Other Company.

            (i) The Borrower shall not make loans, advances or otherwise extend credit to any of the Other Companies.

            (j) The Borrower shall conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence.

            (k) The Borrower shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC1 financing statements, with respect to all assets purchased from any of the Other Companies.

            (l) The Borrower shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement, its Limited Liability Company Agreement and its Amended and Restated Certificate of Formation, dated as of August 6, 2003, filed with the Secretary of State of the State of Delaware, and as contemplated by the Repurchase Agreement.


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                                   ARTICLE VII

                               NEGATIVE COVENANTS

      The Borrower and the Servicer shall each at all times comply with the covenants applicable to it contained in this Article VII, from the date hereof until the later of the Termination Date and the date all of the Obligations are indefeasibly paid in full:

      7.1. Limitations on Mergers and Acquisitions.

            (a) The Servicer (so long as the Servicer and one of the Originators are the same entity) shall not (i) merge or consolidate with or into any corporation or other entity unless the Servicer or one of the Originators is the surviving entity of any such merger or consolidation or (ii) liquidate or dissolve.

            (b) The Borrower will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Repurchase Agreement.

      7.2. Fiscal Year.

      Neither the Borrower nor, so long as the Servicer and one of the Originators are the same entity, the Servicer shall change its fiscal year other than to conform with changes that may be made to the Performance Guarantors' fiscal year and then only after notice to the Administrative Agent and after whatever amendments are made to this Agreement as may be reasonably required by the Administrative Agent, in order that the reporting criteria for the financial covenants contained in Articles VI and VII remain substantially unchanged.

      7.3. Business.

      The Borrower will not engage in any business other than as set forth in
Section 1.06 of the Limited Liability Company Agreement.

      7.4. Use of Proceeds.

      The Borrower shall not permit the proceeds of the Advances to be used for any purpose other than those permitted by Section 6.11 hereof. The Borrower shall not, directly or indirectly, use any of the proceeds of the Advances for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock" or of maintaining, reducing or retiring any Indebtedness originally incurred to purchase a stock that is currently any "margin stock," or for any other purpose that might constitute this transaction a "purpose credit," in each case within the meaning of Regulation U, or otherwise take or permit to be taken any action that would involve a violation of such Regulation U or of Regulation T or Regulation Z (12 C.F.R. 224, as amended) or any other regulation promulgated by the Federal Reserve Board.


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

      7.5. Actions with Respect to Collateral.

      Neither the Borrower nor the Servicer shall:

            (a) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged Property in full or partial satisfaction of any Mortgage debt or release any Mortgage securing or underlying any Mortgage Collateral, except as permitted by the related Approved Take-Out Investor or as contemplated in the servicing guidelines distributed thereby and only if such action would not result in a Default or Event of Default;

            (b) Agree to the amendment or termination of any Take-Out Commitment or Hedge in which the Administrative Agent has a security interest or to substitution of a Take-Out Commitment or Hedge for a Take-Out Commitment or Hedge in which the Administrative Agent has a security interest hereunder, if such amendment, termination or substitution may be expected (as determined by the Collateral Agent or the Administrative Agent in either of their sole discretion) to have a Material Adverse Effect or to result in a Default or Event of Default;

            (c) Transfer, sell, assign or deliver any Mortgage Loan Collateral pledged to the Administrative Agent to any Person other than the Administrative Agent, except pursuant to a Take-Out Commitment or Hedge or pursuant to either
Section 3.3 or Section 3.4; or

            (d) Grant, create, incur, permit or suffer to exist any Lien upon any Mortgage Loan Collateral except for (i) Liens granted to the Administrative Agent to secure the Notes and Obligations, (ii) any rights created by the Repurchase Agreement and (iii) Liens granted to other Persons with respect to Take-Out Commitments or Hedges, so long as the amounts owing to all such Persons and the Administrative Agent hereunder shall not exceed the principal amount of all Take-Out Commitments or Hedges.

      7.6. Liens.

      The Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Mortgage Asset, or upon or with respect to any account to which any Collections of any Mortgage Asset are sent, or assign any right to receive income in respect thereof except as contemplated hereby.

      7.7. Employee Benefit Plans.

      Neither the Borrower nor, so long as the Servicer and one of the Originators are the same entity, the Servicer may permit any of the events or circumstances described in Section 5.3(b) to exist or occur.

      7.8. Change of Principal Office.

      The Borrower shall not move its principal office, executive office or principal place of business from the address set forth in Section 5.2(g) without 30-days' prior written notice to the Administrative Agent. The Borrower shall not change its place of organization or add a new jurisdiction of organization without 30 days' prior written notice to the Administrative Agent.


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

      7.9. No Commercial, A&D, Etc. Loans.

      The Borrower shall not make or acquire any direct outright ownership interest, participation interest or other creditor's interest in any commercial real estate loan, acquisition and/or development loan, unimproved real estate loan, personal property loan, oil and gas loan, commercial loan, wrap-around real estate loan, unsecured loan, acquisition, development or construction loan.

      7.10. [Reserved].

      7.11. Indebtedness.

      The Borrower will not incur any Indebtedness, other than any Indebtedness incurred pursuant to this Agreement or the Repurchase Agreement or permitted to be incurred pursuant to the Limited Liability Company Agreement.

      7.12. Deposits to Collection Account.

      Neither the Borrower nor the Servicer shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, cash or cash proceeds other than Collateral Proceeds.

      7.13. Transaction Documents.

      The Borrower will perform all of its obligations under each Transaction Document to which it is a party and will enforce each Transaction Document to which it is a party in accordance with its terms in all respects.

      7.14. Distributions, Etc.

      The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any equity ownership interests of the Borrower, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any equity ownership interests of the Borrower or any warrants, rights or options to acquire any such interests, now or hereafter outstanding; provided, however, that the Borrower may declare and pay cash distributions on its equity ownership interests to its members so long as (a) no Event of Default shall then exist or would occur as a result thereof, (b) such distributions are in compliance with all applicable law including the limited liability company law of the state of Borrower's organization, and (c) such distributions have been approved by all necessary and appropriate action of the Borrower.

      7.15. Limited Liability Company Agreement.

      The Borrower will not amend or delete (a) Sections 1.06, 4.01, 4.02, 4.08, 9.01-9.11, 10.02 and 11.01 or (b) the definition of "Independent Manager" set forth in the Limited Liability Company Agreement. The Borrower will perform all of its obligations under the Limited Liability Company Agreement.


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

      7.16. Minimum Tangible Net Worth.

      The Servicer shall not:

            (i) Permit at any time AHMIC's Tangible Net Worth to be less than $685,000,000, plus 75% of the Net Cash Proceeds of any capital stock (including preferred stock) issued by AHMIC after June 30, 2005;

            (ii) Permit at any time the Tangible Net Worth of American Home Mortgage Servicing, Inc. to be less than $30,000,000; and

            (iii) Permit at any time the Tangible Net Worth of American Home Mortgage Corp. to be less than $21,000,000.

      7.17. Positive Net Income of Performance Guarantor.

      AHMIC shall not permit its net income to be less than $1.00 for any period of two consecutive fiscal quarters.

      7.18. Collateral Value to Adjusted Consolidated Funded Debt Ratio.

      AHMIC shall not permit at any time the ratio of its Aggregate Collateral Value to its Adjusted Consolidated Funded Debt to be less than 1.00 to 1.00.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      8.1. Nature of Event.

      An "Event of Default" shall exist if any one or more of the following occurs:

            (a) the Borrower fails (i) to make any payment of principal of or interest on any of the Notes when due, or (ii) to make any payment when due, of any fee, expense or other amount due hereunder, under the Notes or under any other Transaction Document if such failure is not cured within five calendar days of the due date or, (iii) so long as the Servicer is one of the Originators, the Servicer fails to make any payment or deposit to be made by it under this Agreement when due if such failure is not cured within five calendar days of the due date of such payment or deposit; or

            (b) the Borrower, any one of the Originators or, so long as the Servicer and one of the Originators are the same entity, the Servicer fails to keep or perform any covenant or material obligations contained in this Agreement (other than as referred to in Section 8.1(a)) and such failure continues unremedied beyond the expiration of any applicable grace or notice period that may be expressly provided for in such covenant or material obligations; or

            (c) the Borrower, any one of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor defaults


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

in the due observance or performance of any of the covenants or agreements contained in any Transaction Document other than this Agreement, and (unless such default otherwise constitutes a Default or an Event of Default pursuant to other provisions of this Section 8.1) such default continues unremedied beyond the expiration of any applicable grace or notice period that may be expressly provided for in such Transaction Document; or

            (d) any warranty or representation by or on behalf of the Borrower, any one of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor contained in this Agreement, the Notes or any other Transaction Document or any statement, warranty or representation in any Borrowing Report, officer's certificate or other writing furnished in connection with this Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made; provided, that, this shall not include representations or warranties with respect to specific Mortgage Loans, including but not limited to, clause (k) of
Section 5.2 hereof unless such incorrect statements are made knowingly or intentionally; or

            (e) (i) in the case of the Borrower, the Borrower fails to make when due or within any applicable grace period any payment on any other Indebtedness with an unpaid principal balance or, in the case of the Originators or the Servicer, any one of the Originators or the Servicer (so long as the Servicer and one of the Originators are the same entity) fails to make when due or within any applicable grace period any payment on any other Indebtedness with an unpaid principal balance of over $1,500,000.00 with respect to each Originator and the Servicer ($10,000,000.00 in the case of each Performance Guarantor); or (ii) any event or condition occurs under any provision contained in any such obligation or any agreement securing or relating to such obligation (or any other breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit with the giving of notice or lapse of time or both the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or (iii) any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or (iv) in the case of the Borrower, any of the foregoing occurs with respect to any one or more items of Indebtedness with an unpaid principal balance, or, in the case of each of the Originators or the Servicer (so long as the Servicer and one of the Originator are the same entity) any of the foregoing occurs with respect to any one or more items of Indebtedness with unpaid principal balances exceeding, in the aggregate, $1,500,000.00 with respect to each Originator and the Servicer ($10,000,000.00 in the case of each Performance Guarantor); or

            (f) the Borrower, any one of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor generally shall not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or

            (g) the Borrower, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Laws, (iv) file an answer admitting the allegations


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of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (v) take action for the purpose of effecting any of the foregoing; or

            (h) an involuntary petition or complaint shall be filed against the Borrower, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor seeking bankruptcy or reorganization of the Borrower, any of the Originators, the Servicer, or any Performance Guarantor or the appointment of a receiver, custodian, trustee, intervenor or liquidator of the Borrower, any of the Originators, the Servicer or any Performance Guarantor, all or substantially all of the assets of either the Borrower, any of the Originators, the Servicer, or any Performance Guarantor and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or, decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of the Borrower, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor or appointing a receiver, custodian, trustee, intervenor or liquidator of the Borrower, any of the Originators, the Servicer or any Performance Guarantor, or of all or substantially all of assets of the Borrower, any of the Originators, the Servicer or any Performance Guarantor; or

            (i) in the case of the Borrower, the Borrower shall fail within 30 days to pay, bond or otherwise discharge any final judgment or order for payment of money, or, in the case of the Originators, the Servicer and the Performance Guarantors, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor shall fail within 30 days to pay, bond or otherwise discharge any final judgment or order for payment of money in excess of $5,000,000.00; or any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor shall fail within 30 days to pay, bond or otherwise discharge final judgments or orders for payment of money which exceed in the aggregate $5,000,000.00; or in the case of the Borrower, the Borrower shall fail within 30 days to timely appeal or pay, bond or otherwise discharge any judgments or order for payment which the Borrower may appeal, or in the case of the Originators, the Servicer and the Performance Guarantors, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor shall fail within 30 days to timely appeal or pay, bond or otherwise discharge any judgments or orders for payment of money which exceed, in the aggregate, $5,000,000.00 and which any of the Originators, the Servicer or such Performance Guarantor may appeal;

            (j) any Person shall levy on, seize or attach all or any material portion of the assets of the Borrower, any of the Originators, the Servicer (so long as the Servicer and one of the Originators are the same entity) or any Performance Guarantor and within thirty (30) days thereafter the Borrower, the related Originators, the Servicer or the Performance Guarantor shall not have dissolved such levy or attachment, as the case may be, and, if applicable, regained possession of such seized assets; or

            (k) if an event or condition specified in Section 5.3(b) shall occur or exist; or


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            (l) any of the Originators or the Servicer (so long as the Servicer and one of the Originators are the same entity) becomes ineligible to originate, sell or service Mortgage Loans to Fannie Mae, Freddie Mac or Ginnie Mae, or Fannie Mae, Freddie Mac or Ginnie Mae shall impose any sanctions upon or terminate or revoke any rights of the Servicer (so long as the Servicer and one of the Originators are the same entity) or any of the Originators; or

            (m) if (x) any Governmental Authority cancels an Originator's right to be either a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans or mortgage-backed securities, (y) any Approved Take-Out Investor cancels for cause any servicing or underwriting agreement between any of the Originators and such Approved Take-Out Investor that could reasonably be expected to have a Material Adverse Effect or (z) any of the Originators receives notice from a Governmental Authority that such Governmental Authority intends to revoke such Originator's right to be a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans or mortgaged-backed securities and such notice is not withdrawn within (10) ten days of the receipt thereof; or

            (n) failure of the Borrower or any of the Originators to correct an imbalance in any escrow account established with the Borrower or the related Originator as either an originator, purchaser or servicer of Mortgage Loans, which imbalance may have a Material Adverse Effect, within two (2) Business Days after demand by any beneficiary of such account or by the Administrative Agent; or

            (o) failure of any of the Originators or the Servicer to meet, at all times, the minimum net worth requirements of Fannie Mae, Freddie Mac or Ginnie Mae as an originator, seller or servicer, as applicable; or

            (p) any material provision of this Agreement, the Notes or any other Transaction Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part; or the validity or enforceability of any such document shall be challenged or denied; or

            (q) a "change in control," with respect to the ownership of AHMIC shall have occurred after the date hereof (and as used in this subparagraph, the term "change in control" shall mean an acquisition by any Person, partnership or group, as defined under the Securities Exchange Act of 1934, as amended, of a direct or indirect beneficial ownership of 10% or more of the then-outstanding voting stock of the Performance Guarantors ); or AHMIC shall cease at any time to own directly or indirectly 100% of the stock of each Originator or 100% of the ownership interests of the Borrower; or

            (r) the total Collateral Value of all Eligible Mortgage Collateral shall be less than the Principal Debt, at any time, and the Borrower shall fail either to provide additional Eligible Mortgage Collateral with a sufficient Collateral Value, or to pay Principal Debt, in an amount sufficient to correct the deficiency within the time period set forth in Section 2.5(b); or

            (s) if, as a result of the Borrower's failure to obtain and deliver to the Collateral Agent, Principal Mortgage Documents as required by Section 2.3(c), the


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

Administrative Agent shall determine that the continuation of such condition could be reasonably expected to have a Material Adverse Effect on the Borrower or the Lenders; or

            (t) there shall have occurred any event that could be reasonably expected to have a Material Adverse Effect on the enforceability or collectability of any significant portion of the Mortgage Loans or the Take-Out Commitments or the Hedges (provided that to the extent such event gives rise to an obligation by any of the Originators to repurchase such Mortgage Loans pursuant to the Repurchase Agreement and such Originator does so repurchase in accordance with the provisions of the Repurchase Agreement, no Event of Default shall occur under this Section 8.1(t) or there shall have occurred any other event that could be reasonably expected to have a Material Adverse Effect on the ability of the Borrower, the Servicer or the Collateral Agent to collect a significant portion of Mortgage Loans or Take-Out Commitments or Hedges or the ability of the Borrower or, so long as the Servicer and any of the Originators are the same entity, the Servicer to perform hereunder or a Material Adverse Effect has occurred in the financial condition or business of the Borrower since inception or, so long as the Servicer and any one of the Originators are the same entity, the Servicer since June 30, 2005; or

            (u) (i) any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Lenders, the Administrative Agent and the Managing Agents prior to the date of execution and delivery of this Agreement is pending against the Borrower or any Affiliate thereof, or (ii) any development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of either clause (i) and/or (ii), in the reasonable opinion of the Majority Banks, could reasonably be expected to have a Material Adverse Effect or impair the ability of the Borrower, any of the Originators, the Servicer or any Performance Guarantor to perform its obligations under this Agreement or any other Transaction Document; or

            (v) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower, any of the Originators or the Servicer (so long as the Servicer and one of the Originators are the same entity) and such lien shall not have been released within 30 days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, any of the Originators or the Servicer (so long as the Servicer and one of the Originators are the same entity) and as to each of the Originators; or

            (w) as at the end of any Collection Period, the Delinquent Ratio shall exceed 1%; or

            (x) a successor Collateral Agent shall not have been appointed and accepted such appointment within 180 days after the retiring Collateral Agent shall have given written notice of resignation pursuant to Section 4.4 of the Collateral Agreement; or

            (y) a "Default," or an "Event of Default" shall occur under the Repurchase Agreement, or the Repurchase Agreement shall cease to be in full force and effect; or


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            (z) all of the outstanding equity ownership interests of the
Borrower shall cease to be owned, directly or indirectly, by AHMIC; or

            (aa) the Borrower shall cease or otherwise fail to have a good and valid title to (or, to the extent that Article 9 of the UCC is applicable to the Borrower's acquisition thereof, a valid perfected security interest in) a significant portion of the Collateral (other than Collateral released in accordance with Section 3.3) or the Security Instruments shall for any reason (other than pursuant to the terms hereof) fail or cease to create a valid and perfected first priority security interest in the Mortgage Loans and the other Collateral for the benefit of the holders of the Obligations; or

            (bb) as at the end of any Collection Period the amount of the Excess Spread is less than fifty (50) basis points; or

            (cc) as of the Settlement Date following any withdrawal from the Reserve Account pursuant to Section 2.8(e)(i) (after giving effect to any deposit to the Reserve Account pursuant to Section 2.7(c)(iii)(D) on such Settlement Date) the amount on deposit in the Reserve Account shall be less than the Required Reserve Account Amount.

      8.2. Default Remedies.

            (a) Upon the occurrence and continuation of an Event of Default under Sections 8.1(f), (g), (h), (j), or (v) of this Agreement, the entire unpaid balance of the Obligations shall automatically become due and payable, the Termination Date shall immediately occur and the Maximum Facility Amount shall immediately terminate, all without any notice or action of any kind whatsoever.

            (b) Upon the occurrence and continuation of an Event of Default under any provision of Section 8.1 other than those set forth in Section 8.2(a), the Administrative Agent may do any one or both of the following on behalf of the Managing Agents (and shall at the direction of the Majority Banks): (i) declare the entire unpaid balance of the Obligations immediately due and payable, whereupon it shall be due and payable; and (ii) declare the Termination Date to have occurred and terminate the Maximum Facility Amount; provided, however that any declaration made by the Administrative Agent in clauses (i) and
(ii) above shall be in writing.

            (c) Upon the occurrence of an Event of Default under any provision of Section 8.1 and the acceleration of the unpaid balance of the Obligations pursuant to Section 8.2(a) or (b), the Administrative Agent, on behalf of the Managing Agents, may (and shall at the direction of the Majority Banks) do any one or more of the following: (i) reduce any claim to judgment; (ii) exercise the rights of offset or banker's Lien against the interest of the Borrower in and to every account and other Property of the Borrower that are in the possession of the Lenders, the Managing Agents, the Collateral Agent or the Administrative Agent to the extent of the full amount of the Obligations (the Borrower being deemed directly obligated to the Lenders, the Managing Agents and the Administrative Agent in the full amount of the Obligations for such purposes); (iii) foreclose or direct the Collateral Agent to foreclose any or all Liens or otherwise realize upon any and all of the rights the Administrative Agent, on


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behalf of the Managing Agents, may have in and to the Collateral, or any part thereof; and (iv) exercise any and all other legal or equitable rights afforded by the Transaction Documents, applicable Governmental Requirements, or otherwise, including, but not limited to, the right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Transaction Documents or in aid of the exercise of any right granted to the Lenders, the Managing Agents or the Administrative Agent in any of the Transaction Documents.

            (d) Upon the occurrence and continuation of a Default hereunder or under any Transaction Document, the Administrative Agent may, and shall, at the direction of the Majority Banks, in addition to any and all other legal or equitable rights afforded by the Transaction Documents, deliver an Activation Notice under the Collection Account Control Agreement and/or the Reserve Account Control Agreement.

      8.3. Paydowns.

      Immediately upon the occurrence of an Event of Default, and without any requirement for notice or demand (including, without limitation, any notice or demand otherwise required under Section 8.1), the Borrower shall make a payment to the Administrative Agent in a total amount equal to the Collateral Deficiency. This is a special, and not an exclusive, right or remedy and any demand for performance under this Section 8.3 shall not waive or affect the Lenders' or the Administrative Agent's rights to enforce any security interest in the Collateral, collect a deficiency or to pursue damages or any other remedy, as herein provided or as permitted at law or in equity, until all Obligations have been fully paid and performed.

      8.4. Waivers of Notice, Etc.

      Except as otherwise provided in this Agreement, the Borrower and each surety, endorser, guarantor and other party liable for payment of any sum or sums of money that may become due and payable, or the performance or any undertaking that may be owed, to the Lenders, the Managing Agents or the Administrative Agent pursuant to this Agreement, the Notes, or the other Transaction Documents, including the Obligations, jointly and severally waive demand for payment, presentment, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and notice of intention to accelerate, and agree that its or their liability under this Agreement, the Notes or other Transaction Documents shall not be affected by any renewal or extension of the time or place of payment or performance hereof, or any indulgences by the Lenders or the Administrative Agent, or by any release or change in any security for the payment of the Obligations, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.


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                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

      9.1. Authorization.

      Each Lender has appointed the Administrative Agent as its agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law.

      9.2. Reliance by Agent.

      Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, neither the Administrative Agent nor any of its directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of the Administrative Agent) under or in connection with this Agreement or the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of the Notes as the holder thereof; (b) may consult with legal counsel (including counsel for the Borrower), independent certified public accountants and other experts selected by it or the Borrower and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or the Managing Agents and shall not be responsible to any Lender or the Managing Agents for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the Property (including the books and records) of the Borrower, except that the Administrative Agent shall coordinate Periodic Visits; (e) shall not be responsible to any Lender or the Managing Agents for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the enforceability or perfection or priority of any Collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by the Administrative Agent to be genuine and signed or sent by the proper Person or party.


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

      9.3. Agent and Affiliates.

      With respect to any Advance made by Calyon, Calyon shall have the same rights and powers under this Agreement as would any Lender and may exercise the same as though it were not the Administrative Agent. Calyon and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, the Managing Agents, any of the Borrower's Affiliates and any Person who may do business with or own securities of the Borrower, the Managing Agents or any such Affiliate, all as if Calyon were not the Administrative Agent and without any duty to account therefor to the Lenders. If Calyon is removed as Administrative Agent, such removal will not affect Calyon's rights and interests as a Lender.

      9.4. Lender Decision.

      Each Lender (including each Lender that becomes a party hereto by assignment) acknowledges that it has, independently and without reliance on the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

      9.5. Rights of the Administrative Agent.

      Each right and remedy expressly provided by this Agreement as being available to the Administrative Agent shall be exercised by the Administrative Agent only at the direction of the Majority Banks.

      9.6. Indemnification of Administrative Agent.

      Each Bank agrees to indemnify the Administrative Agent (to the extent not reimbursed by or on behalf of the Borrower), ratably according to the respective principal amounts held by it (or if no Advances are then outstanding, each Bank shall indemnify the Administrative Agent ratably according to the amount of its Bank Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Transaction Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Transaction Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

      9.7. UCC Filings.

      The Lenders and the Borrower expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings


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

required to be made hereunder in order to perfect the security interest in the Collateral granted by the Borrower for the benefit of the holders of the Obligations and that such listing shall be for administrative convenience only in creating a record-holder or nominee to take certain actions hereunder on behalf of the holders of the Obligations.

      9.8. Notices and Payments to Managing Agents.

            (a) The Administrative Agent shall give each Managing Agent prompt notice of each written notice received by it from the Borrower pursuant to
Section 2.1 and Section 2.3 hereof if such notice is delivered to the Administrative Agent for the benefit of the Lenders.

            (b) Any payments received by the Administrative Agent from the Borrower for the account of the Lenders shall be promptly distributed to the related Managing Agent's Account.

                                    ARTICLE X

                                 INDEMNIFICATION

      10.1. Indemnities by the Borrower.

            (a) General Indemnity. Without limiting any other rights that any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each of the Lenders, each Managing Agent, the Administrative Agent, any Affected Party, their respective successors, transferees, participants and assigns and all affiliates, officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement or the exercise or performance of any of its or their powers or duties, in respect of any Mortgage Loan or Take-Out Commitment or Hedge, or related to its or their possession of, or dealings with, the Collateral, excluding, however, any Indemnified Amounts resulting from gross negligence, willful misconduct, or unlawful collection activity directed against a borrower under a mortgage loan included in the Collateral on the part of such Indemnified Party.

            (b) Contribution. If for any reason the indemnification provided above in this Section 10.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.


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                                   ARTICLE XI

                 ADMINISTRATION AND COLLECTION OF MORTGAGE LOANS

      11.1. Designation of Servicer.

      The servicing, administration and collection of the Mortgage Assets shall be conducted by the Servicer so designated hereunder from time to time. Until the Administrative Agent gives notice to the Borrower and the Originators of the designation of a new Servicer after the occurrence of a Default or an Event of Default, American Home Mortgage Servicing, Inc. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Administrative Agent may at any time following the occurrence of a Servicer Default designate as Servicer any Person (including itself) to succeed the Originators or any successor Servicer, if such Person shall consent and agree to the terms hereof. The Servicer may, with the prior consent of the Majority Banks (which shall not be unreasonably withheld or delayed), subcontract with any other Person for the servicing, administration or collection of the Mortgage Assets. Any such subcontract shall not affect the Servicer's liability for performance of its duties and obligations pursuant to the terms hereof.

      11.2. Duties of Servicer.

            (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Mortgage Asset from time to time, all in accordance with applicable laws, rules and regulations, with care and diligence, and in accordance with the servicing guide issued by the Governmental Authority applicable to such Mortgage Asset or, in the case of Non-Conforming Loans, the servicing criteria specified by the Approved Take-Out Investor that has issued a Take-Out Commitment with respect thereto. The Borrower and the Administrative Agent hereby appoint the Servicer, from time to time designated pursuant to Section 11.1, as agent for themselves and for the Lenders to enforce their respective rights and interests in the Mortgage Assets and the Collections thereof. In performing its duties as Servicer, the Servicer shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Mortgage Loans and shall act in the best interests of the Borrower and the Lenders.

            (b) The Servicer shall administer the Collections in accordance with the procedures described in Section 2.7 and shall service the Collateral in accordance with Section 6.20 and Section 7.5.

            (c) The Servicer shall hold in trust for the Borrower and the Lenders, in accordance with their respective interests, all books and records (including, without limitation, computer tapes or disks) that relate to the Mortgage Assets.

            (d) The Servicer shall, as soon as practicable following receipt, turn over to the Borrower or the Originators, as appropriate, any cash collections or other cash proceeds received with respect to Property not constituting Mortgage Assets.

            (e) The Servicer shall, from time to time at the request of the Administrative Agent, furnish to the Administrative Agent (promptly after any such request) a calculation of


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


the amounts set aside for the Lenders pursuant to Section 2.7(c). Upon request of any Managing Agent, the Administrative Agent shall provide or cause to be provided to such Managing Agent a calculation of the amounts set aside for the Lenders pursuant to Section 2.7(c).

            (f) The Servicer shall perform the duties and obligations of the Servicer set forth in the Collateral Agency Agreement and the other Security Instruments.

      11.3. Certain Rights of the Administrative Agent.

      At any time following the designation of a Servicer other than the Originators pursuant to Section 11.1 or following an Event of Default:

            (a) The Administrative Agent may direct the Obligors that all payments thereunder be made directly to the Administrative Agent or its designee.

            (b) At the Administrative Agent's request and at the Borrower's expense, the Borrower shall notify each Obligor of the Lien on the Mortgage Assets and direct that payments be made directly to the Administrative Agent or its designee.

            (c) At the Administrative Agent's reasonable request and at the Borrower's expense, the Borrower and the Servicer shall (i) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Mortgage Assets and Collections and Collateral, or that are otherwise necessary or desirable to collect the Mortgage Assets, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

            (d) The Borrower authorizes the Administrative Agent to take any and all steps in the Borrower's name and on behalf of the Borrower that are necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Mortgage Assets, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections and enforcing the Mortgage Assets and the other Collateral.

      11.4. Rights and Remedies.

            (a) If the Servicer fails to perform any of its obligations under this Agreement, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Administrative Agent's reasonable costs and expenses incurred in connection therewith shall be payable by the Servicer.

            (b) With respect to each Mortgage Loan, the Servicer shall follow procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and that are in


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accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located. The exercise by the Administrative Agent on behalf of the Lenders of their rights under this Agreement shall not release the Servicer from any of their duties or obligations with respect to any Mortgage Loans. Neither the Administrative Agent, nor the Lenders shall have any obligation or liability with respect to any Mortgage Loans, nor shall any of them be obligated to perform the obligations of the Borrower thereunder.

            (c) In the event of any conflict between the provisions of this
Article XI of this Agreement and Article VI of the Repurchase Agreement, the provisions of this Agreement shall control.

      11.5. Indemnities by the Servicer.

      Without limiting any other rights that the Administrative Agent, any Lender or Managing Agent or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Servicer, the Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following excluding, however, (x) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party, (y) recourse for Mortgage Assets that are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (z) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the Borrowings hereunder):

            (a) any representation or warranty or statement made or deemed made by the Servicer under or in connection with this Agreement that shall have been incorrect in any respect when made;

            (b) the failure by the Servicer to comply in any material respect with any applicable law, rule or regulation with respect to any Mortgage Asset or the failure of any Mortgage Loan to conform to any such applicable law, rule or regulation;

            (c) the failure (i) to have filed, or any delay in filing, Mortgages or assignments of Mortgages under the applicable laws of any applicable jurisdiction or (ii) to have caused a first priority perfected interest in the Mortgage Assets to have been granted to the Administrative Agent, in each case with respect to any Mortgage Assets and the other Collateral and Collections in respect thereof, whether at the time of any purchase under the Repurchase Agreement or at any subsequent time;

            (d) any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

            (e) the commingling of Collections at any time by the Servicer with other funds;


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            (f) any action or omission by the Servicer reducing or impairing the rights of the Administrative Agent or the Lenders with respect to any Mortgage Asset or the value of any Mortgage Asset;

            (g) any Servicer Fees or other costs and expenses payable to any replacement Servicer, to the extent in excess of the Servicer Fees payable to the Servicer hereunder; or

            (h) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Servicer or its Affiliates in servicing, administering or collecting any Mortgage Asset.

                                   ARTICLE XII

                               THE MANAGING AGENTS

      12.1. Authorization.

      Each Lender hereby appoints and authorizes the related Managing Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), each Managing Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Banks included in the related Group, having outstanding Bank Commitments equal to more than 50% of the aggregate outstanding Bank Commitments of the Banks in such Group (or all the Banks where unanimity is required), and such instructions shall be binding upon all Lenders in its Group; provided, however, that such Managing Agent shall not be required to take any action which exposes such Managing Agent to personal liability or which is contrary to this Agreement or applicable law.

      12.2. Reliance by Agent.

      Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, none of the Managing Agents nor any of their respective directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of such Managing Agent) under or in connection with this Agreement or the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Managing Agent: (a) may treat the payee of the Notes as the holder thereof; (b) may consult with legal counsel (including counsel for the Borrower), independent certified public accountants and other experts selected by it or any such party and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or to the other Managing Agents and shall not be responsible to any Lender or to the other Managing Agents for any statements, warranties or representations made in or in connection with this


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

Agreement or the other Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender or to the other Managing Agents for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the enforceability or perfection or priority of any Collateral; and
(f) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by such Managing Agent to be genuine and signed or sent by the proper Person or party.

      12.3. Agent and Affiliates.

      With respect to any Advance made by a Managing Agent, such Managing Agent shall have the same rights and powers under this Agreement as would any Lender and may exercise the same as though it were not a Managing Agent. The Managing Agents and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of the Borrower's respective Affiliates and any Person who may do business with the Borrower or any such Affiliates or own the Borrower's securities or those of any such Affiliate, all as if no such Managing Agent were a Managing Agent and without any duty to account therefor to the Lenders. If any Managing Agent is removed as a Managing Agent, such removal will not affect the rights and interests of such Managing Agent as a Lender.

      12.4. Notices.

      Each Managing Agent shall give each Lender in its Group prompt notice of each written notice received by it from the Borrower or the Administrative Agent pursuant to the terms of this Agreement.

      12.5. Lender Decision.

      Each Lender (including each Lender that becomes a party hereto by assignment) acknowledges that it has, independently and without reliance on any Managing Agent, any Managing Agent's Affiliates or any other Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on any Managing Agent, any Managing Agent's Affiliates or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

      12.6. Indemnification of Managing Agents.

      Each Bank agrees to indemnify the related Managing Agent (to the extent not reimbursed by or on behalf of the Borrower), ratably according to the respective principal amounts held by it (or if no Advances are then outstanding, each Bank shall indemnify the related Managing Agent ratably according to the amount of its Bank Commitment), from and


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

against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Managing Agent in any way relating to or arising out of this Agreement or the other Transaction Documents or any action taken or omitted by the related Managing Agent under this Agreement or the other Transaction Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from a Managing Agent's gross negligence or willful misconduct.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      13.1. Notices.

      Any notice, demand or request required or permitted to be given under or in connection with this Agreement, the Notes or the other Transaction Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. With the exception of certain administrative and collateral reports that may be directed to specific departments of the Administrative Agent, all such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

The Borrower:                  AHM SPV I, LLC
                               c/o American Home Mortgage Corp.
                               538 Broadhollow Road
                               Melville, New York  11747
                               Facsimile: (800) 209-7276
                               Telephone: (516) 396-7703
                               Attention:  General Counsel

The Issuers:                   LA FAYETTE ASSET SECURITIZATION LLC
                               c/o Calyon Building
                               1301 Avenue of the Americas
                               New York, New York 10019
                               Facsimile: (212) 459-3258
                               Attention:  Conduit Securitization

                               With a copy to the Administrative Agent (except in the case of notice from the Administrative Agent).

                               AMSTERDAM FUNDING CORPORATION
                               540 West Madison Street, 27th Floor
                               Mail Code C540-2721


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

                               Chicago, IL 60661
                               Facsimile:  (312) 992-1527
                               Attention:  Kevin J. Hayes

                               PARK AVENUE RECEIVABLES COMPANY
                               131 South Dearborn
                               Mail Code IL1-0597
                               Chicago, IL 60603
                               Telephone No.: (312) 732-6163
                               Facsimile: (312) 732-3600

                               BARTON CAPITAL LLC
                               c/o AMACAR Group
                               6525 Morrison Boulevard, Suite 318
                               Charlotte, NC 28211
                               Telephone No.: (212) 278-6373
                               Facsimile: (212) 278-7320

The Banks and Managing Agents: CALYON NEW YORK BRANCH
                               Calyon Building
                               1301 Avenue of the Americas
                               New York, New York 10019
                               Facsimile: (212) 459-3258
                               Attention:  Conduit Securitization

                               LLOYDS TSB BANK PLC
                               1251 Avenue of the Americas, 39th Floor
                               New York, NY  10020
                               Facsimile:  (212) 930-5071
                               Attention:  Michelle White

                               ABN AMRO BANK N.V.
                               540 West Madison Street, 27th Floor
                               Mailcode C540-2721
                               Chicago, IL 60661
                               Facsimile:  (312) 992-1527
                               Attention:  Kevin J. Hayes

                               SOCIETE GENERALE
                               1221 Avenue of Americas
                               New York, NY 10020
                               Telephone No.: (212) 278-6373
                               Facsimile: (212) 278-7320

                               JPMORGAN CHASE BANK
                               131 South Dearborn


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

                               Mail Code IL1-0597
                               Chicago, IL  60603
                               Telephone No.:  (312) 732-6163
                               Facsimile: (312) 732-3600

The Administrative Agent:      CALYON NEW YORK BRANCH
                               Calyon Building
                               1301 Avenue of the Americas
                               New York, New York 10019
                               Telephone No.:  (212) 261-7819
                               Telex No.: 62410
                               (Answerback:  CRED A 62410 UW)
                               Facsimile:  (212) 459-3258
                               Attention:  Conduit Securitization

The Servicer:                  AMERICAN HOME MORTGAGE SERVICING, INC.
                               538 Broadhollow Road
                               Melville, New York  11747
                               Facsimile: (800) 209-7276
                               Telephone: (516) 396-7703
                               Attention:  General Counsel

The Originators:               AMERICAN HOME MORTGAGE CORP.
                               538 Broadhollow Road
                               Melville, New York  11747
                               Facsimile: (800) 209-7276
                               Telephone: (516) 396-7703
                               Attention:  General Counsel

                               AMERICAN HOME MORTGAGE SERVICING, INC.
                               538 Broadhollow Road
                               Melville, New York  11747
                               Facsimile:  (800) 209-7276
                               Telephone: (516) 396-7703
                               Attention:  General Counsel

With a copy to:                AMERICAN HOME MORTGAGE SERVICING, INC.
                               4600 Regent Blvd., Suite 200
                               Irving, Texas  75063
                               Attention:  David Friedman

The Performance Guarantors:    AMERICAN HOME MORTGAGE HOLDINGS, INC.
                               538 Broadhollow Road
                               Melville, New York  11747
                               Facsimile: (800) 209-7276

                               Telephone: (516) 396-7703
                               Attention:  General Counsel

                               AMERICAN HOME MORTGAGE INVESTMENT CORP.
                               538 Broadhollow Road
                               Melville, New York  11747
                               Facsimile:  (800) 209-7276
                               Telephone: (516) 396-7703
                               Attention:  General Counsel

or at such other addresses or to such officer's, individual's or department's attention as any party may have furnished the other parties in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except with respect to notices and requests given pursuant to Sections
2.3 and 3.3. Borrowing Reports and communications related thereto shall not be effective until actually received by the Collateral Agent, the Administrative Agent, the Issuers or the Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower, the Collateral Agent, the Issuers, or the Administrative Agent.

      13.2. Amendments, Etc.

      No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless in a writing signed by the Majority Banks, the applicable Managing Agent (as agent for the Issuer) and the Administrative Agent (and, in the case of any amendment, also signed by the Borrower and the Servicer), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No Bank Commitment of any Bank shall be increased without the consent of the Lenders and the Managing Agent of the applicable Group. Notwithstanding the foregoing, unless an amendment, waiver or consent shall be made in writing and signed by each of the Banks, the Managing Agents and the Administrative Agent (and in the case of any amendment or modification, the Borrower and the Servicer), and each of the Rating Agencies shall confirm that any amendment will not result in a downgrade or withdrawal of the ratings assigned to any Commercial Paper Notes, no amendment, waiver or consent shall do any of the following:

            (a) amend the definitions of Eligible Mortgage Loan, Collateral Value, Advance Rate or Majority Banks or

            (b) amend, modify or waive any provision of this Agreement in any way that would:

                  (i) reduce the amount of principal or interest that is payable on account of any Advance or delay any scheduled date for payment thereof, or


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

                  (ii) impair any rights expressly granted to an assignee or participant under this Agreement, or

                  (iii) reduce the fees, costs and expenses payable by the Borrower, to the Administrative Agent, the Managing Agents or the Lenders, or

                  (iv) delay the dates on which such fees, costs and expenses are payable, or

            (c) amend or waive the Event of Default set forth in Sections 8.1(f), (g) or (h) relating to the bankruptcy of any Performance Guarantor, the Originators or the Borrower, or

            (d) amend or waive the Event of Default set forth in Section 8.1(a),
(h), (i), (j), (r), (v), (w), (bb), or (cc),or

            (e) amend clause (a) of the definition of Termination Date, or

            (f) release any Performance Guarantor or any Performance Guaranty (other than as expressly provided for in the Transaction Documents), or

            (g) release any Collateral (other than expressly provided for in the Transaction Documents), or

            (h) amend this Section 13.2;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Servicer in addition to the other parties required above to take such action, affect the rights or duties of the Servicer under this Agreement. No failure on the part of the Lenders, the Managing Agents or the Administrative Agent to exercise, and no delay in exercising, any right thereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      13.3. Invalidity.

      In the event that any one or more of the provisions contained in the Notes, this Agreement or any other Transaction Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

      13.4. Restrictions on Informal Amendments.

      No course of dealing or waiver on the part of the Administrative Agent, the Collateral Agent, the Managing Agents, any Lender or any Affected Party, or any of their officers, employees, consultants or agents, or any failure or delay by any such Person with respect to exercising any right, power or privilege under the Notes, this Agreement or any other Transaction Document shall operate as an amendment to the express written terms of the Notes,


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

this Agreement or any other Transaction Document or shall act as a waiver of any right, power or privilege of any such Person.

      13.5. Cumulative Rights.

      The rights, powers, privileges and remedies of each of the Lenders, the Collateral Agent, each Managing Agent, and the Administrative Agent under the Notes, this Agreement, and any other Transaction Document shall be cumulative, and the exercise or partial exercise of any such right, power, privilege or remedy shall not preclude the exercise of any other right or remedy.

      13.6. Construction; Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

      13.7. Interest.

      Any provisions herein, in the Notes, or in any other Transaction Document, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, the Lenders shall in no event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that the Lenders shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the Person primarily obligated to pay such Note at the time in question. If any construction of this Agreement, any Note or any other Transaction Document, or any and all other papers, agreements or commitments indicate a different right given to a Lender to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording that this clause shall override and control, it being the intention of the parties that this Agreement, each Note, and all other Transaction Documents or other documents executed or delivered in connection herewith shall in all things comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that any of the Lenders shall ever receive, collect or apply as interest, any sum in excess of the maximum nonusurious rate permitted by applicable law (the "Maximum Rate"), if any, such excess amount shall be applied to the reduction of the unpaid principal balance of the Note held by such Lender, and if such Note is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, if any, the Borrower and each of the Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire term of the respective Note; provided that if any Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, the respective Lender shall refund to the Borrower


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

the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Advances made by such Lender hereunder at the time in question.

      13.8. Right of Offset.

      The Borrower hereby grants to each of the Lenders, the Managing Agents and the Administrative Agent and to any assignee or participant a right of offset, to secure the repayment of the Obligations, upon any and all monies, securities or other Property of the Borrower, and the proceeds therefrom now or hereafter held or received by or in transit to such Person, from or for the account of the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of the Borrower, and any and all claims of the Borrower against such Person at any time existing. Upon the occurrence of any Event of Default, such Person is hereby authorized at any time and from time to time, without notice to the Borrower, to offset, appropriate, and apply any and all items hereinabove referred to against the Obligations. Notwithstanding anything in this Section 13.8 or elsewhere in this Agreement to the contrary, the Administrative Agent and the Lenders and any assignee or participant shall not have any right to offset, appropriate or apply any accounts of the Borrower that consist of escrowed funds (except and to the extent of any beneficial interest of the Borrower in such escrowed funds) that have been so identified by the Borrower in writing at the time of deposit thereof.

      13.9. Successors and Assigns.

            (a) This Agreement and the Issuers' rights and obligations herein (including ownership of each Advance) shall be assignable by the Issuers and their successors and assigns to any Eligible Assignee. Each assignor of an Advance or any interest therein shall notify the Administrative Agent, the related Managing Agent and the Borrower of any such assignment.

            (b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Advances or interests therein owned by it), provided however, that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

                  (ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of
(x) $20,000,000 and (y) all of the assigning Bank's Bank Commitment,

                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500, and


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

                  (iv) concurrently with such assignment, such assignor Bank shall assign to such assignee Bank an equal percentage of its rights and obligations under the related Liquidity Agreement.

      Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder or under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder and thereunder and (y) the assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party thereto).

            (c) The Administrative Agent shall maintain at its address referred to in Section 13.1 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding principal of Advances or interests therein owned by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Managing Agents, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Servicer, the Managing Agents, the Administrative Agent or any Bank at any time and from time to time upon prior notice.

            (d) Each Lender may sell participations, to one or more banks or other entities that are Eligible Assignees, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and the Advances or interests therein owned by it); provided, however, that:

                  (i) such Lender's obligations under this Agreement (including, without limitation, its Bank Commitment to the Borrower thereunder) shall remain unchanged,

                  (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations,

                  (iii) concurrently with such participation, the selling Lender shall sell to such bank or other entity a participation in an equal percentage of its rights and obligations under the related Liquidity Agreement, and

                  (iv) the agreement to enter into a participation, signed by Lender and any participant must contain the confidentiality provision set forth in Section 13.15 herein.

The Administrative Agent, the other Lenders, the Managing Agents, the Servicer and the Borrower shall have the right to continue to deal solely and directly with such Lenders in connection with such Lender's rights and obligations under this Agreement.

            (e) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent, each Managing Agent and each Lender and any attempted assignment shall be null and void.

            (f) The parties hereto acknowledge that each of the Issuers has granted to the related Managing Agent, as program agent, for the benefit of holders of its Commercial Paper Notes, its liquidity banks, and certain other related creditors, a security interest in its right, title and interest in and to the Advances, the Transaction Documents and the Collateral. Each reference herein or in any of the other Transaction Documents to the Liens in the Collateral granted to the Issuers under the Transaction Documents shall be deemed to include a reference to such security interest of the related program agent.

      13.10. Survival of Termination.

      The provisions of Article X and Sections 2.12, 11.4, 11.5, 13.14, 13.15, 13.19, 13.20 and 13.21 shall survive any termination of this Agreement.

      13.11. Exhibits.

      The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

      13.12. Titles of Articles, Sections and Subsections.

      All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

      13.13. Counterparts.

      This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of each of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

      13.14. No Proceedings.

      The Borrower, the Servicer, the Administrative Agent and each Bank hereby agrees that it will not institute against any Issuer, or join any other Person in instituting against any Issuer, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law so long as any Commercial Paper Notes issued by such Issuer shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit the rights of the Borrower, the Servicer, the


                                      101
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Administrative Agent, any Managing Agent or any Bank to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any other Person.

      13.15. Confidentiality.

      Except as required by any Governmental Authority or subject to any Governmental Requirement, with respect to either of them or any of their Affiliates, the Borrower and the Servicer each hereby agrees that it will maintain and cause its respective employees to maintain the confidentiality of this Agreement, and the other Transaction Documents (and all drafts thereof), and each Lender, each Managing Agent and the Administrative Agent agrees that it will maintain and cause its respective employees to maintain the confidentiality of the Collateral and all other non-public information with respect to the Borrower and the Servicer, and their respective businesses obtained by such party in connection with the structuring, negotiating and execution of the transactions contemplated herein, in each case except (a) as may be required or appropriate in communications with its respective independent certified public accountants, legal advisors, or with independent financial rating agencies, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over it, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) as may be required by or in order to comply with any law, order, regulation or ruling including, without limitation, the federal securities laws, (e) as may be required or appropriate in connection with disclosures to any and all persons, without limitation of any kind, of information relating in the tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the Lenders, the Borrower or any of the Originators relating to such tax treatment and tax structure, (f) in the case of any Bank, any Issuer, each Managing Agent or the Administrative Agent, to any Liquidity Bank or provider of credit support to an Issuer, any dealer or placement agent for such Issuer's commercial paper, and any actual or potential assignee of, or participant in, any of the rights or obligations of such Lender, or (g) in the case of any Issuer, any Managing Agent or the Administrative Agent, to any Person whom any dealer or placement agent for such Issuer shall have identified as an actual or potential investor in Commercial Paper Notes; provided that any proposed recipient under clause (e), (f) or (g) shall, as a condition to the receipt of any such information, agree to maintain the confidentiality thereof; provided, further that all other disclosures shall require the prior written consent of the relevant party.

      13.16. Recourse Against Directors, Officers, Etc.

      The Obligations are solely the entity obligations of the Borrower. No recourse for the Obligations shall be had hereunder against any director, officer, employee (in its capacity as such, and not as Servicer), trustee, agent or any Person owning, directly or indirectly, any legal or beneficial interest in the Borrower (in its capacity as such owner, and not as Servicer or otherwise as a party to any Transaction Document). This Section 13.16 shall not, however,
(a) constitute a waiver, release or impairment of the Obligations, or (b) affect the validity or enforceability of any other Transaction Document to which the Originators, the Servicer, the Performance Guarantors or any of their Affiliates are a party.


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

      13.17. Waiver of Jury Trial.

      EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      13.18. Consent to Jurisdiction; Waiver of Immunities.

      EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

            (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND, SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO MAINTENANCE OF SUCH ACTION OR PROCEEDING.
(b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

      13.19. Costs, Expenses and Taxes.

      In addition to its obligations under Articles II and X, the Borrower agrees to pay on demand:

            (a) (i) all reasonable costs and expenses incurred by the Administrative Agent, the Managing Agents and the Lenders, in connection with the negotiation, preparation, execution and delivery or the administration (including periodic auditing) of this Agreement, the Notes, the other Transaction Documents, and, to the extent related to this Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents entered into in connection herewith), and any amendments, consents or waivers executed in connection therewith, including, without limitation, (A) the fees and expenses of outside counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents or (to the extent related to this Agreement) the Program Documents, and (B) all out-of-pocket expenses (including fees and expenses of independent accountants) incurred in connection with any review of the books and records of the Borrower or the Servicer either prior to the execution and delivery hereof or pursuant to Section 6.8, and (ii) all costs and expenses actually incurred by the Administrative Agent, the Managing Agents and the Lenders, in connection with the enforcement of, or any breach of, this Agreement, the Notes, the other Transaction Documents and, to the extent related to this Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents entered into in connection herewith), including, without limitation, the fees and expenses of outside counsel to any of such Persons incurred in connection therewith, including without limitation, with respect to each Issuer, the cost of rating the Commercial Paper Notes by the Rating Agencies and the reasonable fees and out-of-pocket expenses of counsel to each Issuer; and

            (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Notes, the other Transaction Documents or (to the extent related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      13.20. Entire Agreement.

      THE NOTES, THIS AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED AS OF EVEN DATE HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO ANY MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. TO THE EXTENT THAT ANY PROVISIONS OF THE TRANSACTION DOCUMENTS ARE INCONSISTENT WITH THE TERMS OF THIS AGREEMENT, THIS AGREEMENT SHALL CONTROL.

      13.21. Excess Funds.

      An Issuer shall not be obligated to pay any amount pursuant to this Agreement unless such Issuer has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay when due its Commercial Paper Note or other short term funding backing its Commercial Paper Notes, and after giving effect to such payment either (i) the Issuer could issue Commercial Paper Notes to refinance all of is outstanding Commercial Paper Notes (assuming such Commercial Paper Notes matured at such time) in accordance with the program documents governing such Issuer's securitization program, or
(ii) all of Issuer's Commercial Paper Notes are paid in full. Any amount which an Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim, as defined in Section 101(5) of the United States Bankruptcy Code, against such Issuer for any such insufficiency unless and until such Issuer does have excess cash flow or excess funds.

                 [Signatures appear on the following page.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER                      AHM SPV I, LLC

                              By:   /s/ Alan B. Horn
                                 -----------------------------------------------
                              Name:  Alan B. Horn
                              Title: Secretary



SERVICER                      AMERICAN HOME MORTGAGE SERVICING, INC.

                              By:   /s/ Alan B. Horn
                                 -----------------------------------------------
                              Name:  Alan B. Horn
                              Title: Executive Vice President, General
                                     Counsel & Secretary

ISSUERS                       LA FAYETTE ASSET SECURITIZATION LLC

                                  By:  Calyon New York Branch, as
                                       Attorney-in-Fact

                              By:   /s/ Conrad Meyer
                                 -----------------------------------------------
                              Title:   Conrad Meyer, Director


                              By:   /s/ Kostantina Kourmpetis
                                 -----------------------------------------------
                              Title:   Kostantina Kourmpetis, Managing
                                       Director


                               BARTON CAPITAL LLC

                               By:
                                  ----------------------------------------------
                               Title: President

                               By:   /s/ Doris J. Hearn
                                  ----------------------------------------------
                               Title:   Vice President


                               AMSTERDAM FUNDING CORPORATION


                               By:
                                  ----------------------------------------------
                               Title:   Vice President

                               By:
                                  ----------------------------------------------
                               Title:   Vice President

                               PARK AVENUE RECEIVABLES COMPANY


                               By:
                                  ----------------------------------------------
                               Title:   Managing Director

                               By:
                                  ----------------------------------------------
                               Title:

BANKS AND
MANAGING AGENTS               CALYON NEW YORK BRANCH

                              By:   /s/ Conrad Meyer
                                 -----------------------------------------------
                              Name:   Conrad Meyer
                              Title:  Director

                              By:   /s/ Kostantina Kourmpetis
                                 -----------------------------------------------
                              Name:   Kostantina Kourmpetis
                              Title:  Managing Director


                              SOCIETE GENERALE


                              By:   /s/ Daniel R. Pietrzak
                                 -----------------------------------------------
                              Title:  Daniel R. Pietrzak, Director

                              By:   /s/ Meghan Dinneen
                                 -----------------------------------------------
                              Title:  Meghan Dinneen, Vice President


                              ABN AMRO BANK N.V.


                              By:
                                 -----------------------------------------------
                                   Title: SVP

                              By:   /s/ Kevin J. Hayes
                                 -----------------------------------------------
                              Title:   Kevin J. Hayes, Director

BANK                          LLOYDS TSB BANK PLC

                              By:   /s/ Michelle White
                                 -----------------------------------------------
                              Name:   Michelle White
                              Title:   Assistant Vice President - Structured
                                       Finance

                              By:   /s/ Kathy Simmons
                                 -----------------------------------------------
                              Name:   Kathy Simmons
                              Title:   Director - Structured Finance

                              JPMORGAN CHASE BANK, N.A.

                              By:
                                 -----------------------------------------------
                              Title:   Managing Director

                              By:
                                 -----------------------------------------------
                              Title:

ADMINISTRATIVE AGENT          CALYON NEW YORK BRANCH

                              By:   /s/ Conrad Meyer
                                 -----------------------------------------------
                              Name:   Conrad Meyer
                              Title:  Director

                              By:   /s/ Kostantina Kourmpetis
                                 -----------------------------------------------
                              Name:   Kostantina Kourmpetis
                              Title:  Managing Director

     [American Home Mortgage Amended and Restated Loan Agreement - Exhibits]


                                   SCHEDULE I

                        BANK COMMITMENTS AND PERCENTAGES
                        --------------------------------


                   Bank                    Bank Commitment       Bank Commitment
                   ----                    ---------------         Percentage
                                                                   ----------

ABN AMRO BANK N.V.                             $250,000,000        100%

CALYON NEW YORK BRANCH                         $300,000,000        75%

LLOYDS TSB BANK PLC                            $100,000,000        25%

JPMORGAN CHASE BANK                            $250,000,000        100%

SOCIETE GENERALE                               $250,000,000        100%



                  Issuer                   Issuer Facility
                  ------                        Amount
                                                ------

AMSTERDAM FUNDING CORPORATION                  $250,000,000

BARTON CAPITAL LLC                             $250,000,000

LA FAYETTE ASSET SECURITIZATION LLC            $400,000,000

PARK AVENUE RECEIVABLES COMPANY                $250,000,000


                                      I-1